Table of Contents

As filed with the Securities and Exchange Commission on May 19, 2022

Registration No. 333-264059

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Nocera, Inc.

(Exact name of registrant as specified in its charter)

Nevada	5900	16-1626611
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3F (Building B), No. 185, Sec. 1, Datong Rd., Xizhi Dist., New Taipei City 221, Taiwan

886-910-163-358

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Ross D. Carmel, Esq.

Carmel, Milazzo & Feil LLP

55 West 39th Street, 18th Floor, New York, NY 10018

(212) 658-0458

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Ross D. Carmel, Esq.	Joseph Lucosky, Esq.
Philip Magri, Esq.	Lawrence Metelitsa, Esq.
Carmel, Milazzo & Feil LLP	Lucosky Brookman LLP
55 West 39th Street, 18th Floor	101 Wood Avenue South
New York, NY 10018	Woodbridge, NJ 08830
Tel: (212) 658-0458	Tel: (732) 395-4400
Fax: (646) 838-1314	Fax: (732) 395-4401

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated May 19, 2022

PRELIMINARY PROSPECTUS

NOCERA, INC.

2,000,000 Units

Each Consisting of One Share of Common Stock and One Warrant

We are offering 2,000,000 units, each unit consisting of one share of the Company’s common stock, $0.001 par value per share and one warrant to purchase two shares of common stock. The units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of common stock and the warrants comprising the units are immediately separable and will be issued separately in this offering. Each warrant is immediately exercisable on the date of issuance and will expire five years from the date of issuance.

This offering also includes the shares of common stock issuable upon the exercise of the warrants. The warrants will be issued in book-entry form pursuant to a warrant agent agreement between us and Mountain Share Transfer, LLC (the “Warrant Agent Agreement”), who will be acting as the warrant agent.

We currently estimate that the offering price will be between $4.00 and $5.00 per unit and the exercise price per warrant will be between $4.40 and $5.50 (110% of the offering price per unit). The final offering price of the units and exercise price of the warrants will be determined by us and Spartan Capital Securities, LLC and Revere Securities LLC, the joint representatives of the underwriters in connection with this offering, or the Representatives, taking into consideration several factors as described between the underwriters and us at the time of pricing, including our historical performance and capital structure, prevailing market conditions, and overall assessment of our business, and will not be based upon the price of our common stock quoted on the OTC pink sheets. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the actual public offering price for our common stock and the warrants. See “Underwriting.”

The Company’s common stock is quoted on the OTC pink sheets under the symbol “NCRA.” The closing price of our common stock on May 18, 2022 was $4.28 per share ($6.42 as adjusted for the 2-for-3 reverse stock split). There is currently a limited public trading market for our common stock.

We have applied to have our common stock listed on the Nasdaq Capital Market under the symbol “NCRA,” which listing is a condition to this offering. No assurance can be given that our application will be approved or, if we receive approval, that a trading market will develop, if developed, that it will be sustained or that the trading prices of our common stock on the OTC will be indicative of the prices of our common stock if traded on the Nasdaq Capital Market. We cannot assure you that our common stock will become eligible for trading on any exchange or market. We will not commence with this offering if our common stock is not approved for listing on the Nasdaq Capital Market. We do not intend to apply for listing of the warrants on any exchange or market.

Unless otherwise noted and other than in our financial statements and the notes thereto, the share and per share information in this prospectus reflects a proposed 2-for-3 reverse stock split of our outstanding common stock to occur concurrently with the effective date of the registration statement of which this prospectus is a part and prior to the closing of this offering.

On December 2, 2021, the U.S. Securities and Exchange Commission (the “SEC”) adopted final amendments implementing the disclosure and submission requirements under the Holding Foreign Companies Accountable Act (the “HFCAA”), pursuant to which the SEC will identify a “Commission-Identified Issuer” if an issuer has filed an annual report containing an audit report issued by a registered public accounting firm that the Public Company Accounting Oversight Board (the “PCAOB”) has determined it is unable to inspect or investigate completely because of a position taken by an authority in the foreign jurisdiction, and will then impose a trading prohibition on an issuer after it is identified as and remains a Commission-Identified Issuer for three consecutive years. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by one or more authorities in such jurisdictions. Since the Company’s auditor is located in Hong Kong, the Company’s auditor is included on a list of audit firms the PCAOB determined it is unable to inspect or investigate completely because of a position taken by one or more authorities in Hong Kong, and is therefore subject to the PCAOB’s determination. In May 2022, the Company was added to the SEC’s conclusive lists of issuers identified under the HFCAA, or a Commission-Identified Issuer. Therefore, the Company will be delisted and its securities will be prohibited from being traded “over-the-counter” if it remains identified as a Commission-Identified Issuer for three consecutive years. If the Company’s securities are unable to be listed on another securities exchange by then, such a delisting or prohibition of trading would substantially impair your ability to sell or purchase the Company’s securities when you wish to do so, and the risk and uncertainty associated with a potential delisting or prohibition of trading would have a negative impact on the price of the Company’s securities. The Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), passed by the U.S. Senate and if enacted, would require Commission-Identified Issuers to comply with the PCAOB audits within two consecutive years instead of three consecutive years. In light of the PRC government’s recent expansion of authority in Hong Kong, there are risks and uncertainties which the Company cannot foresee for the time being, and rules and regulations in China can change quickly with little or no advance notice. See “Risk Factors – If the Company remains identified as a Commission-Identified Issuer for three consecutive years (or if the AHFCAA is enacted, two years), the Company’s securities will be delisted or prohibited from trading “over-the-counter” under the Holding Foreign Companies Accountable Act. The delisting or the cessation of trading “over-the-counter” of the Company’s securities, or the threat of their being delisted or prohibited, may materially and adversely affect the value and/or liquidity of your investment. Additionally, the inability of the PCAOB to conduct full inspections or investigations of the Company’s auditor deprives the Company’s investors of the benefits of such inspections or investigations.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 12 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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We are an “emerging growth company” under applicable SEC rules and will be subject to reduced public company reporting requirements.

		Per Unit		Total
Public offering price	$	[ •]	$	[ •]
Underwriting discounts and commissions (1)	$	[ •]	$	[ •]
Proceeds, before expenses, to us (2)	$	[ •]	$	[ •]

(1)	We have also agreed to issue the Representatives warrants to purchase shares of our common stock (the “Representative Warrants”), and to reimburse the underwriters for certain expenses. See “Underwriting” on page 91 for additional information regarding total underwriter compensation.

(2)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the: (i) Underwriters’ over-allotment option we have granted to the underwriters as described below and (ii) the Representative Warrants.

We have granted a 45-day option to the underwriters, exercisable one or more times in whole or in part, to purchase up to an additional 300,000 units at the public offering price per unit, less the underwriting discounts payable by us, in any combination solely to cover over-allotments, if any.

The underwriters expect to deliver the securities against payment to the investors in this offering on or about ______________, 2022.

Joint Book-Running Managers

Prospectus dated __________________, 2022

Through and including __________________, 2022 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. Neither we, nor the underwriters, have authorized any other person to provide you with information that is different from, or adds to, that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus or any free writing prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction in which such offer is unlawful.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this public offering and the distribution of this prospectus applicable to that jurisdiction.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “anticipate,” “predict,” “project,” “forecast,” “potential,” and “continue” or the negatives thereof or similar expressions. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future and are not guarantees of future performance. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievement to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates.

We cannot predict all the risks and uncertainties that may impact our business, financial condition or results of operations. Accordingly, the forward-looking statements in this prospectus should not be regarded as representations that the results or conditions described in such statements will occur or that our objectives and plans will be achieved, and we do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. These forward-looking statements are found at various places throughout this prospectus and include information concerning possible or projected future results of our operations, including statements about potential acquisition or merger targets, strategies or plans; business strategies; prospects; future cash flows; financing plans; plans and objectives of management; any other statements regarding future acquisitions, future cash needs, future operations, business plans and future financial results; and any other statements that are not historical facts.

These forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to a variety of factors and risks, including, but not limited to, those set forth under “Risk Factors” starting on page 12 of this prospectus.

Many of those risks and factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Considering these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. All subsequent written and oral forward-looking statements concerning other matters addressed in this prospectus and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus.

Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

Market Data

Market data and certain industry data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy and completeness of such information is not guaranteed. To our knowledge, certain third-party industry data that includes projections for future periods does not take into account the effects of the worldwide coronavirus pandemic. Accordingly, those third-party projections may be overstated and should not be given undue weight. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

ii

ABOUT THIS PROSPECTUS

Throughout this prospectus, unless otherwise designated or the context suggests otherwise,

•	all references to the “Company,” “Nocera,” the “registrant,” “we,” “our,” or “us” in this prospectus mean Nocera, Inc., a Nevada corporation, and its subsidiaries, including its variable interest entity (“VIE”);

•	assumes a public offering price of $4.50 per unit, which is the midpoint of the $4.00 to $5.00 range of the offering price per unit, a $4.95 per share exercise price for the warrants underlying the units;

•	“year” or “fiscal year” means the Company’s fiscal year ending December 31st;

•	all dollar or $ references refer to United States dollars; and

•	all NT dollar references refer to Taiwan’s New Taiwan dollar.

TRADEMARKS

Solely for convenience, our trademarks and tradenames referred to in this prospectus, may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and tradenames. All other trademarks, service marks and trade names included or incorporated by reference into this prospectus or the accompanying prospectus are the property of their respective owners.

iii

PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of our business and our securities. The reader should read the entire prospectus carefully, especially the risks of investing in our securities discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under “Offering Summary” and “Risk Factors” as well as those noted in the documents incorporated herein by reference, are forward-looking statements and may involve a number of risks and uncertainties. Our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

Overview

Nocera, Inc. was incorporated in the State of Nevada on February 1, 2002, with operations based in New Taipei City, Taiwan. Our primary business operations currently consist of designing, developing and producing large scale recirculating aquaculture systems (“RASs”) for fish farms along with providing consulting, technology transfer and aquaculture project management services to new and existing aquaculture management business services.

RASs operate by filtering water from the fish (or shellfish) tanks so it can be reused within the tank. This dramatically reduces the amount of water and space required to intensively produce seafood products. The steps in RASs include solids removal, ammonia removal, Co2 removal and oxygenation. Prior to 2021, Nocera was initially focused on the Chinese market due to opportunities presented by changes to regulations governing water use for fish production in China. As of October 2020, we had delivered 551 fish tank systems to six separate Chinese-based fish farms, and two fish tank systems to our Taiwan showroom.

In October 2020, the government of Taiwan began supporting the Green Power and Solar Sharing Fish Farms initiative. In view of the opportunities resulting from this initiative, in October 2020, Nocera ceased all of its operations in China and moved all of its technology and back-office operations to Taiwan. The Company now only operates out of Taiwan.

Our current mission is to provide consulting services and solutions in aquaculture projects to reduce water pollution and decrease the disease problems of fisheries. Our goal is to become a global leader in the land-based aquaculture business. The Company is now poised to grow its existing operations in Taiwan and expand into the development and management of land-based fish farms in Taiwan and North and South America. The Company does not currently have any intentions of conducting operations in China or Hong Kong.

Nocera Recirculating Aquaculture System

Fig 1. Nocera Recirculating Aquaculture System

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Corporate Structure

We conduct our operations through (i) Xin Feng Construction Co., Ltd, a Taiwan limited liability company (“XFC”); and (ii) Nocera Taiwan Branch, an unincorporated division of the Company (“NTB”). The Company’s other subsidiaries, Grand Smooth Inc. Limited, a Hong Kong limited company (“GSI”), which wholly-owns Guizhou Grand Smooth Technology Ltd., a People’s Republic of China (PRC) corporation (“GZ GST”), are dormant and currently do not have any operations. The Company intends to keep such entities dormant and not conduct any operations in the PRC or Hong Kong.

We acquired GSI in a reverse merger on December 31, 2018. Prior to the merger, we were a “shell company” as defined under Rule 12b-2 of the Exchange Act. GSI is the parent holding company of GZ GST, which was incorporated on November 13, 2018, as a wholly foreign-owned enterprise established in the PRC. Both GSI and GZ GZT are currently dormant and do not conduct any operations. The Company currently does not conduct any operations in China or Hong Kong.

In December 2020, Nocera added Xin-Feng Construction Co. Ltd, a variable interest entity (“VIE”). Under the laws of Taiwan, foreign investments are typically restricted or prohibited with respect to the operation of certain businesses in Taiwan (e.g., construction). As a result, it was necessary for us to add XFC as a VIE in order to obtain a Class A construction license to construct indoor RASs and solar sharing fish farms. Without this license, we would not be able to conduct this critical part of our business in Taiwan. XFC has obtained a Class A construction license in Taiwan and we plan to use XFC for the investment in, and the construction of, indoor RASs and solar sharing fish farms. The Company is now looking for opportunities to expand into the U.S. by building fish farms or transforming existing ones into high-tech and solar sharing enterprises.

NTB was established on January 14, 2021 in Taiwan. In October 2021, Nocera began its eel trading business in response to domestic demands created by the COVID-19 lockdown. NTB currently procures and sells eel in Taiwan and plans to trade other types of seafood, such as tilapia and milkfish, in the near future.

The Company and its management have invested more than $2 million in the development of the Company’s business operations to date and intend to use proceeds from this offering to expand operations in Taiwan and enter into the U.S. market.

Market Opportunity

Global fish consumption has long been on the rise at a rate higher than any other source of animal protein, and the trend is expected to continue. With overfishing already threatening the earth’s marine ecosystem, it is anticipated that a significantly larger proportion of fish consumption would be farm-raised instead of wild-caught in the future.

Also, the trade conflict between the U.S. and China has led to a greater demand for non-Chinese origin seafood products from the U.S. market.

On a broader perspective, as the world rapidly begins a transition towards net zero carbon emissions in response to the ever-more pressing threat of climate change, it is foreseeable that solar energy will be the go-to option for many countries as a new source of green energy.

We believe that the RAS, with its proven advantage in producing more fish in a more cost-effective and environmentally friendly manner while offering greater location flexibility and the potential for a “solar-fish sharing mode,” is a perfect solution to address the opportunities highlighted above.

Consulting Services

We also provide consulting services and solutions for aquaculture projects. We currently provide such services in Taiwan and intend to expand into other international markets and the United States to increase revenues and operate more efficiently. Our consultants use their RASs expertise to help customers increase production and operate more strategically by branching into new diversified aquaculture species, and importantly, reducing water pollution and decreasing the disease problems of fisheries.

2

The Company plans to provide the following service offerings:

•	for qualified investors or investment groups who are interested in capitalizing on the potential of the aquaculture industry and want to develop or take part in commercial fish farming or shrimp farming but lack the experience, design, installation, build and management of aquaculture projects to meet these interests;

•	a full range of pilot and management services to aquaculture companies and new aquaculture projects throughout Taiwan and potentially the rest of the world, providing tailored solutions to meet customer needs and to fulfill our commitment, to encourage and support clean water and clean fish products from the fish farm to the table; and

•	select equipment and materials from suppliers to provide unique service offerings structured to generate higher profit margins.

We believe our experience from working closely with our clients in the aquaculture industry in Taiwan gives us a competitive advantage in providing innovative aquaculture management solutions that will generate positive results for us and our client companies. However, there can be no assurance we will be successful in capitalizing on market opportunities or geographically expanding our business.

Strategy

We plan to focus on countries with a growing population and growing demand for food. By 2050, we will need to double the global food supply to feed the world’s growing population[1]. There is a growing need for new ways to produce high-quality local fish without putting more pressure on our natural ecosystems. Like Taiwan, there are also many countries with a growing population and growing demand for high-protein food. We plan to go global through building demo sites promoting our RASs and selling our price-competitive systems in these countries to meet their demand for food and to satisfy their desire for a greener environment.

In January 2021, we moved our operation and market focus from China to Taiwan. In 2021, we established a Nocera Taiwan Branch to focus on customers in a variety of sectors, such as individual investors, government supported or funded companies, and international customers. We have received interest from areas like Japan, Thailand, Jordan, South Africa and the United States.

Our revenues for the three months ended March 31, 2022 and 2021 were $2,919,045 and $1,579,486, respectively, and during the years ended December 31, 2021 and 2020, net sales were approximately $9.9 million and approximately $1.2 million, respectively.

Suppliers

We intend to purchase raw materials and parts and equipment from third parties locally in Taiwan and build and sell them to customers. We are not directly involved in the production or manufacturing of readily available equipment, and we do not take a risk in the repair and maintenance of the equipment because of the manufacturer’s maintenance policy. We have identified and sourced multiple suppliers in Taiwan, and our relationships with suppliers are generally good. We expect that our suppliers will be able to meet the anticipated demand for our products in the foreseeable future. There can be no assurance that our suppliers will continue to meet our needs, particularly as we ramp up our expansion into the U.S. and other markets around the world.

Corporate History and Information

Nocera, Inc. was incorporated in the State of Nevada on February 1, 2002, and is based in New Taipei City, Taiwan. Our principal executive offices are located at 3F (Building B), No. 185, Sec. 1, Datong Rd., Xizhi Dist., New Taipei City 221, Taiwan. Our telephone number is 886-910-163-358. Our corporate website address is located at https://www.nocera.company/. The contents of our website are not incorporated by reference into this prospectus.

 __________

[1] Ranganathan et al, How to Sustainably Feed 10 Billion People by 2050, in 21 Charts, WORLD RESOURCES INSTITUTE (Dec. 5, 2018); https://www.wri.org/insights/how-sustainably-feed-10-billion-people-2050-21-charts#:~:text= How%20to%20Sustainably%20Feed%2010%20Billion%20People%20by%202050%2C%20in%2021%20Charts,-December%205%2C%202018&text=There%20is%20a%20big%20shortfall,than%20there%20were%20in%202010.

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Listing on the Nasdaq Capital Market

Our common stock is currently quoted on the OTC pink sheets under the symbol “NCRA.” In connection with this offering, we have applied to have our common stock listed on the Nasdaq Capital Market under the symbol “NCRA.” If approved, we expect to list our common stock on Nasdaq upon consummation of this offering, at which point our common stock will cease to be traded on the OTC. No assurance can be given that our listing application will be approved. This offering will occur only if Nasdaq or another securities exchange approves the listing of our common stock. If Nasdaq or another U.S. securities exchange does not approve the listing of our common stock, we will not proceed with this offering. There can be no assurance that our common stock will be listed on the Nasdaq or another securities exchange. We do not intend to apply for listing of the warrants on any exchange or market.

Reverse Stock Split

We intend to effect a reverse stock split of our common stock at a ratio of 2-for-3 at the time of the effectiveness of the registration statement of which this prospectus forms a part and prior to the closing of this offering. No fractional shares will be issued in connection with the reverse stock split and all such fractional interests will be rounded up to the nearest whole number of shares of common stock. The conversion or exercise prices of our issued and outstanding convertible securities, stock options and warrants will be adjusted accordingly. All information presented in this prospectus other than in our consolidated financial statements and the notes thereto assumes a 2-for-3 reverse stock split of our outstanding shares of common stock, and unless otherwise indicated, all such amounts and corresponding conversion price or exercise price data set forth in this prospectus have been adjusted to give effect to such assumed reverse stock split.

Holding Foreign Companies Accountable Act

On December 16, 2021, Public Company Accounting Oversight Board (PCAOB) issued a report on its determinations that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of the PRC, because of positions taken by the PRC authorities in those jurisdictions. The PCAOB made these determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the Holding Foreign Companies Accountable Act. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. The audit report included in this registration statement for the year ended December 31, 2021, was issued by Centurion ZD CPA & Co. (“CZD CPA”), an audit firm headquartered in Hong Kong, a jurisdiction that the PCAOB has determined that the PCAOB is unable to conduct inspections or investigate auditors. Our auditors, CZD CPA, is among those registered public accounting firms listed by the PCAOB Hong Kong Determination, a determination announced by the PCAOB on December 16, 2021, which the PCAOB is unable to inspect or investigate completely due to the fact it is headquartered in Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. As a result, we and the investors in our securities are deprived of the benefits of such PCAOB inspections, which could cause investors in our securities to lose confidence in our reported financial information and the quality of our financial statements. Also, in May 2022, the Company was added to the SEC’s conclusive lists of issuers identified under the HFCAA, or a Commission-Identified Issuer. Therefore, the Company will be delisted and its securities will be prohibited from being traded “over-the-counter” if it remains identified as a Commission-Identified Issuer for three consecutive years. Furthermore, on June 22, 2021, the U.S. Senate passed the AHFCAA, which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange or in the OTC trading market in the U.S. if the issuer remains identified as a Commission-Identified Issuer for two consecutive years instead of three. In the future, if we do not engage an auditor that is subject to regular inspection by the PCAOB for a period of three years, or two years if the AHFCAA is enacted, our securities will be prohibited from being traded on a U.S. securities exchange or over-the-counter market, which would make it difficult for you to sell your common stock. See “Risk Factors – If the Company remains identified as a Commission-Identified Issuer for three consecutive years (or if the AHFCAA is enacted, two years), the Company’s securities will be delisted or prohibited from trading “over-the-counter” under the Holding Foreign Companies Accountable Act. The delisting or the cessation of trading “over-the-counter” of the Company’s securities, or the threat of their being delisted or prohibited, may materially and adversely affect the value and/or liquidity of your investment. Additionally, the inability of the PCAOB to conduct full inspections or investigations of the Company’s auditor deprives the Company’s investors of the benefits of such inspections or investigations.”

The HFCAA became law on December 18, 2020 and requires, among other things, for the SEC to identify public companies that have retained a registered public accounting firm to issue an audit report where the firm has a branch or office that: (1) is located in a foreign jurisdiction, and (2) PCAOB has determined that it is unable to inspect or investigate completely because of a position taken by an authority in the foreign jurisdiction.

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Effects of COVID-19 Outbreak

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout China and other parts of the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern.” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19, and on March 11, 2020, the World Health Organization characterized the outbreak as a “pandemic.” A significant outbreak of COVID-19 and other infectious diseases could result in a widespread health crisis that could adversely affect the economies and financial markets worldwide.

We are monitoring the global outbreak and spread of COVID-19 and taking steps in an effort to identify and mitigate the adverse impacts on, and risks to, our business posed by its spread and the governmental and community reactions thereto. The current outbreak of COVID-19 has globally resulted in loss of life, business closures, restrictions on travel, and widespread cancellation of social gatherings. The extent to which the COVID-19 pandemic impacts our business will depend on future developments, which are highly uncertain and cannot be predicted at this time, including:

•	new information which may emerge concerning the severity of the disease in Taiwan;

•	the duration and spread of the outbreak;

•	the severity of travel restrictions imposed by geographic areas in which we operate, mandatory or voluntary business closures;

•	regulatory actions taken in response to the pandemic, which may impact our offerings;

•	other business disruptions that affect our workforce;

•	the impact on capital and financial markets; and

•	actions taken throughout the world, including in markets in which we operate, to contain the COVID-19 outbreak or treat its impact.

In addition, the current outbreak of COVID-19 has resulted in a widespread global health crisis and adversely affected global economies and financial markets, and similar public health threats could do so in the future.

The spread of COVID-19 has caused us to modify our business practices, including employee travel, employee work locations in certain cases, and cancellation of physical participation in certain meetings, events and conferences and further actions may be taken as required or recommended by government authorities or as we determine are in the best interests of our employees, customers and other business partners. We are monitoring the global outbreak of the pandemic in Taiwan, and are taking steps in an effort to identify and mitigate the adverse impacts on, and risks to, our business posed by its spread and the governmental and community reactions thereto. See “Risk Factors - Our business may be materially adversely affected by the coronavirus (COVID-19) outbreak.”

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Summary Risk Factors

Our business is subject to a number of risks. You should be aware of these risks before making an investment decision. These risks are discussed more fully in the section of this prospectus titled “Risk Factors,” which begins on page 12 of this prospectus. Risks include, among others, that:

•	We have a limited operating history in an evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful;

•	The Company’s failure to successfully market its brand and products could result in adverse financial consequences;

•	We are subject to certain risks by virtue of our international operations;

•	Natural disasters or other catastrophic events could harm our operations;

•	The primary substantial portion of our revenues will be derived from Taiwan;

•	Currency fluctuations may adversely affect our business and, if the NT dollar were to decline in value, that would reduce our revenue in U.S. dollar terms;

•	We may be subject to product liability claims if people or properties are harmed by the services provided or products sold by us;

•	Our business may be materially adversely affected by continuation of the coronavirus (COVID-19) outbreak;

•	We must comply with the Foreign Corrupt Practices Act while many of our competitors do not;

•	Third parties may assert that our employees or consultants have wrongfully used or disclosed confidential information or misappropriated trade secrets;

•	Relations between the PRC and Taiwan could negatively affect our business and financial status and therefore the market value of your investment;

•	If the Company remains identified as a Commission-Identified Issuer for three consecutive years (or if the AHFCAA is enacted, two years), the Company’s securities will be delisted or prohibited from trading “over-the-counter” under the Holding Foreign Companies Accountable Act. The delisting or the cessation of trading “over-the-counter” of the Company’s securities, or the threat of their being delisted or prohibited, may materially and adversely affect the value and/or liquidity of your investment. Additionally, the inability of the PCAOB to conduct full inspections or investigations of the Company’s auditor deprives the Company’s investors of the benefits of such inspections or investigations;

•

Our contractual arrangements may not be as effective in providing operational control as direct ownership and our VIE shareholders may fail to perform their obligations under our contractual arrangements;

•	We may lose the ability to use, or otherwise benefit from licenses and assets held by our VIE, which could render us unable to conduct some or all of our business operations and constrain our growth;
•	The speculative nature of warrants; and
•	Provisions in the warrants may discourage a third party from acquiring us.

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Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jobs Act. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

•	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

•	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure obligations regarding executive compensation; and

•	not being required to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

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OFFERING SUMMARY

Issuer:	Nocera, Inc., a Nevada corporation

Offered Securities (1):

2,000,000 units, each unit consisting of one share of common stock and one warrant to purchase two shares of common stock.

The units will not be certificated or issued in stand-alone form. The shares of our common stock and the warrants comprising the units are immediately separable upon issuance and will be issued separately in this offering.

The warrants will be issued in book-entry form pursuant to the Warrant Agent Agreement between us and Mountain Share Transfer, LLC, who will be acting at the warrant agent.

Offering Price per Unit (assumed):	$4.50 per unit, the midpoint of the estimated $4.00 - $5.00 price range per unit in this offering.

Over-Allotment Option:	We have granted the underwriters a 45-day option to purchase up to an aggregate of 300,000 units at the public offering price, less, in each case, underwriting discounts and commissions, on the same terms as set forth in this prospectus, solely to cover over-allotments, if any.

Description of Warrants:

Each warrant will be exercisable from the date of issuance until the fifth anniversary date of issuance date for $4.40 to $5.50 per share (110% of the public offering price of one unit), subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock as described herein.

The exercise price shall be decreased to the reset price, which means the greater of (i) 50% of the exercise price and (ii) 100% of the last volume weighted average price immediately preceding the 90th calendar day following the initial exercise date if, on the date that is 90 calendar days immediately following the initial exercise date, the exercise price is less than the reset price.

The Company may at any time, subject to the prior written consent of the holder, reduce the then current exercise price to any amount and for any period of time deemed appropriate by the Board of Directors (“Board”) subject to the rules and regulations of the trading market.

A holder may not exercise any portion of a warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding common stock after exercise, as such percentage ownership is determined in accordance with the terms of the warrants, except that upon notice from the holder to us, the holder may waive such limitation up to a percentage, not in excess of 9.99%.

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The Company reserves the right to redeem all or a portion, on a pro rata basis, the outstanding warrants, at any time and from time to time prior to their exercise, with a notice of redemption in writing to the holders (the “Redemption Notice”), giving not less than thirty (30) days’ notice of such redemption at any time during which the warrants are exercisable (the “Notice Period”) if the ten (10)-day average variable weighted average price (VWAP) of the common stock is at or above 250% of the exercise price, as adjusted pursuant to the terms of the warrant, and the shares of common stock issuable upon exercise of the warrant have been registered pursuant to an effective registration statement with the SEC. The redemption price of the warrant shall be equal to 250% of the exercise price.

Neither the Company nor any of its subsidiaries shall, directly or indirectly, issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the Securities Act)), any convertible securities, any debt, any preferred shares or any purchase rights (any such issuance, offer, sale, grant, disposition or announcement is referred to as a “Subsequent Placement”) unless the Company shall have first delivered to each holder that beneficially owns at least [•] warrants as of the time the Company engaged in a Subsequent Placement a written notice notifying the holder of his, her or its rights to participate in the Subsequent Placement pursuant to the terms of the warrant.

See “Description of Securities – Warrants Issued in this Offering.”

Common Stock Outstanding Before Offering (2):	7,138,100 shares

Common Stock Outstanding After Offering (2) (3):	9,138,100 shares, or 9,438,100 shares if the underwriters exercise their over-allotment option in full.

Use of Proceeds:

We estimate that we will receive net proceeds from this offering of approximately $7.8 million, or approximately $9.1 million if the underwriters exercise the over-allotment option in full, assuming an initial public offering price of $4.50 per unit, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering, together with our existing cash to invest and build RASs, acquire land in the United States to build a fish farm, and for general working capital purposes. See “Use of Proceeds.”

Underwriters Compensation:	In connection with this offering, the underwriters will receive an underwriting discount equal to 8% of the gross proceeds from the sale of units in the offering. We will also reimburse the underwriters for certain out-of-pocket actual expenses related to the offering. See “Underwriting.”

Proposed Nasdaq Capital Market Listing:	Our common stock currently trades on the OTC pink sheets under the symbol “NCRA.” We have applied to have our common stock listed on the Nasdaq Capital Market under the symbol “NCRA.” The listing of the common stock on Nasdaq or another securities exchange is a condition to this offering. No assurance can be given that such listing will be approved or that a trading market will develop for our common stock. We do not intend to apply for listing of the warrants on any exchange or market.

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Lock-Up Agreements:	Our executive officers and directors and any holder of 5% or more of the outstanding shares of common stock of the Company have agreed with the underwriters not to sell, transfer or dispose of any shares or similar securities for 18 months following the effective date of the registration statement for this offering. For additional information regarding our arrangement with the underwriters, please see “Underwriting.”

Reverse Split:	We intend to effectuate a 2-for-3 reverse split of our common stock immediately following the effective date of the registration statement for this offering but prior to the closing of this offering. Unless otherwise stated and other than in our financial statements and the notes thereto, all share and per share information in this prospectus reflects a reverse stock split.

Dividend Policy:	We have not historically paid dividends on our common stock and do not anticipate paying dividends on our common stock for the foreseeable future.

Transfer Agent:	Mountain Share Transfer, LLC, who has also agreed to serve as the warrant agent.

Risk Factors:	An investment in our securities involves a high degree of risk. You should read this prospectus carefully, including the section entitled “Risk Factors” starting on page 12 of this prospectus and the consolidated financial statements and the related notes to those statements included in this prospectus, before deciding to invest in our securities.

(1)	The actual number of units we will offer and the actual price per unit will be determined based on the actual public offering.

(2)	Does not include:
	•	53,334 shares of common stock issuable upon the conversion of 80,000 shares of Series A Preferred Stock;
	•	2,666,667 shares of common stock issuable upon the exercise of Series A Warrants for $0.75 per share;
	•	676,667 shares of common stock issuable upon the exercise of outstanding Class A Warrants for $0.75 per share;
	•	433,334 shares of common stock issuable upon the exercise of outstanding Class B Warrants for $1.50 per share;
	•	626,667 shares of common stock issuable upon the exercise of outstanding Class C Warrants for $3.75 per share;
	•	626,667 shares of common stock issuable upon the exercise of outstanding Class D Warrants for $7.50 per share; and
	•	6,666,667 shares of common stock reserved for issuance under our 2018 Stock Option and Award Incentive Plan.

(3)	Does not include:
	•	the securities listed under footnote (2);
	•	4,000,000 shares of common stock issuable upon the exercise of the warrants underlying the units;
	•	600,000 shares of common stock issuable upon the exercise of the warrants underlying the Underwriters’ over-allotment option; and
	•	100,000 shares of common stock issuable upon the exercise of the Representative Warrants.

Except as otherwise indicated, all information in this prospectus assumes that:

•	a public offering price of $4.50 per unit, which is the midpoint of the range of the offering price per unit, a $4.95 per share exercise price for the warrants underlying the units;
•	none of the warrants underlying the units in this offering have been exercised;
•	no shares of common stock have been issued pursuant to any outstanding shares of preferred stock or warrants;
•	no shares of common stock or warrants have been issued pursuant to the Underwriters’ over-allotment option;
•	no shares of common stock have been issued pursuant to the Representative Warrants; and
•	no awards have been granted under the Company’s 2018 Equity Incentive Plan.

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SUMMARY FINANCIAL DATA

The following tables summarize our financial data. We derived the summary financial statement data for the years ended December 31, 2021 and 2020 set forth below from our audited financial statements and related notes contained in this prospectus, and the summary financial statement data for the three months ended March 31, 2022 and March 31, 2021 set forth below from our unaudited financial statements and related notes contained in this prospectus. The unaudited interim consolidated financial statements were prepared on a basis consistent with our audited consolidated financial statements and include, in management’s opinion, all adjustments, consisting only of normal recurring adjustments, that we consider necessary for a fair statement of the financial information set forth in those statements. Our historical results are not necessarily indicative of the results that may be expected in the future. You should read the information presented below together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements, the notes to those statements and the other financial information contained in this prospectus.

Summary of Operations in U.S. Dollars

	Fiscal Year Ended December 31,		Three Months Ended March 31, (Unaudited)
	2021	2020	2022	2021
Net Sales	$9,945,325	$1,170,156	$2,919,045	$1,579,486

OPERATING EXPENSES
General and administrative	(10,419,684)	(1,325,696)	(860,953)	(235,235)
Sales and marketing
Professional fees
Loss (gain) on foreign exchange	–	–	–	–
(Loss) Income from operations	(9,475,092)	(681,883)	(805,711)	113,409

OTHER INCOME (LOSS)	(4,055)	36	–	(1,759)

NET LOSS	$(9,619,079)	$(639,070)	$(805,720)	$49,490

Loss per common share
Basic	$(1.0500)	$(0.0538)	$(0.00755)	$0.0054
Diluted	$(1.0500)	$(0.0538)	$(0.00755)	$0.0036

Balance Sheet in U.S. Dollars

	Fiscal Year Ended December 31,		Three Months Ended March 31, (Unaudited)
	2021	2020	2022	2021
Cash	$2,444,009	$1,023,531	1,961,777	607,452
Total Current Assets	6,397,875	4,081,283	6,225,857	4,382,090
Total Assets	6,870,649	4,924,941	6,674,287	5,244,175

Total Current Liabilities	2,100,685	2,374,549	1,974,657	2,542,807

Total Liabilities	2,100,685	2,374,549	1,974,657	2,545,807

Working Capital	2,444,009	1,023,531	1,961,777	607,452

Additional paid-in capital	14,472,705	2,692,973	15,078,760	2,796,128

Total Stockholders’ Equity	4,769,964	$2,550,392	4,699,630	2,701,368

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RISK FACTORS

Our business is subject to many risks and uncertainties, which may affect our future financial performance. If any of the events or circumstances described below occur, our business and financial performance could be adversely affected, our actual results could differ materially from our expectations, and the price of our securities could decline. The risks and uncertainties discussed below are not the only ones we face. There may be additional risks and uncertainties not currently known to us or that we currently do not believe are material that may adversely affect our business and financial performance. You should carefully consider the risks described below, together with all other information included in this prospectus including our financial statements and related notes, before making an investment decision. The statements contained in this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our securities could decline, and investors in our securities may lose all or part of their investment.

Risks Related to Our Business

Our business may be materially adversely affected by the coronavirus (COVID-19) outbreak.

The current outbreak of COVID-19 has globally resulted in loss of life, business closures, restrictions on travel, and widespread cancellation of social gatherings. The extent to which the COVID-19 pandemic impacts our business will depend on future developments, which are highly uncertain and cannot be predicted at this time, including:

•	new information which may emerge concerning the severity of the disease;

•	the duration and spread of the outbreak;

•	the severity of travel restrictions imposed by geographic areas in which we operate, mandatory or voluntary business closures;

•	regulatory actions taken in response to the pandemic, which may impact merchant operations, consumer and merchant pricing, and our product offerings;

•	other business disruptions that affect our workforce;

•	the impact on capital and financial markets; and

•	actions taken throughout the world, including in markets in which we operate, to contain the COVID-19 outbreak or treat its impact.

In addition, the current outbreak of COVID-19 has resulted in a widespread global health crisis and adversely affected global economies and financial markets, and similar public health threats could do so in the future.

Substantially all our revenues are concentrated in Taiwan pending expansion into other international markets. Consequently, our results of operations will likely be adversely, and may be materially affected, to the extent that the COVID-19 pandemic or any epidemic harms Taiwan’s economy and society and the global economy in general. Any potential impact to our results will depend on, to a large extent, future developments and new information that may emerge regarding the duration and severity of the COVID-19 pandemic and the actions taken by government authorities and other entities to contain the COVID-19 pandemic or treat its impact, almost all of which are beyond our control. If the disruptions posed by the COVID-19 pandemic or other matters of global concern continue for an extensive period of time, the operations of our business may be materially adversely affected.

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To the extent the COVID-19 pandemic or a similar public health threat has an impact on our business, it is likely to also have the effect of heightening many of the other risks described in this “Risk Factors” section.

We have a limited operating history in an evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

The Company has a limited operating history on which to base an evaluation of its business and prospects. The Company is subject to all the risks inherent in a small company seeking to develop, market and distribute new services, particularly companies in evolving markets. The likelihood of the Company’s success must be considered, in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the development, introduction, marketing and distribution of new products and services in a competitive environment.

Such risks for the Company include, but are not limited to, dependence on the success and acceptance of the Company’s services and the management of growth. In view of the Company’s limited operating history, the Company believes that period-to-period comparisons of its operating results are not necessarily meaningful and should not be relied upon as an indication of future performance.

The Company is therefore subject to many of the risks common to early-stage enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial, and other resources and lack of revenues.

If we fail to raise capital when needed it will have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company has limited revenue-producing operations and will require the proceeds from this offering to execute its full business plan. The Company believes the proceeds from this offering will be sufficient to further its full business plan. However, the Company can give no assurance that all, or even a significant portion of these units will be sold or, that the monies raised will be sufficient to execute the entire business plan of the Company. Further, no assurance can be given if additional capital is needed as to how much additional capital will be required or that additional financing can be obtained, or if obtainable, that the terms will be satisfactory to the Company, or that such financing would not result in a substantial dilution of stockholder’s interest. A failure to raise capital when needed would have a material adverse effect on the Company’s business, financial condition and results of operations. In addition, debt and other debt financing may involve a pledge of assets and may be senior to interests of equity holders. Any debt financing secured in the future could involve restrictive covenants relating to capital raising activities and other financial and operational matters, which may make it more difficult for the Company to obtain additional capital or to pursue business opportunities, including potential acquisitions. If adequate funds are not obtained, the Company may be required to reduce, curtail or discontinue operations.

Our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties, including:

•	investors’ perception of, and demand for, our securities;

•	conditions of the U.S. and other capital markets in which we may seek to raise funds; and

•	our future results of operations, financial condition and cash flow.

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The Company’s failure to successfully market its brands could result in adverse financial consequences.

The Company believes that continuing to strengthen its brands is critical to achieving widespread acceptance of the Company, particularly in light of the competitive nature of the Company’s market in which it operates. Promoting and positioning its brands will depend largely on the success of the Company’s marketing efforts and the ability of the Company to provide high quality services. There can be no assurance that brand promotion activities will yield increased revenues or that any such revenues would offset the expenses incurred by the Company in building its brand. If the Company fails to promote and maintain its brand or incurs substantial expenses in an attempt to promote and maintain its brand or if the Company’s existing or future strategic relationships fail to promote the Company’s brand or increase brand awareness, the Company’s business, results of operations and financial condition would be materially adversely affected.

We may not generate the same level of revenues from general construction projects.

Our revenues for the three months ended March 31, 2022 and 2021 were approximately $2,919,045 and $1,579,486, respectively, and for the years ended December 31, 2021 and 2020 were approximately $9.9 million and $1.2 million, respectively. There were three customers who represented 97% of the Company’s total revenue for the three months ended March 31, 2022, and two customers who represented 98% of the Company’s total revenue for the three months ended March 31, 2021. Also, there was one customer, The Fifth District Management Office of Taiwan Water Corporation, who represented approximately 58% of the Company’s total revenue for the year ended December 31, 2021, and two customers (JC Development Co., Ltd (“JCD”) and Pan Li) who represented 96% of the Company’s total revenue for the prior year period. These customers are not located in mainland China or Hong Kong. Our future plan of operations is to shift away from general construction services to the construction of fish and solar power farms. There can be no guarantee that such shift in operations will generate the same levels of revenues previously generated through our VIE.

There is no assurance that the Company will be profitable.

There is no assurance that we will earn profits in the future, or that profitability will be sustained. There is no assurance that future revenues will be sufficient to generate the funds required to continue our business development and marketing activities. If we do not have sufficient capital to fund our operations, we may be required to reduce our sales and marketing efforts or forego certain business opportunities.

The Company may not have the ability to manage its growth.

The Company anticipates that significant expansion will be required to address potential growth in its customer base and market opportunities. The Company’s anticipated expansion is expected to place a significant strain on the Company’s management, operational and financial resources. To manage any material growth of its operations and personnel, the Company may be required to improve existing operational and financial systems, procedures and controls and to expand, train and manage its employee base. There can be no assurance that the Company’s planned personnel, systems, procedures and controls will be adequate to support the Company’s future operations, that management will be able to hire, train, retain, motivate and manage required personnel or that the Company’s management will be able to successfully identify, manage and exploit existing and potential market opportunities. If the Company is unable to manage growth effectively, its business, prospects, financial condition and results of operations may be materially adversely affected.

We will need additional financing in order to grow our business.

From time to time, in order to expand operations to meet customer demand, the Company will need to incur additional capital expenditures. These capital expenditures are intended to be funded from third party sources, including the incurring of debt and/or the sale of additional equity securities. In addition to requiring additional financing to fund capital expenditures, the Company may require additional financing to fund working capital, research and development, sales and marketing, general and administrative expenditures, and operating losses. The incurrence of debt creates additional financial leverage and therefore an increase in the financial risk of the Company’s operations. The sale of additional equity securities will be dilutive to the interests of current equity holders. In addition, there can be no assurance that such additional financing, whether debt or equity, will be available to the Company or that it will be available on acceptable commercial terms. Any inability to secure such additional financing on appropriate terms could have a materially adverse impact on the business, financial condition and operating results of the Company.

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We rely on our executive officers.

The Company’s success is dependent on our current executive officers. The Company’s success also depends in large part on the continued service of its key operational and management personnel. The Company faces intense competition from its competitors, customers and other companies throughout the industry. The loss of any our executive officers, specifically Mr. Yin-Chieh (Jeff) Cheng, our CEO, or any failure on the Company’s part to hire, train and retain a sufficient number of qualified professionals could impair the business of the Company.

We rely on the performance of highly skilled personnel, and if we are unable to attract, retain and motivate well-qualified employees, our business could be harmed.

The Company is, and will be, heavily dependent on the skill, acumen and services of the management and other employees of the Company. Our future success depends on our continuing ability to attract, develop, motivate and retain highly qualified and skilled employees. Qualified individuals are in high demand, and we may incur significant costs to attract them. In addition, the loss of any of our senior management or key employees could materially adversely affect our ability to execute our business plan, and we may not be able to find adequate replacements. We cannot ensure that we will be able to retain the services of any members of our senior management or other key employees. If we do not succeed in attracting well-qualified employees or retaining and motivating existing employees, our business could be harmed.

We may have inadvertently violated Section 13(k) of the Exchange Act (implementing Section 402 of the Sarbanes-Oxley Act of 2002) and may be subject to sanctions as a result.

Section 13(k) of the Exchange Act provides that it is unlawful for a company that has a class of securities registered under Section 12 of the Exchange Act to, directly or indirectly, including through any subsidiary, extend or maintain credit in the form of a personal loan to or for any director or executive officer of the Company. In 2019, the Company did not have a corporate bank account established in Hong Kong or the U.S., and certain funds that were supposed to be deposited into such corporate bank account were instead deposited into the personal bank account of our principal stockholder as well as Chairman of the Board, President, Chief Executive Officer and Director, Yin-Chieh Cheng, which was considered to be a personal loan made by the Company to Yin-Chieh Cheng and may have violated Section 13(k) of the Exchange Act. The receivable was repaid to us in January 2020. Issuers that are found to have violated Section 13(k) of the Exchange Act may be subject to civil sanctions, including injunctive remedies and monetary penalties, as well as criminal sanctions. The imposition of any of such sanctions on us could have a material adverse effect on our business, financial position, results of operations or cash flows.

Future acquisitions may have an adverse effect on our ability to manage our business.

Selective acquisitions currently form part of our strategy to further expand our business. If we are presented with appropriate opportunities, we may acquire additional businesses, services or products that are complementary to our core business. Future acquisitions and the subsequent integration of new companies into ours would require significant attention from our management. Future acquisitions would also expose us to potential risks, including risks associated with the assimilation of new operations, services and personnel, unforeseen or hidden liabilities, the diversion of resources from our existing businesses and technologies, the inability to generate sufficient revenue to offset the costs and expenses of acquisitions and potential loss of, or harm to, relationships with employees as a result of integration of new businesses. The diversion of our management’s attention and any difficulties encountered in any integration process could have a material adverse effect on our ability to manage our business.

The value of seafood which the Company sells (e.g., eel) is subject to fluctuation which may result in volatility of our results of operations and the value of an investment in the Company.

Our business is partly dependent upon the sale of eel which value is subject to fluctuation and which value greatly fluctuates. Our net sales and operating results vary significantly due to the volatility of the value of eel and any other seafood that we sell which may result in the volatility of the market price of our common stock.

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We are highly susceptible to changes in market demand for the types of seafood for which our recirculating aquaculture systems are used.

A significant portion of our revenues are derived from constructing recirculating aquaculture systems for fish farming. We therefore are highly susceptible to changes in market demand for the seafood for which our systems are used, which may be impacted by factors over which we have limited or no control. Factors that could lead to a decline in market demand for seafood in general and specifically the type of fish farmed using our systems include economic conditions and evolving consumer preferences. A substantial downturn in market demand for such seafood may have a material adverse effect on our business and on our results of operations.

A portion of our revenues are derived from a single product, eel, and therefore we are highly susceptible to changes in market demand, which may be affected by factors over which we have limited or no control.

Approximately 30% of our revenues are derived from a single product, eel. We therefore are highly susceptible to changes in market demand, which may be impacted by factors over which we have limited or no control. Factors that could lead to a decline in market demand for eel include economic conditions and evolving consumer preferences. A substantial downturn in market demand for eel may have a material adverse effect on our business and on our results of operations.

There are risks associated with outsourced production that may result in a decrease in our profit.

The possibility of delivery delays, product defects and other production-side risks stemming from outsourcers cannot be eliminated. In particular, inadequate production capacity among outsourced manufacturers could result in the Company being unable to supply enough product amid periods of high product demand, the opportunity costs of which could be substantial.

We have limited insurance coverage.

We do not have any business liability, disruption or litigation insurance coverage for our operations in Taiwan. Any uninsured occurrence of loss or litigation or business disruption may result in the incurrence of substantial costs and the diversion of resources, which could have an adverse effect on our operating results.

Competitors and potential competitors may develop products and technologies that make ours obsolete or garner greater market share than ours.

Our ability to compete successfully will depend on our ability to demonstrate that our products are superior to and/or less expensive than other products available in the market. Some of our competitors have the benefit of marketing their products under brand names that have better market recognition than ours or have stronger marketing and distribution channels than we do. Increased competition as to any of our products could result in price reduction, reduced margins and loss of market share, which could negatively affect our profitability.

Certain of our competitors may benefit from government support and other incentives that are not available to us. As a result, our competitors may be able to develop competing and/or superior products and compete more aggressively and sustain that competition over a longer period of time than we can. As more companies develop new intellectual property in our markets, a competitor could acquire patent or other rights that may limit our ability to successfully market our product.

We may produce products of inferior quality which would cause us to lose customers.

Although we make an effort to ensure the quality of our RASs, they could from time to time contain defects, anomalies or malfunctions that are undetectable at the time of shipment, installation and initial testing. These defects, anomalies or malfunctions could be discovered after our products are shipped to customers and installed and tested at the site, resulting in the return or exchange of our products or discontinuation of the use of our products, which could negatively impact our operating results.

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If our technologies or products are stolen, misappropriated, or reverse engineered, others could use the technologies to produce competing technologies or products.

Third parties, including our collaborators, contractors, and others involved in our business often have access to our technologies. If our technologies or products were stolen, misappropriated, or reverse engineered, they could be used by other parties that may be able to reproduce our technologies or products using our technologies for their own commercial gain. If this were to occur, it would be difficult for us to challenge this type of use, especially since we do not own any patents or other intellectual property rights with respect to our technologies and products.

We are subject to certain risks by virtue of our international operations.

We mainly operate in Taiwan and plan to expand in other international countries and in the United States. We expect to expand our operations significantly by accessing new markets abroad and expanding our services offerings. Our ability to manage our business and conduct our operations in other international countries and in the United States requires considerable management attention and resources and is subject to the particular challenges of supporting a growing business in an environment of multiple languages, cultures, customs, legal systems, alternative dispute systems, regulatory systems and commercial infrastructures. Furthermore, in most international markets, we would not be the first entrant, and our competitors may be better positioned than we are to succeed. Expanding in other international countries and in the United States may subject us to risks that we have either not faced before or increase our exposure to risks that we currently face, including risks associated with:

•	recruiting and retaining qualified, multi-lingual employees, including customer support personnel;

•	increased competition from similar local businesses and potential preferences by local populations for local providers;

•	compliance with applicable foreign laws and regulations, including different liability standards and regulations;

•	providing solutions in different languages for different cultures;

•	credit risk and higher levels of payment fraud;

•	compliance with anti-bribery laws;

•	currency exchange rate fluctuations;

•	foreign exchange controls that might prevent us from repatriating cash earned outside the United States;

•	political and economic instability in some countries;

•	double taxation of our international earnings and potentially adverse tax consequences due to changes in the tax laws of the United States or the foreign jurisdictions in which we operate; and

•	higher costs of doing business in other international countries.

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Natural disasters or other catastrophic events could harm our operations.

Our operations in the U.S. and Taiwan could be subject to significant risk of natural disasters, including earthquakes, hurricanes, typhoons, flooding and tornadoes, as well as other catastrophic events, such as terrorist attacks or wars. For example, our manufacturers are all located in Taiwan, which is susceptible to typhoons and earthquakes. Any disruption in our manufacturers’ manufacturing facilities arising from these and other natural disasters or other catastrophic events could cause significant delays in the production or shipment of the components of our products until such manufacturers are able to shift production to different facilities or until we are able to arrange for other third party manufacturers to manufacture the components of our products. The affected manufacturers may not be able to obtain alternate capacity to manufacture the components of our products or we may not be able to arrange for other third party manufacturers to manufacture the components of our products on favorable terms or at all. The occurrence of any of these circumstances may adversely affect our financial condition and results of operation.

The primary substantial portion of our revenues will be derived from Taiwan.

We anticipate that sales of our services in Taiwan will represent our primary revenues in the near future. Any significant decline in the condition of the economy of Taiwan could adversely affect consumer demand of our services, among other things, which in turn would have a material adverse effect on our business and financial condition.

Currency fluctuations may adversely affect our business and if the NT dollar were to decline in value, that would reduce our revenue in U.S. dollar terms.

Our reporting currency is the U.S. dollar and our operations in Taiwan use their local currency as their functional currencies. Substantially all of our revenue and expenses are in NT dollars. We are subject to the effects of exchange rate fluctuations with respect to any of such currency. For example, the value of the NT dollar depends to a large extent on Taiwan government policies and Taiwan’s domestic and international economic and political developments, as well as supply and demand in the local market.

The income statements of our operations are translated into U.S. dollars at the average exchange rates in each applicable period. To the extent the U.S. dollar strengthens against foreign currencies, the translation of these foreign currencies denominated transactions results in reduced revenue, operating expenses and net income for our international operations. Similarly, to the extent the U.S. dollar weakens against foreign currencies, the translation of these foreign currency denominated transactions results in increased revenue, operating expenses and net income for our international operations. We are also exposed to foreign exchange rate fluctuations as we convert the financial statements of our foreign subsidiaries into U.S. dollars in consolidation. If there is a change in foreign currency exchange rates, the conversion of the foreign subsidiaries’ financial statements into U.S. dollars will lead to a translation gain or loss which is recorded as a component of other comprehensive income. In addition, we have certain assets and liabilities that are denominated in currencies other than the relevant entity’s functional currency. Changes in the functional currency value of these assets and liabilities create fluctuations that will lead to a transaction gain or loss. We have not entered into agreements or purchased instruments to hedge our exchange rate risks, although we may do so in the future. The availability and effectiveness of any hedging transaction may be limited, and we may not be able to successfully hedge our exchange rate risks.

We may be subject to product liability claims if people or properties are harmed by the services sold by us.

The components of our products intended to be sold by us, as part of our services, are manufactured by third parties. The components of our products may be defectively designed or manufactured. As a result, sales of the products could expose us to liability claims relating to personal injury or property damage and may require product recalls or other actions. Third parties subject to such injury or damage may bring claims or legal proceedings against us as the reseller of the products. We do not currently maintain any third-party liability insurance or products liability insurance in relation to products we intend to sell in conjunction with our services. As a result, any material products liability claim or litigation could have a material and adverse effect on our business, financial condition and results of operations. Even unsuccessful claims could result in the expenditure of funds and managerial efforts in defending them and could have a negative impact on our reputation.

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Risk of litigation.

The Company and/or its directors and officers may be subject to a variety of civil or other legal proceedings, with or without merit. From time to time in the ordinary course of its business, we may become involved in various legal proceedings, including commercial, employment and other litigation and claims, as well as governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources and cause us to incur significant expenses. Furthermore, because litigation is inherently unpredictable, the results of any such actions may have a material adverse effect on our business, operating results or financial condition.

Even if the claims are without merit, the costs associated with defending these types of claims may be substantial, both in terms of time, money, and management distraction. The results of litigation and claims to which we may be subject cannot be predicted with certainty. Even if these matters do not result in litigation or are resolved in our favor or without significant cash settlements, these matters, and the time and resources necessary to litigate or resolve them, could harm our business, results or operations and reputation.

Third parties may assert that our employees or consultants have wrongfully used or disclosed confidential information or misappropriated trade secrets.

We employ individuals who previously worked with other companies, including our competitors or potential competitors. Although we try to ensure that our employees and consultants do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or our employees, consultants or independent contractors have inadvertently or otherwise used or disclosed intellectual property, including trade secrets or other proprietary information, of a former employer or other third party. Litigation may be necessary to defend against these claims. If we fail in defending any such claims or settling those claims, in addition to paying monetary damages or a settlement payment, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

Regulatory Risks

We must comply with the Foreign Corrupt Practices Act while many of our competitors do not.

We are required to comply with the United States Foreign Corrupt Practices Act, which prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some of our competitors, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in Taiwan. If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. Although we inform our personnel that such practices are illegal, we cannot assure you that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties.

Future laws, regulations and standards relating to corporate governance and public disclosure may create uncertainty for public companies, which may increase legal and financial compliance costs and make some activities more time consuming.

Future laws, regulations and standards relating to corporate governance and public disclosure are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

We also expect that being listed on a national exchange will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our Board.

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Relations between the PRC and Taiwan could negatively affect our business and financial status and therefore the market value of your investment.

Taiwan has a unique international political status. The PRC does not recognize the sovereignty of Taiwan. Although significant economic and cultural relations have been established during recent years between Taiwan and the PRC, relations have often been strained. The government of the PRC has threatened to use military force to gain control over Taiwan in limited circumstances. Our principal executive officers are located in Taiwan and a substantial majority of our net revenues are derived from our operations in Taiwan. Therefore, factors affecting military, political or economic conditions in Taiwan could have a material adverse effect on our results of operations.

A significant disruption in the operations of our suppliers in Taiwan, such as a trade war or political unrest, could materially adversely affect our business, financial condition and results of operations.

Any disruption in the operations of our suppliers in Taiwan or in their ability to meet our needs, whether as a result of a natural disaster or other causes, could impair our ability to operate our business on a day-to-day basis. Furthermore, since many of these third parties are located outside the U.S., we are exposed to the possibility of disruption and increased costs in the event of changes in the policies of the U.S. or foreign governments, political unrest or unstable economic conditions in any of the countries where we conduct such activities. For example, a trade war could lead to higher tariffs. Any of these matters could materially and adversely affect our development timelines, business and financial condition.

Our business, including our costs and supply chain, is subject to risks associated with manufacturing.

In the event of a significant disruption in the supply of the raw materials used in the manufacture of the components of the products we offer, the suppliers that we work with might not be able to locate alternative suppliers of materials of comparable quality at an acceptable price. For example, natural disasters may increase raw material costs and impact pricing with our suppliers, and cause shipping delays for the components of our products. Any delays, interruption, damage to or increased costs in the manufacture of the components of the products we offer could result in higher prices to acquire the components of the products or non-delivery of the components of the products altogether, and could adversely affect our operating results.

If the Company remains identified as a Commission-Identified Issuer for three consecutive years (or if the AHFCAA is enacted, two years), the Company’s securities will be delisted or prohibited from trading “over-the-counter” under the Holding Foreign Companies Accountable Act. The delisting or the cessation of trading “over-the-counter” of the Company’s securities, or the threat of their being delisted or prohibited, may materially and adversely affect the value and/or liquidity of your investment. Additionally, the inability of the PCAOB to conduct full inspections or investigations of the Company’s auditor deprives the Company’s investors of the benefits of such inspections or investigations.

The Holding Foreign Companies Accountable Act was enacted on December 18, 2020. The HFCAA states that if the SEC determines that an issuer has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive  years, the SEC shall prohibit the securities of the issuer from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

The Company’s auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Since the Company’s auditor is located in Hong Kong, it is included on a list of audit firms the PCAOB determined it is unable to inspect or investigate completely because of a position taken by one or more authorities in Hong Kong, and is therefore subject to the PCAOB’s determination and currently not inspected by the PCAOB.

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On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. The Company would be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above.

In May 2021, the PCAOB issued a proposed rule 6100, Board Determinations Under the Holding Foreign Companies Accountable Act, for public comment. The proposed rule is related to the PCAOB’s responsibilities under the HFCAA, which would establish a framework for the PCAOB to use when determining whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. The proposed rule was adopted by the PCAOB on September 22, 2021 and approved by the SEC on November 5, 2021. On December 2, 2021, the SEC adopted final amendments implementing the disclosure and submission requirements under the HFCAA, pursuant to which the SEC will identify a “Commission-Identified Issuer” if an issuer has filed an annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in the foreign jurisdiction, and will then impose a trading prohibition on an issuer after it is identified as and remains a Commission-Identified Issuer for three consecutive years. If the Company remains identified as a Commission-Identified Issuer and has a “non-inspection” year, there is no assurance that it will be able to take remedial measures in a timely manner.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in such jurisdictions.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if passed by the U.S. House of Representatives and signed into law, would amend the HFCAA and reduce the number of consecutive non-inspection years required for triggering the listing and trading prohibitions under the HFCAA from three years to two years.

The SEC may propose additional rules or guidance that could impact the Company if its auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended that the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCAA. However, some of the recommendations were more stringent than the HFCAA. For example, if a company was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCAA and to address the recommendations in the PWG report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. The SEC has also announced amendments to various annual report forms to accommodate the certification and disclosure requirements of the HFCAA. There could be additional regulatory or legislative requirements or guidance that could impact the Company if its auditor is not subject to PCAOB inspection. The implications of this possible regulation or guidance in addition to the requirements of the HFCAA are uncertain, and such uncertainty could cause the market price of the Company’s securities to be materially and adversely affected.

Since the PCAOB is unable to conduct inspections or full investigations of the Company’s auditor, in May 2022, the Company was added to the SEC’s conclusive lists of issuers identified under the HFCAA, or a Commission-Identified Issuer. The Company will be delisted and its securities will be prohibited from being traded “over-the-counter” if it remains identified as a Commission-Identified Issuer for three consecutive years (or two if the AHFCAA is enacted). Such a delisting would substantially impair your ability to sell or purchase the Company’s securities when you wish to do so, and the risk and uncertainty associated with a potential delisting could have a negative impact on the price of the Company’s securities. Also, such a delisting could significantly affect the Company’s ability to raise capital on acceptable terms, or at all, which would have a material adverse effect on the Company’s business, financial condition and prospects.

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Inspections of other audit firms that the PCAOB has conducted outside the PRC have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. If the PCAOB were unable to conduct inspections or full investigations of the Company’s auditor, the Company and investors in the Company’s securities would be deprived of the benefits of such PCAOB inspections. In addition, the inability of the PCAOB to conduct inspections or full investigations of auditors would make it more difficult to evaluate the effectiveness of the Company’s independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors that are subject to the PCAOB inspections, which could cause investors and potential investors to lose confidence in the audit procedures and reported financial information and the quality of the Company’s financial statements.

Our contractual arrangements may not be as effective in providing operational control as direct ownership and our VIE shareholders may fail to perform their obligations under our contractual arrangements.

Since the laws of Taiwan limit foreign equity ownership in certain businesses in Taiwan, we operate such business in Taiwan through our VIE (variable interest entity), XFC, in which we have no ownership interest and rely on a series of contractual arrangements with XFC and its respective equity holders to control and operate the VIE. Our revenue and cash flows from such business are attributed to our VIE. The contractual arrangements may not be as effective as direct ownership in providing us with control over our VIE. Direct ownership would allow us, for example, to directly or indirectly exercise our rights as a shareholder to effect changes in the board of directors of our VIE, which, in turn, could effect changes, subject to any applicable fiduciary obligations at the management level. However, under the contractual arrangements, as a legal matter, if our VIE or its equity holders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend significant resources to enforce those arrangements and resort to litigation or arbitration and rely on legal remedies under the laws of Taiwan. These remedies may include seeking specific performance or injunctive relief and claiming damages, any of which may not be effective. In the event we are unable to enforce these contractual arrangements or we experience significant delays or other obstacles in the process of enforcing these contractual arrangements, we may not be able to exert effective control over our VIE and may lose control over the assets owned by our VIE. As a result, we may be unable to consolidate our VIE in our consolidated financial statements, which could materially and adversely affect our financial condition and results of operations.

We may lose the ability to use, or otherwise benefit from licenses and assets held by our VIE, which could render us unable to conduct some or all of our business operations and constrain our growth.

Our VIE, XFC, holds assets, approvals and licenses that are necessary for the operation of a certain portion of our business to which foreign investments are typically restricted or prohibited under the laws of Taiwan. Without our VIE, and if we are unable to maintain the Class A construction license that is necessary for us to conduct our operations in Taiwan or fail to obtain any other required licenses, we will be unable to operate in Taiwan. The contractual arrangements contain terms that specifically obligate the equity holders of our VIE to ensure the valid existence of our VIE and restrict the disposition of material assets or any equity interest of our VIE. However, in the event the equity holders of our VIE breach the terms of these contractual arrangements and voluntarily liquidate our VIE, or our VIE declares bankruptcy and all or part of its assets become subject to liens or rights of third-party creditors, or are otherwise disposed of without our consent, we may be unable to operate some or all of our business or otherwise benefit from the assets held by our VIE, which could have a material adverse effect on our business, financial condition, and results of operations. Furthermore, if our VIE undergoes a voluntary or involuntary liquidation proceeding, its equity holders or unrelated third-party creditors may claim rights to some or all of the assets of our VIE, thereby hindering our ability to operate our business as well as constrain our growth.

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Geopolitical conditions, including trade disputes and direct or indirect acts of war or terrorism, could have an adverse effect on our operations and financial results.

Since we operate on a global basis, our operations could be disrupted by geopolitical conditions, trade disputes, international boycotts and sanctions, political and social instability, acts of war, terrorist activity or other similar events. From time to time, we could have a large investment in a particular asset type, a large revenue stream associated with a particular customer or industry, or a large number of customers located in a particular geographic region. Decreased demand from a discrete event impacting a specific asset type, customer, industry, or region in which we have a concentrated exposure could negatively impact our results of operations.

Recently, Russia initiated significant military action against Ukraine. In response, the U.S. and certain other countries imposed significant sanctions and export controls against Russia, Belarus and certain individuals and entities connected to Russian or Belarusian political, business, and financial organizations, and the U.S. and certain other countries could impose further sanctions, trade restrictions, and other retaliatory actions should the conflict continue or worsen. It is not possible to predict the broader consequences of the conflict, including related geopolitical tensions, and the measures and retaliatory actions taken by the U.S. and other countries in respect thereof as well as any counter measures or retaliatory actions by Russia or Belarus in response, including, for example, potential cyberattacks or the disruption of energy exports, is likely to cause regional instability, geopolitical shifts, and could materially adversely affect global trade, currency exchange rates, regional economies and the global economy. The situation remains uncertain, and while it is difficult to predict the impact of any of the foregoing, the conflict and actions taken in response to the conflict could increase our costs, disrupt our supply chain, reduce our sales and earnings, impair our ability to raise additional capital when needed on acceptable terms, if at all, or otherwise adversely affect our business, financial condition, and results of operations.

We continue to expand our international footprint and operations, and we may expand further in the future, which subjects us to a variety of risks and complexities which, if not effectively managed, could negatively affect our business.

We currently maintain operations in Taiwan, and may in the future expand, or seek to expand, our operations to additional foreign jurisdictions.

For example, operating in Europe exposes us to political, legal and economic risks. In addition, a significant percentage of the production, downstream processing and sales of our products occurs outside the United States or with vendors, suppliers or customers located outside the United States. If tariffs or other restrictions are placed by the United States on foreign imports from Taiwan or other countries where we operate or seek to operate, or any related counter-measures are taken, our business, financial condition, results of operations and growth prospects may be harmed. Tariffs may increase our cost of goods, which could result in lower gross margins on certain of our products. If we raise prices to account for any such increase in costs of goods, the competitiveness of the affected products could potentially be reduced. In either case, increased tariffs on imports from Taiwan or other countries where we operate or seek to operate could materially and adversely affect our business, financial condition and results of operations. Trade restrictions and sanctions implemented by the United States or other countries, including sanctions imposed on Russia by the United States and other countries due to Russia’s recent invasion of Ukraine, could materially and adversely affect our business, financial condition and results of operations.

Risks Related to this Offering and our Securities.

While we are seeking to list our common stock on Nasdaq, there is no assurance that such security will be listed on Nasdaq.

While we are seeking to list our common stock on the Nasdaq Capital Market, we cannot ensure that such security will be accepted for listing on Nasdaq. Should our common stock be rejected for listing on Nasdaq, we will not continue with this offering.

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Investors in this offering will experience immediate and substantial dilution in net tangible book value.

The public offering price per unit is substantially higher than the net tangible book value per share of our outstanding shares of common stock. As a result, investors in this offering will incur immediate dilution of $3.5460 per share, based on the public offering price of $4.50 per unit. Investors in this offering will pay a price per unit that substantially exceeds the book value of our assets after subtracting our liabilities. To the extent that the warrants sold in this offering are exercised, you will experience further dilution. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

We have identified material weaknesses in our internal control over financial reporting. Failure to maintain effective internal controls could cause our investors to lose confidence in us and adversely affect the market price of our common stock. If our internal controls are not effective, we may not be able to accurately report our financial results or prevent fraud.

Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”) requires that we maintain internal control over financial reporting that meets applicable standards. We may err in the design or operation of our controls, and all internal control systems, no matter how well designed and operated, can provide only reasonable assurance that the objectives of the control system are met. Because there are inherent limitations in all control systems, there can be no assurance that all control issues have been or will be detected.

In our Form 10-Q for the quarter ended March 31, 2022 filed with the SEC on May 12, 2022, we identified certain material weaknesses in our internal controls. Specifically, we did not maintain effective controls over the control environment. Our weaknesses related to a lack of a sufficient number of personnel with appropriate training and experience in U.S. general acceptable accounting principles (GAAP) and SEC rules and regulations with respect to financial reporting functions. Furthermore, we lack robust accounting systems as well as sufficient resources to hire such staff and implement these accounting systems.

If we are unable, or are perceived as unable, to produce reliable financial reports due to internal control deficiencies, investors could lose confidence in our reported financial information and operating results, which could result in a negative market reaction and a decrease in our stock price.

Our management will have broad discretion over the use of any net proceeds from this offering and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of any net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering and in ways that do not necessarily improve our results of operations or enhance the value of our common stock. Accordingly, you will be relying on the judgment of our management with regard to the use of any proceeds from this offering and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for you.

We have a large number of authorized but unissued shares of our common stock which will dilute your ownership position when issued.

Our authorized capital stock consists of 200,000,000 shares of common stock, of which approximately 190,861,900 will remain available for issuance after this offering, including (i) shares of common stock issuable upon the exercise of our outstanding preferred stock and warrants; (ii) awards reserved for issuance under our 2018 Plan; (iii) shares issuable upon the exercise of the underwriters’ over-allotment option; (iv) the warrants underlying the units sold in this offering and (v) the Representative Warrants. Our management will continue to have broad discretion to issue shares of our common stock in a range of transactions, including capital-raising transactions, mergers, acquisitions and other transactions, without obtaining stockholder approval, unless stockholder approval is required under law or, if our common stock is listed on Nasdaq, under Nasdaq Rule 5635(b) which requires stockholder approval for change of control transactions where a stockholder acquires 20% of a Nasdaq-listed company’s common stock or securities convertible into common stock, calculated on a post-transaction basis. If our management determines to issue shares of our common stock from the large pool of authorized but unissued shares for any purpose in the future and is not required to obtain stockholder approval, your ownership position would be diluted without your further ability to vote on that transaction.

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Sales of our currently issued and outstanding shares of common stock and shares of common stock underlying warrants may become freely tradable pursuant to Rule 144 and may dilute the market for your shares and have a depressive effect on the price of the shares of our common stock.

Approximately 44.92% of the shares of common stock that will be outstanding following this offering (including a total of 5,030,002 shares issuable pursuant to exercise of outstanding warrants other than the warrants underlying the Units being sold pursuant to this offering and 53,334 shares of common stock issuable upon the exercise of 80,000 shares of outstanding Series A Preferred Stock) are both “restricted securities” within the meaning of Rule 144 under the Securities Act (“Rule 144”). As restricted securities, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws. Rule 144 provides in essence that a non-affiliate who has held restricted securities for a period of at least six months may sell their shares of common stock.

Under Rule 144, affiliates who have held restricted securities for a period of at least six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company’s outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to the sale. A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of our shares of common stock in any active market that may develop.

An active, liquid, and orderly market for our common stock may not develop.

Our common stock is expected to trade on Nasdaq as of the effective date of the registration statement of which this prospectus forms a part. An active trading market for our common stock may never develop or be sustained. If an active market for our common stock does not continue to develop or is not sustained, it may be difficult for investors to sell their shares of common stock without depressing the market price and investors may not be able to sell their securities at all. An inactive market may also impair our ability to raise capital by selling our securities and may impair our ability to acquire other businesses, applications, or technologies using our securities as consideration, which, in turn, could materially adversely affect our business and the market prices of your shares of common stock.

Shares of our common stock may continue to be subject to illiquidity because our shares may continue to be thinly traded and may never become eligible for trading on a national securities exchange.

While we have applied to have our common stock listed for trading on the Nasdaq Capital Market in connection with this offering, we cannot assure you that our application will be approved or even if approved, that we will maintain listing on Nasdaq or another national exchange. Our common stock is currently quoted on the OTC Pink tier, which is not an exchange. Initial listing on a national securities exchange is subject to a variety of requirements, including minimum trading price and minimum public “float” requirements, and could also be affected by the general skepticism of such markets concerning companies that are the result of mergers with inactive publicly-held companies. There are also continuing eligibility requirements for companies listed on public trading markets. If we are unable to satisfy the initial or continuing eligibility requirements of any such market, then our common stock may not be listed or could be delisted. This could result in a lower trading price for our common stock and may limit your ability to sell your shares, any of which could result in you losing some or all of your investments.

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We may issue preferred stock in different series with terms that could dilute the voting power or reduce the value of our common stock.

While we have no specific plan to issue preferred stock in different series, our amended and restated articles of incorporation, as amended (“Articles of Incorporation”) authorizes us to issue, without the approval of our stockholders, one or more series of preferred stock having such designation, relative powers, preferences (including preferences over our common stock respecting dividends and distributions), voting rights, terms of conversion or redemption, and other relative, participating, optional, or other special rights, if any, of the shares of each such series of preferred stock and any qualifications, limitations, or restrictions thereof, as our Board may determine. The terms of one or more classes or series of preferred stock could dilute the voting power or reduce the value of our common stock. For example, the repurchase or redemption rights or liquidation preferences we could assign to holders of a specific preferred stock class could affect the residual value of the common stock.

The market valuation of our business may fluctuate due to factors beyond our control and the value of your investment may fluctuate correspondingly.

The market valuation of smaller reporting companies, such as us, frequently fluctuate due to factors unrelated to the past or present operating performance of such companies. Our market valuation may fluctuate significantly in response to a number of factors, many of which are beyond our control, including:

•	changes in securities analysts’ estimates of our financial performance, although there are currently no analysts covering our stock;

•	fluctuations in stock market prices and volumes, particularly among securities of smaller reporting companies;

•	fluctuations in related commodities prices; and

•	additions or departures of key personnel.

As a result, the value of your investment in us may fluctuate.

The trading prices of our common stock could be volatile and could decline following this offering at a time when you want to sell your holdings.

Numerous factors, many of which are beyond our control, may cause the trading prices of our common stock to fluctuate significantly. These factors include:

•	quarterly variations in our results of operations or those of our competitors;

•	delays in end-user deployments of products;

•	announcements by us or our competitors of acquisitions, new products, significant contracts, commercial relationships or capital commitments;

•	intellectual property infringements;

•	our ability to develop and market new and enhanced products on a timely basis;

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•	commencement of, or our involvement in, litigation;

•	major changes in our Board or management;

•	changes in governmental regulations;

•	changes in earnings estimates or recommendations by securities analysts;

•	the impact of the COVID-19 pandemic on capital markets;

•	our failure to generate material revenues;

•	our public disclosure of the terms of this financing and any financing which we consummate in the future;

•	any acquisitions we may consummate;

•	short selling activities;

•	changes in market valuations of similar companies; and

•	changes in our capital structure, such as future issuances of securities or the incurrence of debt;

•	changes in the prices of commodities associated with our business; and

•	general economic conditions and slow or negative growth of end markets.

Additionally, the global economy and financial markets may be adversely affected by geopolitical events, including the current or anticipated impact of military conflict and related sanctions imposed on Russia by the United States and other countries due to Russia’s recent invasion of Ukraine.

Securities class action litigation is often instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs to us and divert our management’s attention and resources.

Moreover, securities markets may from time to time experience significant price and volume fluctuations for reasons unrelated to operating performance of particular companies, such as the uncertainty associated with the COVID-19 pandemic. These market fluctuations may adversely affect the price of our common stock and other interests in our Company at a time when you want to sell your interest in us.

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Future sales or perceived sales of our common stock could depress the trading prices of our common stock.

This prospectus covers 2,000,000 shares of common stock and 4,000,000 shares of common stock issuable upon the exercise of the warrants underlying the units. If the holders of these securities were to attempt to sell a substantial amount of their holdings at once, the market prices of our common stock could decline. Moreover, the perceived risk of this potential dilution could cause stockholders to attempt to sell their securities and investors to short such securities, a practice in which an investor sells securities that he or she does not own at prevailing market prices, hoping to purchase such securities later at a lower price to cover the sale. As each of these events would cause the number of shares of our common stock being offered for sale to increase, our common stock market price would likely further decline and if such market price is less than the exercise price of the warrants, make the warrants worthless. All of these events could combine to make it very difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.

Our common stock may be affected by limited trading volume and price fluctuations, which could adversely impact the value of our common stock.

Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market prices of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the market prices of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

The proposed reverse stock split could cause our common stock price to decline relative to its value before the split and decrease the liquidity of shares of our common stock.

We will effect a 2-for-3 reverse stock split of our issued and outstanding common stock at the time of effectiveness of this offering. There is no assurance that that the reverse stock split will not cause an actual decline in the value of our outstanding common stock. The liquidity of the shares of our common stock may be affected adversely by the reverse stock split given the reduced number of shares that will be outstanding following the reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split. In addition, the reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

We currently do not intend to declare dividends on our common stock in the foreseeable future and, as a result, your returns on your investment may depend solely on the appreciation of our common stock.

We currently do not expect to declare any dividends on our common stock in the foreseeable future. Instead, we anticipate that all of our earnings in the foreseeable future will be used to provide working capital, to support our operations and to finance the growth and development of our business. Any determination to declare or pay dividends in the future will be at the discretion of our Board, subject to applicable laws and dependent upon a number of factors, including our earnings, capital requirements and overall financial conditions. In addition, terms of any future debt or preferred securities may further restrict our ability to pay dividends on our common stock. Accordingly, your only opportunity to achieve a return on your investment in our common stock may be if the market price of our common stock appreciates and you sell your shares at a profit. The market price for our common stock may never exceed, and may fall below, the price that you pay for such common stock. See “Dividend Policy.”

Because we initially became a reporting company under the Exchange Act by means other than a traditional underwritten initial public offering, we may not be able to attract the attention of research analysts at major brokerage firms.

Because we did not initially become a reporting company by conducting an underwritten initial public offering of our common stock on a national securities exchange, securities analysts of brokerage firms may not provide coverage of our Company. In addition, investment banks may be less likely to agree to underwrite secondary offerings on our behalf than they might if we initially became a public reporting company by means of an underwritten initial public offering on a national securities exchange, because they may be less familiar with our Company as a result of more limited coverage by analysts and the media, and because we became public at an early stage in our development. The failure to receive research coverage or support in the market for our shares will have an adverse effect on our ability to develop a liquid market for our common stock.

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Because we were a shell company before we conducted a reverse merger, holders of restricted shares will not be able to rely on exemption Rule 144 to resell their shares unless we comply with Rule 144(i).

Additional risks may exist as a result of our becoming a public reporting company through a “reverse merger.” Certain SEC rules are more restrictive when applied to reverse merger companies, such as the ability of stockholders to re-sell their shares pursuant to Rule 144.

Historically, the SEC has taken the position that Rule 144 under the Securities Act is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. The SEC has codified and expanded this position in its amendments effective on February 15, 2008, which applies to securities acquired both before and after that date by prohibiting the use of Rule 144 for resale of securities issued by shell companies (other than business transaction related shell companies) or issuers that have been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

In addition, for proposed sales under Rule 144(i)(2), there must be adequate current information about the issuing company publicly available before the sale can be made. For reporting companies, this generally means that the companies have complied with the periodic reporting requirements of the Exchange Act. As such, due to the fact that we were a shell company until the effective time of the reverse merger, holders of “restricted securities” within the meaning of Rule 144 will be subject to the above conditions.

There is no public market for the warrants being offered in this offering.

There is no public trading market for the warrants offered by this prospectus, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any exchange or market. Without an active market, the liquidity of the warrants will be limited.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at 250% of the exercise price, as adjusted, provided that the VWAP of our common stock equals or exceeds 250% of the exercise price per share (as adjusted for stock splits, stock dividends, reorganizations and the like) on each of the ten (10) trading days prior to the date on which we send proper notice of such redemption, provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. Redemption of the outstanding warrants could (i) force a warrantholder to exercise his, her or its warrants and pay the exercise price therefore at a time when it may be disadvantageous for the holder to do so, or (ii) to accept the redemption price which, at the time the outstanding warrants are called for redemption, may be substantially less than the market value of its common stock.

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Warrants are speculative in nature.

The warrants offered in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the warrants may exercise their right to acquire the common stock and pay an assumed exercise price of $4.95 per share (110% of the assumed $4.50 public offering price per unit), from time to time, until the fifth anniversary from the date of issuance, after which date any unexercised warrants will expire and have no further value. In addition, there is no established trading market for the warrants.

Since the warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their warrants or may receive an amount less than they would be entitled to if they had exercised their warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

Holders of our warrants will have no rights as a common stockholder until they acquire our common stock.

Until investors acquire shares of our common stock upon exercise of the warrants being offered in this offering, they will have no rights with respect to our common stock such as voting rights or the right to receive dividends. Upon exercise of such warrants, holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Provisions of the warrants offered by this prospectus could discourage an acquisition of us by a third party.

Certain provisions of the warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the warrants. These and other provisions of the warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

If we do not file and maintain a current and effective prospectus relating to the common stock issuable upon exercise of the warrants, holders will only be able to exercise such warrants on a “cashless basis.”

If we do not file and maintain a current and effective registration statement relating to the common stock issuable upon exercise of the warrants at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis” provided that an exemption from registration is available. As a result, the number of shares of common stock that holders will receive upon exercise of the warrants will be fewer than it would have been had such holder exercised his, her or its warrants for cash. Further, if an exemption from registration is not available, holders would not be able to exercise on a cashless basis and would only be able to exercise their warrants for cash if a current and effective registration statement relating to the common stock issuable upon exercise of the warrants is available. Under the terms of the underwriting agreement, we have agreed to use our best efforts to meet these conditions and to file and maintain a current and effective registration statement relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. If we are unable to do so, the potential “upside” of the holder’s investment in our Company may be reduced or the warrants may expire worthless.

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We may amend the terms of the warrants in a way that may be adverse to holders with the approval by the holders of a majority of the then outstanding warrants.

The Warrant Agent Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. All other modifications or amendments, including any amendment to increase the exercise price of the warrants or shorten the exercise period of the warrants, shall require the written consent of the registered holders of a majority of the then outstanding warrants which may be contrary to your interests.

The warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

We will be issuing warrants to purchase shares of common stock as part of this offering. To the extent we issue shares of common stock to effect a future business combination, the potential for the issuance of a substantial number of additional shares upon exercise of the warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such warrants, when exercised, will increase the number of issued and outstanding shares of common stock and reduce the value of the shares issued to complete the business combination. Accordingly, the warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring a target business. Additionally, the sale, or even the possibility of sale, of the shares of common stock underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent the warrants are exercised, you may experience dilution to your holdings.

Our Warrant Agent Agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our Company.

Our Warrant Agent Agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agent Agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the Warrant Agent Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our Warrant Agent Agreement.

If any action, the subject matter of which is within the scope of the forum provisions of the Warrant Agent Agreement, is filed in a court other than courts of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our Company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our Warrant Agent Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and Board.

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The market price of our securities may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares of common stock at or above the public offering price.

The price of our common stock in this offering will be determined through negotiations between the underwriters and us and may vary from the market price of our common stock immediately prior to or following our offering. If you purchase units in our public offering, you may not be able to resell shares of our common stock at or above the public offering price. We cannot assure you that the public offering price of our common stock, or the market price following our public offering, will equal or exceed the trading price of our stock on the OTC prior to our public offering. All investments in securities involve the risk of loss of capital. No guarantee or representation is made that an investor will receive a return of its capital. The market price of our common stock may fluctuate significantly in response to numerous factors, including development problems, regulatory issues, technical issues, commercial challenges, competition, legislation, government intervention, industry developments and trends and general business and economic conditions, many of which are beyond our control, including those risks set forth in this prospectus. Following this offering, the public price of our common stock in the secondary market will be determined by private buy and sell transaction orders collected from broker-dealers.

If listed, we may not be able to satisfy listing requirements of Nasdaq to maintain a listing of our common stock.

If our common stock is listed on Nasdaq, we must meet certain financial and liquidity criteria to maintain such listing. If we violate the maintenance requirements for continued listing of our common stock, our common stock may be delisted. In addition, our Board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. In addition, the delisting of our common stock could significantly impair our ability to raise capital.

We are an “emerging growth company” under the JOBS Act and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are not applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our securities less attractive as a result, there may be a less active trading market for our common stock and the price of such security may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” until the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act, although we will lose that status sooner if our revenues exceed $1.07 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last day of our most recently completed second fiscal quarter.

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Our status as an “emerging growth company” under the JOBS Act may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors, and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

The elimination of personal liability against our directors and officers under Nevada law and the existence of indemnification rights held by our directors, officers and employees may result in substantial expenses.

Our Articles of Incorporation and our amended and restated bylaws (“Bylaws”) eliminate the personal liability of our directors and officers to us and our stockholders for damages for breach of fiduciary duty as a director or officer to the extent permissible under Nevada law. Further, our Articles of Incorporation and our Bylaws provide that we are obligated to indemnify each of our directors or officers to the fullest extent authorized by Nevada law and, subject to certain conditions, advance the expenses incurred by any director or officer in defending any action, suit or proceeding prior to its final disposition. Those indemnification obligations could expose us to substantial expenditures to cover the cost of settlement or damage awards against our directors or officers, which we may be unable to afford. Further, those provisions and resulting costs may discourage us or our stockholders from bringing a lawsuit against any of our current or former directors or officers for breaches of their fiduciary duties, even if such actions might otherwise benefit our stockholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission (the “SEC”), such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Existing stockholders may sell significant quantities of common stock.

The existing stockholders will beneficially own approximately 78% of our common stock following the successful completion of this offering. Notwithstanding that certain officers and directors and 5% or more stockholders will be locked up for a period of 18 months following the completion of this offering, they may have acquired their shares at a lower price than that of this offering. Accordingly, they may be incentivized to sell all or part of their holdings as soon as any applicable transfer restrictions have ended and such sales could have a negative impact on the market price of our securities.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Several analysts may cover our stock. If one or more of those analysts downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

In addition to the above risks, businesses are often subject to risks not foreseen or fully appreciated by management. In reviewing this filing, potential investors should keep in mind that other possible risks may adversely impact the Company’s business operations and the value of the Company’s securities.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation:

•	our ability to effectively operate our business segments;

•	our ability to manage our research, development, expansion, growth and operating expenses;

•	our ability to evaluate and measure our business, prospects and performance metrics;

•	our ability to compete, directly and indirectly, and succeed in a highly competitive and evolving industry;

•	our ability to respond and adapt to changes in technology and customer behavior;

•	our ability to develop, maintain and enhance a strong brand; and

•	other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations.

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

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USE OF PROCEEDS

We estimate that the net proceeds from the sale of units will be approximately $7.8 million, or approximately $9.1 million if the underwriters exercise in full the over-allotment option to purchase additional shares, based on an assumed public offering price of $4.50 per unit, and if the units are sold at the top of the estimated range at $5.00 per unit, net proceeds to us would be approximately $8.8 million, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. This estimate excludes the proceeds, if any, from the exercise of the warrants in this offering. If all of the warrants sold in this offering were to be exercised in cash at an assumed exercise price of $4.95 per share, we would receive additional net proceeds of approximately $22.8 million. We cannot predict when or if the warrants will be exercised. It is possible that the warrants may expire and may never be exercised.

We intend to use the net proceeds from this offering, and any proceeds from the exercise of the warrants underlying the units, for the following purposes:

Proceeds:	Amount:
Gross proceeds	$9,000,000
Discounts	(720,000)
Accountable expenses	(150,000)
Estimated printing, transfer agent, warrant agent and other expenses	(375,000)
Net Proceeds	$7,755,000

Uses:
Investment and building of RAS tanks	$2,500,000
Fish farm working capital	2,500,000
Acquisition of fish farm land	1,000,000
Working capital	1,755,000
Total	$7,755,000

This offering will allow us to invest and build a U.S. fish farm. We intend to use a portion of the net proceeds to acquire land in the U.S. suitable for building RASs. To date, we do not have any letters of intent or binding agreements for any acquisitions. The fish farming capital is the cost of raising fish, including the fingerlings, fish feeds and labor costs.

Each $1.00 increase (decrease) in the assumed public offering price of $4.50 per units would increase (decrease) the net proceeds to us from this offering by $2 million, or approximately $2.2 million if the underwriters exercise their over-allotment option in full, assuming the number of units offered by us, as set forth on the cover page of this prospectus, remain the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The use of the proceeds represents management’s estimates based upon current business and economic conditions. We reserve the right to use the net proceeds we receive in the offering in any manner we consider to be appropriate. Although we do not contemplate changes in the proposed use of proceeds, to the extent we find that adjustment is required for other uses by reason of existing business conditions, the use of proceeds may be adjusted. The actual use of the proceeds of this offering could differ materially from those outlined above as a result of several factors including those set forth under “Risk Factors” and elsewhere in this prospectus.

The foregoing information is an estimate based on our current business plan. Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities. We anticipate that the proceeds from this offering will enable us to further grow the business and increase cash flows from operations, although there can be no assurance that will achieve such growth.

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DETERMINATION OF OFFERING PRICE

The offering price of the units will be negotiated between the Representatives and us considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business. Each unit consists of one share of our common stock and a warrant to purchase two shares of our common stock.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently quoted on the OTC pink sheets under the trading symbol “NCRA.” Quotations on the OTC reflect inter-dealer prices, without retail mark-up, mark-down commission, and may not represent actual transactions. On May 18, 2022, the reported closing price of our common stock was $4.28 per share ($6.42) as adjusted for the 2-for-3 reverse stock split).

Nasdaq Listing Application

Our common stock is currently quoted on the OTC pink sheets under the symbol “NCRA.” In connection with this offering, we have applied to have our common stock listed on the Nasdaq Capital Market under the symbol “NCRA,” which listing is a condition to this offering. If our listing application is approved, we expect to list our common stock on Nasdaq upon consummation of this offering, at which point our common stock will cease to be traded on the OTC. There can be no assurance that our listing application will be approved. This offering will occur only if Nasdaq or another securities exchange approves the listing of our common stock. If Nasdaq or another U.S. securities exchange does not approve the listing of our common stock, we will not proceed with this offering. We do not intend to apply for listing of the warrants on any exchange or market. There can be no assurance that our common stock will be listed on the Nasdaq or another securities exchange. For more information see the section “Risk Factors.”

Holders

As of May 19, 2022, there were 7,138,100 shares of common stock issued and outstanding and 478 stockholders of record of our common stock. The number of stockholders of record does not include certain beneficial owners of our common stock whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.

Transfer Agent

Our transfer agent is Mountain Share Transfer, LLC with offices located at 2030 Powers Ferry Rd Suite # 212, Atlanta, GA 30339. Our transfer agent also will serve as the warrant agent for the warrants sold in this offering.

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DIVIDEND POLICY

We have not declared any cash dividends since inception, and we do not anticipate paying any dividends in the foreseeable future. Instead, we anticipate that all of our earnings will be used to provide working capital, to support our operations, and to finance the growth and development of our business. The payment of dividends is within the discretion of the Board and will depend on our earnings, capital requirements, financial condition, prospects, applicable Nevada law, which provides that dividends are only payable out of surplus or current net profits, and other factors our Board might deem relevant. There are no restrictions that currently limit our ability to pay dividends on our common stock other than those generally imposed by applicable state law.

CAPITALIZATION

The following table sets forth our consolidated cash and capitalization, as of March 31, 2022. Such information is set forth on the following basis:

•	on an actual basis; and

•	on a pro forma as adjusted basis, giving effect to the sale by us of 2,000,000 units at an assumed public offering price of $4.50 per unit (the midpoint of the price range set forth on the cover page of this prospectus, as adjusted for a reverse stock split of 2-for-3), after deducting underwriting discounts and commissions and estimated offering expenses.

You should read the following table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included in this prospectus.

The pro forma as adjusted information set forth below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

	As of March 31, 2022
	Actual (Unaudited)	Pro Forma (Unaudited)
Cash	$1,961,777	$9,716,777
Short term liabilities, including deferred revenue due within one year	$1,974,657	$1,974,657
Total liabilities including lease obligations - net of current portion	$1,974,657	$1,974,657

Stockholders’ equity:
Common stock, $0.001 par value, 200,000,000 shares authorized, 10,707,150 shares issued and outstanding	$10,707	$12,707
Preferred Stock, $0.001 par value, 10,000,000 authorized, 2,000,000 designated as Series A Preferred Stock, 80,000 shares of Series A Preferred Stock issued and outstanding	80	80
Additional paid-in capital	15,078,760	22,831,760
Retained earnings (deficit)	(10,724,273)	(10,724,273)

Total stockholders’ equity	$4,699,630	12,454,630

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After giving effect to the planned reverse stock split of our common stock at a ratio of 2-for-3, the number of shares of common stock to be outstanding after this offering is based on (i) shares outstanding as of March 31, 2022 totaling 7,138,100 and (ii) 2,000,000 shares included as part of this offering. The total shares of common stock outstanding at March 31, 2022 (on a post-split basis) excludes the following:

•	53,334 shares of common stock issuable upon the conversion of 80,000 shares of Series A Preferred Stock;
•	2,666,667 shares of common stock issuable upon the exercise of Series A Warrants for $0.75 per share;
•	676,667 shares of common stock issuable upon the exercise of outstanding Class A Warrants for $0.75 per share;
•	433,334 shares of common stock issuable upon the exercise of outstanding Class B Warrants for $1.50 per share;
•	626,667 shares of common stock issuable upon the exercise of outstanding Class C Warrants for $3.75 per share;
•	626,667 shares of common stock issuable upon the exercise of outstanding Class D Warrants for $7.50 per share; and
•	6,666,667 shares of common stock reserved for issuance under our 2018 Stock Option and Award Incentive Plan.

Except as otherwise indicated, all information in this prospectus assumes that:

•	a public offering price of $4.50 per unit, which is the midpoint of the range of the offering price per unit, a $4.95 per share exercise price for the warrants underlying the units;
•	none of the warrants underlying the units in this offering have been exercised;
•	no shares of common stock have been issued pursuant to any outstanding shares of preferred stock or warrants;
•	no shares of common stock or warrants have been issued pursuant to the Underwriters’ over-allotment option;
•	no shares of common stock have been issued pursuant to the Representative Warrants; and
•	no awards have been granted under the Company’s 2018 Equity Incentive Plan.

We may also increase or decrease the number of shares we are offering. A 500,000 unit increase or decrease in the number of units offered by us would increase or decrease pro forma as adjusted cash and cash equivalents, additional paid-in capital, total stockholders’ (deficit) equity and total capitalization by approximately $2.1 million, assuming that the assumed initial offering price to the public remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters’ option to purchase additional units is exercised in full, (i) an additional 300,000 units would be issued and we would receive approximately $1.2 million in additional net proceeds, based on an assumed initial offering price per unit of $4.50, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us; and (ii) cash and cash equivalents, total stockholders’ equity and total capitalization would each also increase by approximately $1.2 million.

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DILUTION

If you invest in our units in this offering, your interest will be diluted to the extent of the difference between the assumed public offering price per share of common stock that is part of the unit and the as adjusted net tangible book value per share of common stock immediately after this offering.

Our net tangible book value is the amount of our total tangible assets less our total liabilities. Our net tangible book value as of March 31, 2022 was $4,367,590, or $0.4079 per share of common stock.

Pro forma as adjusted net tangible book value is our net tangible book value after taking into account the effect of the sale of units in this offering at the assumed public offering price of $4.50 per unit, the midpoint of the price range per unit (with no attribution to the warrants) and after deducting the underwriting discounts and commissions and other estimated offering expenses payable by us. Our pro forma as adjusted net tangible book value as of March 31, 2022 would have been approximately $12.12 million, or $0.9540 per share. This amount represents an immediate increase in as adjusted net tangible book value of approximately $0.5461 per share to our existing stockholders, and an immediate dilution of $3.5460 per share to new investors participating in this offering. Dilution per share to new investors is determined by subtracting pro forma as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors.

The following table illustrates this per share dilution (1):

Assumed public offering price per share (attributing no value to the warrants)	$4.5
Historical net tangible book value per share as of March 31, 2022	$0.4079
Increase in as adjusted pro forma net tangible book value per share attributable to the offering	$0.5461
Pro forma net tangible book value (deficit) per share as of March 31, 2022	$0.9540
Pro forma as adjusted net tangible book value per share after giving effect to this offering	$0.9540
Dilution in net tangible book value per share to new investors	$3.5460

(1)	Does not include:

	•	53,334 shares of common stock issuable upon the conversion of 80,000 shares of Series A Preferred Stock;
	•	2,666,667 shares of common stock issuable upon the exercise of Series A Warrants for $0.75 per share;
	•	676,667 shares of common stock issuable upon the exercise of outstanding Class A Warrants for $0.75 per share;
	•	433,334 shares of common stock issuable upon the exercise of outstanding Class B Warrants for $1.50 per share;
	•	626,667 shares of common stock issuable upon the exercise of outstanding Class C Warrants for $3.75 per share;
	•	626,667 shares of common stock issuable upon the exercise of outstanding Class D Warrants for $7.50 per share;
	•	6,666,667 shares of common stock reserved for issuance under our 2018 Stock Option and Award Incentive Plan;
	•	4,000,000 shares of common stock issuable upon the exercise of the warrants underlying the units sold in this offering;
	•	300,000 shares of common stock issuable upon the exercise of the Underwriters’ over-allotment option;
	•	600,000 shares of common stock issuable upon the exercise of the warrants underlying the Underwriters’ over-allotment option; and
	•	100,000 shares of common stock issuable upon exercise of the Representative Warrants.

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A $1.00 increase (decrease) in the assumed public offering price of $4.50 per unit would increase (decrease) the as adjusted net tangible book value per share by $0.1448, and the dilution per share to new investors in this offering by $4.012, assuming the number of units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The information above assumes that the underwriters do not exercise their over-allotment option. If the underwriters exercise the over-allotment option in full, the as adjusted net tangible book value will increase to $1.0275 per share, representing an immediate increase to existing stockholders of $0.6196 per share and an immediate dilution of $3.4725 per share to new investors.

To the extent that outstanding options or warrants are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes appearing at the end of this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks, uncertainties and assumptions. You should read the “Special Note Regarding Forward-Looking Statements” and “Risk Factors” sections of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

As of December 31, 2019, we provide land-based recirculation aquaculture systems (“RASs”) for fish farming. Our primary business operations consist of the design, development and production of RASs large scale fish tank systems, for fish farms along with expert consulting, technology transfer, and aquaculture project management services to new and existing aquaculture management business services. Through our branch office, we also procure and sell eel in Taiwan.

In October 2020, the government of Taiwan began supporting the Green Power and Solar Sharing Fish Farms initiative. In light of the opportunities resulting from this initiative, in October 2020, Nocera ceased all of its operations in China and moved all of its technology and back-office operations to Taiwan. Since then, the Company only conducts operations in Taiwan. The Company does not currently have any intentions on conducting operations in China or Hong Kong.

Our current mission is to provide consulting services and solutions in aquaculture projects to reduce water pollution and decrease the disease problems of fisheries. Our goal is to become a global leader in the land-based aquaculture business. The Company is now poised to grow its existing operations in Taiwan and expand into the development and management of land-based fish farms in Taiwan and North and South America.

Effective December 31, 2020, Nocera and Xin Feng Construction Co., Ltd. (“XFC”), a funded limited liability company registered in Taiwan (R.O.C.), entered into a series of contractual agreements (“XFC VIE Agreements”), whereby Nocera agreed to provide technical consulting and related services to XFC. As a result, Nocera has been determined to be the primary beneficiary of XFC and XFC became a variable interest entity of Nocera, and XFC will shift focus to support the construction activities of RASs fish farms of our clients and the development of the Company-owned and operated fish farms.

In 2021, we established a Nocera Taiwan Branch (“NTB”) to focus on customers in a variety of sectors, such as individual investors, government supported or funded companies, and international customers. We have received interest from areas like Japan, Thailand, Jordan, South Africa and the United States.

As of September 30, 2021, the Company launched its first RAS demo site in Taiwan and engaged the demo site into the testing phase to raise eel. Currently, we are promoting our RASs in Taiwan and looking for opportunities to cooperate with local solar energy industry and to expand our business into the U.S. We believe the U.S. is a potentially lucrative market to penetrate.

The Company employs a sales and marketing strategy targeting Taiwan government-supported solar fish farms. The Company is planning on expanding its sales and marketing model through the use of online marketing, data intelligence, and the establishment of a distributor network. The online marketing and data intelligence is designed to generate sales leads internationally outside of Taiwan that can be directed to our sales department for further follow-up.

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We plan to sell and develop fish farms in Taiwan, the U.S., and Brazil. We expect to sell over five thousand tanks in the next five years. Our production facility is to be established in Taiwan, and we plan to sell the systems into the Americas and European countries as well.

We also have built a fish farming demo site in Taiwan and intend to build fish farming demo sites in the United States in 2022 and Brazil in 2023, Japan in 2023 or 2024 and Thailand in 2023 or 2024, to promote our fish farming systems to the global market.

Key Factors Affecting our Performance

As a result of a number of factors, our historical results of operations may not be comparable to our results of operations in future periods, and our results of operations may not be directly comparable from period to period. Set forth below is a brief discussion of the key factors impacting our results of operations.

Known Trends and Uncertainties

Inflation

Prices of certain commodity products, including raw materials, are historically volatile and are subject to fluctuations arising from changes in domestic and international supply and demand, labor costs, competition, market speculation, government regulations, trade restrictions and tariffs. Increasing prices in the component materials for our goods may impact the availability, the quality and the price of our products, as suppliers search for alternatives to existing materials and increase the prices they charge. Our suppliers may also fail to provide consistent quality of product as they may substitute lower cost materials to maintain pricing levels. Nocera’s cost base also reflects significant elements for freight, including fuel, which has significantly increased due to the effects of the coronavirus (COVID-19) pandemic and Russia’s initiation of military action against Ukraine. Rapid and significant changes in commodity prices such as fuel and plastic may negatively affect our profit margins if Nocera is unable to mitigate any inflationary increases through various customer pricing actions and cost reduction initiatives.

Geopolitical Conditions

Our operations could be disrupted by geopolitical conditions, trade disputes, international boycotts and sanctions, political and social instability, acts of war, terrorist activity or other similar events. From time to time, we could have a large revenue stream associated with a particular customer or a large number of customers located in a particular geographic region. Decreased demand from a discrete event impacting a specific customer, industry, or region in which we have a concentrated exposure could negatively impact our results of operations.

Recently, Russia initiated significant military action against Ukraine. In response, the U.S. and certain other countries imposed significant sanctions and export controls against Russia, Belarus and certain individuals and entities connected to Russian or Belarusian political, business, and financial organizations, and the U.S. and certain other countries could impose further sanctions, trade restrictions, and other retaliatory actions should the conflict continue or worsen. It is not possible to predict the broader consequences of the conflict, including related geopolitical tensions, and the measures and retaliatory actions taken by the U.S. and other countries in respect thereof as well as any counter measures or retaliatory actions by Russia or Belarus in response, including, for example, potential cyberattacks or the disruption of energy exports, is likely to cause regional instability, geopolitical shifts, and could materially adversely affect global trade, currency exchange rates, regional economies and the global economy. The situation remains uncertain, and while it is difficult to predict the impact of any of the foregoing, the conflict and actions taken in response to the conflict could increase our costs, reduce our sales and earnings, impair our ability to raise additional capital when needed on acceptable terms, if at all, or otherwise adversely affect our business, financial condition, and results of operations.

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Effects of the COVID-19 Pandemic

The current outbreak of COVID-19 has globally resulted in loss of life, business closures, restrictions on travel, and widespread cancellation of social gatherings. The spread of COVID-19 has begun to cause some business disruption resulting in reduced net revenue in December 2019. While the disruption is currently expected to be temporary, there is considerable uncertainty around the duration. Therefore, the Company expects this matter to negatively impact its operating results.

The extent to which the COVID-19 pandemic impacts our business will depend on future developments, which are highly uncertain and cannot be predicted at this time, including:

•	new information which may emerge concerning the severity of the disease;

•	the duration and spread of the outbreak;

•	the severity of travel restrictions imposed by geographic areas in which we operate, mandatory or voluntary business closures;

•	regulatory actions taken in response to the pandemic, which may impact merchant operations, consumer and merchant pricing, and our product offerings;

•	other business disruptions that affect our workforce;

•	the impact on capital and financial markets; and

•	actions taken throughout the world, including in markets in which we operate, to contain the COVID-19 outbreak or treat its impact.

In addition, the current outbreak of COVID-19 has resulted in a widespread global health crisis and adversely affected global economies and financial markets, and similar public health threats could do so in the future.

Substantially all our revenues were concentrated in Taiwan pending expansion into other international markets. Consequently, our results of operations will likely be adversely, and may be materially affected, to the extent that the COVID-19 pandemic or any epidemic harms Taiwan’s economy and society and the global economy in general. Any potential impact to our results will depend on, to a large extent, future developments and new information that may emerge regarding the duration and severity of the COVID-19 pandemic and the actions taken by government authorities and other entities to contain the COVID-19 pandemic or treat its impact, almost all of which are beyond our control. If the disruptions posed by the COVID-19 pandemic or other matters of global concern continue for an extensive period of time, the operations of our business may be materially adversely affected.

To the extent the COVID-19 pandemic or a similar public health threat has an impact on our business, it is likely to also have the effect of heightening many of the other risks described in the “Risk Factors” section.

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Critical Accounting Policies, Estimates and Assumptions

We prepare our financial statements in conformity with U.S. GAAP, which requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the financial reporting period. We continually evaluate these estimates and assumptions based on the most recently available information, our own historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from those estimates. Some of our accounting policies require higher degrees of judgment than others in their application. We consider the policies discussed below to be critical to an understanding of our financial statements.

The SEC defines critical accounting policies as those that are, in management’s view, most important to the portrayal of our financial condition and results of operations and those that require significant judgments and estimates.

The accounting principles we utilized in preparing our consolidated financial statements conform in all material respects to U.S GAAP.

Reclassification

Certain prior period amounts have been reclassified to conform with current year presentation.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Significant items subject to such estimates and assumptions include, but are not limited to, the allowance for doubtful receivables; the useful lives of property and equipment and intangible assets; impairment of long-lived assets; recoverability of the carrying amount of inventory; fair value of financial instruments; provisional amounts based on reasonable estimates for certain income tax effects of the Tax Cuts and Jobs Act (the “Tax Act”) and the assessment of deferred tax assets or liabilities. These estimates are often based on complex judgments and assumptions that management believes to be reasonable but are inherently uncertain and unpredictable. Actual results could differ from these estimates.

Fair Value Measurement

The Company applies ASC Topic 820, Fair Value Measurements and Disclosures which defines fair value, establishes a framework for measuring fair value and expands financial statement disclosure requirements for fair value measurements.

ASC Topic 820 defines fair value as the price that would be received from the sale of an asset or paid to transfer a liability (an exit price) on the measurement date in an orderly transaction between market participants in the principal or most advantageous market for the asset or liability.

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ASC Topic 820 specifies a hierarchy of valuation techniques, which is based on whether the inputs into the valuation technique are observable or unobservable. The hierarchy is as follows:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value. Unobservable inputs are valuation technique inputs that reflect the Company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

Management of the Company is responsible for determining the assets acquired, liabilities assumed and intangibles identified as of the acquisition date and considered a number of factors including valuations from an independent appraiser.

When available, the Company uses quoted market prices to determine the fair value of an asset or liability. If quoted market prices are not available, the Company measures fair value using valuation techniques that use, when possible, current market-based or independently sourced market parameters, such as interest rates and currency rates.

As of March 31, 2022 and 2021, there are no assets or liabilities that are measured and reported at fair value on a recurring basis.

Cash and Cash Equivalents

Cash and cash equivalents include all cash on hand and cash in bank with no restrictions. The balance of cash as of March 31, 2022 and 2021 were $1,961,777 and $607,452, respectively.

Accounts Receivable, Net

Accounts receivable are stated at the original amount less an allowance for doubtful accounts, if any, based on a review of all outstanding amounts at period end. An allowance is also made when there is objective evidence that the Company will not be able to collect all amounts due according to the original terms of the receivables. The Company analyzes the aging of the customer accounts, coverage of credit insurance, customer concentrations, customer credit-worthiness, historical and current economic trends and changes in its customer payment patterns when evaluating the adequacy of the allowance for doubtful accounts.

Prepaid Expenses and Other Assets, Net

Prepaid expense and other assets, net consist of receivable from a concert, prepaid rent and etc. Management reviews its receivable balance each reporting period to determine if an allowance for doubtful accounts is required. An allowance for doubtful account is recorded in the period in which loss is determined to be probable based on an assessment of specific evidence indicating doubtful collection, historical experience, account balance aging, and prevailing economic conditions. Bad debts are written off against the allowance after all collection efforts have ceased.

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Inventories

Inventories are stated at lower of cost or net realizable value. Cost is determined using the weighted average method. Inventories include raw materials, work in progress and finished goods. The variable production overhead is allocated to each unit of product on the basis of the actual use of the production facilities. The allocation of fixed production overhead to the costs of conversion is based on the normal capacity of the production facilities.

Where there is evidence that the utility of inventories, in their disposal in the ordinary course of business, will be less than cost, whether due to physical deterioration, obsolescence, changes in price levels, or other causes, the inventories are written down to net realizable value.

Property and Equipment, Net

Property and equipment are stated at cost less accumulated depreciation. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Maintenance, repairs, and betterments, including replacement of minor items, are charged to expense; major additions to physical properties are capitalized.

Depreciation of property and equipment is provided using the straight-line method over their estimated useful lives, which are shown as follows.

Useful life
Leasehold improvements	Shorter of the remaining lease terms and estimated useful lives
Furniture and fixture	5 years
Equipment	3 years
Vehicle	5 years

Upon sale or disposal, the applicable amounts of asset cost and accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal is charged or credited to income.

Goodwill and Intangible Assets

We recognize goodwill in accordance with ASC 350, Intangibles—Goodwill and Other. Goodwill is the excess of cost of an acquired entity over the amounts assigned to assets acquired and liabilities assumed in a business combination. Goodwill is not amortized. Goodwill is tested for impairment annually as of October 1st of each year, and is tested for impairment between annual tests if an event occurs or circumstances change that would indicate the carrying amount may be impaired. An impairment charge for goodwill is recognized only when the estimated fair value of a reporting unit, including goodwill, is less than its carrying amount.

We recognize intangible assets in accordance with ASC 350, Intangibles—Goodwill and Other. Acquired intangible assets subject to amortization are stated at cost and are amortized using the straight-line method over the estimated useful lives of the assets. Intangible assets that are subject to amortization are reviewed for potential impairment whenever events or circumstances indicate that carrying amounts may not be recoverable. Assets not subject to amortization are tested for impairment at least annually.

The estimates of fair value are based on the best information available as of the date of the assessment, which primarily incorporates management assumptions about expected future cash flows. Although these assets are not currently impaired, there can be no assurance that future impairments will not occur.

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Share-Based Compensation

We determine our share-based compensation in accordance with ASC 718, Compensation—Stock Compensation (ASC 718), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees based on the grant date fair value of the award.

Determining the appropriate fair value model and calculating the fair value of phantom award grants requires the input of subjective assumptions. We use the Black-Scholes pricing model to value our phantom awards. Share-based compensation expense is calculated using our best estimates, which involve inherent uncertainties and the application of management’s judgment. Significant estimates include our expected volatility. If different estimates and assumptions had been used, our phantom unit valuations could be significantly different and related share-based compensation expense may be materially impacted.

The Black-Scholes pricing model requires inputs such as the risk-free interest rate, expected term, expected volatility and expected dividend yield. We base the risk-free interest rate that we use in the Black-Scholes pricing model on zero coupon U.S. Treasury instruments with maturities similar to the expected term of the award being valued. The expected term of phantom awards is estimated from the vesting period of the award and represents the weighted average period that our phantom awards are expected to be outstanding. We estimated the volatility based on the historic volatility of our guideline companies, which we feel best represent our Company. We have never paid and do not anticipate paying any cash dividends in the foreseeable future and, therefore, we use an expected dividend yield of zero in the pricing model. We account for forfeitures as they occur.

In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present a fair presentation of the Company’s condensed consolidated financial position as of March 31, 2022, its consolidated results of operations for the three months ended March 31, 2022, cash flows for the three months ended March 31, 2022 and change in equity for the three months ended March 31, 2022, as applicable, have been made.

Critical accounting policies are those that we consider the most critical to understanding our financial condition and results of operations.

Impairment of Long-lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of its business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

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Revenue Recognition

The Company has early adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606) and all subsequent ASUs that modified ASC 606 on January 1, 2017.

The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, the Company applies the following steps:

•	Step 1: Identify the contract(s) with a customer

•	Step 2: Identify the performance obligations in the contract

•	Step 3: Determine the transaction price

•	Step 4: Allocate the transaction price to the performance obligation in the contract

•	Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation

The Company considered revenue is recognized when (or as) the Company satisfies performance obligations by transferring a promised goods and provide maintenance service to a customer. Revenue is measured at the transaction price which is based on the amount of consideration that the Company expects to receive in exchange for transferring the promised goods and providing maintenance service to the customer. Contracts with customers are comprised of invoices, and written contracts.

The Company does not have arrangements for returns from customers and does not have any future obligations directly or indirectly related to services resale by customers. The Company has no sales incentive programs.

The Company provides goods, maintenance service warranties for the goods sold with a period varying from 18 months to 72 months, with the majority of the periods being 18 months, and exclusive sales agency license to its customers. For performance obligation related to providing products, the Company expects to recognize the revenue according to the delivery of products. For performance obligation related to maintenance service warranties, the Company expects to recognize the revenue on a ratable basis using a time-based output method. The performance obligations are typically satisfied as services are rendered on a straight-line basis over the contract term, which is generally for 18 months as a majority of the maintenance service warranties periods provided are 18 months. For performance obligation related to exclusive agency license, the Company recognizes the revenue ratably upon the satisfaction over the estimated economic life of the license.

The Company does not have amounts of contract assets since revenue is recognized as control of goods is transferred. The contract liabilities consist of advance payments from customers and deferred revenue. Advance payments from customers are expected to be recognized as revenue within 12 months. Deferred revenue is expected to be recognized as revenue within 12 months.

Cost of Sales

Cost of sales consists primarily of material costs, labor costs, depreciation, and related expenses, which are directly attributable to the production of the product. Write-down of inventories to lower of cost or net realizable value is also recorded in cost of sales.

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Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Leases

In February 2016, the FASB issued ASU 2016-12, Leases (ASC Topic 842), which amends the lease requirements in ASC Topic 840, Leases. Under the new lease accounting standard, a lessee will be required to recognize a right-of-use asset and lease liability for most leases on the balance sheet. The new standard also modifies the classification criteria and accounting for sales-type and direct financing leases, and enhances the disclosure requirements. Leases will continue to be classified as either finance or operating leases.

The Company adopted ASC Topic 842 using the modified retrospective transition method effective January 1, 2019. There was no cumulative effect of initially applying ASC Topic 842 that required an adjustment to the opening retained earnings on the adoption date nor revision of the balances in comparative periods. As a result of the adoption, The Company recognized a lease liability and right-of-use asset for each of our existing lease arrangement. The adoption of the new lease standard does not have a material impact on our consolidated income statement or our consolidated statement of cash flow.

Uncertain Tax Positions

The Company accounts for uncertainty in income taxes using a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon settlement. Interest and penalties related to uncertain tax positions are recognized and recorded as necessary in the provision for income taxes. According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. The statute of limitations is extended to five years under special circumstances, where the underpayment of taxes is more than RMB 100,000. In the case of transfer pricing issues, the statute of limitation is ten years. There is no statute of limitation in the case of tax evasion. The Company records interest and penalties on uncertain tax provisions as income tax expense. There are no uncertain tax positions as of March 31, 2022 and 2021, and the Company has no accrued interest or penalties related to uncertain tax positions. The Company does not believe that the unrecognized tax benefits will change over the next twelve months.

Comprehensive (Loss) Income

Comprehensive income or loss is comprised of the Company’s net (loss) income and other comprehensive income or loss. The component of other comprehensive income or loss consists solely of foreign currency translation adjustments, net of the income tax effect.

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Foreign Currency Translation and Transactions

The Company’s reporting currency is the United States dollar (“US$”). The functional currency of our VIE in Taiwan is NT, and the functional currency of our Hong Kong subsidiary is Hong Kong dollars (“HK$”). The functional currency of PRC companies is the Renminbi (“RMB”). In the consolidated financial statements, the financial information of the Company’s subsidiary and the consolidated VIE has been translated into US$. Assets and liabilities are translated at the exchange rates on the balance sheet date, equity amounts are translated at historical exchange rates, except for changes in accumulated deficit during the year which is the result of income statement translation process, and revenue, expense, gains or losses are translated using the average exchange rate during the year. Translation adjustments are reported as foreign currency translation adjustments and are shown as a separate component of other comprehensive income or loss in the consolidated statements of changes in equity and comprehensive (loss) income. The exchange rates as of March 31, 2022 and 2021 are 6.3462 and 6.5528, respectively. The annual average exchange rates for the year ended December 31, 2021 and 2020 are 6.3539 and 6.9001, respectively.

(Loss) Earnings per Share

Basic (loss) earnings per share is computed by dividing net (loss) income attributable to holders of common stock by the weighted average number of common shares outstanding during the year. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue common shares were exercised or converted into common shares.

Recently Issued Accounting Standards

See Note 3 to the Consolidated Financial Statements included herewith.

Results of Operations

The following table sets forth the consolidated statements of operations of the Company for the three months ended March 31, 2022 and 2021 and the years ended December 31, 2021 and 2020.

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Consolidated Statements of Operations

	Three months ended March 31,
	2022	2021
	$	$
Net sales	2,919,045	1,579,486
Cost of sales	(2,863,803)	(1,230,842)
Gross profit	55,242	348,644

Operating expenses
General and administrative expenses	(860,953)	(235,235)
Total operating expenses	(860,953)	(235,235)

(Loss) Income from operations	(805,711)	113,409

Other expense	–	(1,759)
(Loss) Income before income taxes	(805,711)	111,650

Income tax expense	(9)	(62,160)
Net (loss) income	(805,720)	49,490

Less: Net loss attributable to non-controlling interests	–	–
Net (loss) income attributable to the company	(805,720)	49,490

Comprehensive Income
Net (loss) income	(805,720)	49,490
Foreign currency translation (loss) gain	(129,231)	1,669
Total comprehensive (loss) income	(934,951)	51,159

Less: comprehensive loss attributable to non-controlling interest	–	–
Comprehensive (loss) income attributable to the Company	(934,951)	51,159

(Loss) Income per share
Basic	(0.0755)	0.0054
Diluted	(0.0755)	0.0036

Weighted average number of common shares outstanding
Basic	10,677,150	9,131,786
Diluted	10,677,150	13,821,506

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Comparison of Results of Operations for the three months ended March 31, 2022 and March 31, 2021

Revenue

Revenue for the three months ended March 31, 2022 was $2,919,045 compared to $1,579,486 for the comparable period in 2021. The increase was mainly because of the revenue recognition of the fish trading business from NTB for the three months ended March 31, 2022.

Gross profit

Gross profit for the three months ended March 31, 2022 was $55,242, compared to $348,644 for the comparable period in 2021. The decrease was primarily because there was a significant increase in cost of sales from NTB’s fish trading business for the three months ended March 31, 2021.

General and administrative expenses

General and administrative expenses were $860,953, for the three months ended March 31, 2022, compared to approximately $235,235 for the comparable period in 2021. This increase was primarily due to the increase of legal, accounting, and consulting fees for the three months ended March 31, 2022 in connection with securities filings and other related matters.

Other income (expense)

Other expenses were $nil, for the three months ended March 31, 2022, compared to $1,759 for the comparable period in 2021. The decrease was mainly the effect of interest expense recognized for the three months ended March 31, 2021.

Net income attributable to the Company

Net loss attributable to the Company (excluding net loss attributable to non-controlling interest) for the three months ended March 31, 2022 was $805,720 compared to net income attributable to the Company (excluding net loss attributable to non-controlling interest) of $49,490 for the comparable period in 2021. The decrease of income was because the Company recognized the expense from the issuance of 100,000 common shares as consideration for legal services rendered.

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For the years ended December 31,
	2021	2020
Net Sales	$9,945,325	$1,170,156
Cost of sales	(9,000,733)	(526,343)
Gross profit	944,592	643,813

Operating expenses
General and administrative expenses	(10,419,684)	(1,325,696)
Total operating expenses	(10,419,684)	(1,325,696)

Loss from operations	(9,475,092)	(681,883)

Other income (expense)	(4,055)	36
Loss before income taxes	(9,479,147)	(681,847)

Income tax (expense) benefit	(139,932)	42,777
Net loss	(9,619,079)	(639,070)

Less: Net loss attributable to non-controlling interests	–	(6,705)
Net loss attributable to the Company	$(9,619,079)	$(632,365)

Comprehensive (loss) income
Net loss	(9,619,079)	(639,070)
Foreign currency translation income (loss)	63,248	31,081
Total comprehensive loss	(9,555,831)	(607,989)

Less: Net loss attributable to non-controlling interest	–	(6,705)
Less: Foreign currency translation loss attributable to non-controlling interest	–	(499)
Comprehensive loss attributable to the Company	$(9,555,831)	$(600,785)

Loss per share
Basic	$(1.0500)	$(0.0538)
Diluted	$(1.0500)	$(0.0538)

Weighted average number of common shares outstanding
Basic	9,160,862	11,752,447
Diluted	9,160,862	11,752,447

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Comparison of Results of Operations for the years ended December 31, 2021 and December 31, 2020

Revenue

Revenue for the year ended December 31, 2021 was approximately $9.9 million compared to approximately $1.2 million for the comparable period in 2020. The revenue for the year ended December 31, 2021 was mainly generated from inventory sales and XFC delivery of construction services to its customers. The revenue for the year ended December 31, 2020 was driven by the deferred revenue recognition of the exclusive sales agency license revenue from JCD of selling our fish farming containers in Asia Pacific. As of December 31, 2021, the Company and JCD mutually agreed to termination of the Regional Agency Cooperation Agreement dated as of September 2019, as amended by the Regional Agency Cooperation Supplementary Agreement dated as of May 31, 2020, by and between Grand Smooth Inc Ltd and JCD (the “Cooperation Agreement”).

Gross profit

Gross profit for the year ended December 31, 2021 was approximately $0.9 million, compared to approximately $0.6 million for the comparable period in 2020. This increase of gross profit margin was mainly because in 2021 we recognized the revenue generated from the delivery of construction services of XFC.

General and administrative expenses

General and administrative expenses were $10.4 million, for the year ended December 31, 2021, compared to $1.3 million for the comparable period in 2020. This increase of general and administrative expenses was mainly because in 2021, we recognized significant share based compensation expenses to employees and consultants for professional services.

Other income (expense)

Other expenses were $(4,055) for the year ended December 31, 2021, compared to other income of $36 for the comparable period in 2020. The expenses for the year ended December 31, 2021 was mainly due to interest expense.

During the year ended December 31, 2021, we recorded an income tax expense of $135,444 as compared to income tax benefit $42,777 for the comparable period in 2020.

Net loss attributable to the Company

Net loss attributable to the Company (excluding net loss attributable to non-controlling interest) for the year ended December 31, 2021 was approximately $9.6 million compared to net loss attributable to the Company (excluding net income attributable to non-controlling interest) approximately of $0.6 million for the comparable period in 2020. The significant decrease was mainly because in 2021 we recognized significant share based compensation expenses to employees and consultants for professional services.

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Liquidity and Capital Resources

The Company had net cash provided by operating activities for the three months ended March 31, 2022 and the cash balance was $1,961,777 as of March 31, 2022. The Company believes its current cash balances coupled with anticipated cash flow from operating activities will be sufficient to meet its working capital requirements for at least one year from the date of issuance of the accompanying consolidated financial statements. The Company continues to control its cash expenses as a percentage of expected revenue on an annual basis and thus may use its cash balances in the short-term to invest in revenue growth. Based on current internal projections, the Company believes it has and/or will generate sufficient cash for its operational needs, for at least one year from the date of issuance of the accompanying consolidated financial statements. The Company’s plans for its cash within the twelve months from March 31, 2022 and beyond are to (i) purchase a piece of land in the United States and (ii) build our first land-based recirculating aquaculture fish farm. Management is also focused on growing the Company’s existing product offering, as well as its customer base, to increase its revenues. The Company cannot give assurance that it can increase its cash balances or limit its cash consumption and thus maintain sufficient cash balances for its planned operations or future acquisitions. Future business demands may lead to cash utilization at levels greater than recently experienced. The Company may need to raise additional capital in the future. However, the Company cannot assure that it will be able to raise additional capital on acceptable terms, or at all. Subject to the foregoing, management believes that the Company has sufficient capital and liquidity to fund its operations for at least one year from the date of issuance of the accompanying consolidated financial statements.

To date, we have funded our operations through revenues, loans from our officers, and the issuance of equity securities. The Company obtained a financial support letter dated as of May 7, 2020 from Mr. Yin-Chieh Cheng, the Chief Executive Officer, also the Chairman of the Board and a principal stockholder of the Company. As of March 31, 2022, the Company owes Mr. Cheng a total of $7,653 as a reimbursement for amounts paid by Mr. Cheng on behalf of the Company.

•	On April 1, 2021, the Company entered in a securities purchase agreement with certain investors for an aggregate of 80,000 shares of its preferred stock at a per share purchase price of $2.50. As part of the transaction, the investors received one Class C Warrant and one Class D Warrant for the subscription of each preferred share. Each Class C Warrant consist of the right to purchase up one share of common stock to at an exercise price of $3.75 per share exercisable for 36 months from the date of issuance. Each Class D Warrants consist of the right to purchase one share of the Company’s common stock at an exercise price of $7.50 per share exercisable for 36 months from the date of issuance. The subscription was completed on August 10, 2021

•	In August 2021, the Company issued 80,000 shares of preferred shares of $0.001 each at an issue price of $2.50 per share to certain investors credited as fully paid.

•	On September 27, 2021, the Company entered into securities purchase agreements with investors, pursuant to which the Company issued in a registered direct offering, an aggregate of 32,000 shares of common stock of the Company at a per share purchase price of $3.75. In addition, the investors also received one Class C Warrant and one Class D Warrant for the subscription of each preferred share. On December 31, 2021, the Company consummated a private offering of 278,667 units at a purchase price of $7.50 per unit to 28 investors for gross proceeds of $2,090,000. Each unit consisted of one share of the Company’s common stock and an “equity kicker” of one share of the Company’s common stock, for a total of 557,334 shares of common stock.

Since the net asset balance as of March 31, 2022 was $4,699,630, there is no substantial doubt as to the Company’s ability to continue as a going concern.

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The following table provides detailed information about our net cash flows for the periods indicated:

	For the quarters ended March 31,
	2022	2021
	$	$
Net cash used in operating activities	(553,367)	(258,573)
Net cash used in investing activities	–	(24,000)
Net cash used in financing activities	(3,353)	(144,233)
Effect of the exchange rate change on cash	74,488	10,727
Decrease in cash	(482,232)	(416,077)

Three Months Ended March 31, 2022 and 2021

Net cash used in operating activities

Net cash used in operating activities amounted to $553,367 for the three months ended March 31, 2022. This reflected the effect of changes in operating assets and liabilities including decreases of accounts receivable in the amount of $181,547 and increase of accounts due from a related party of $458,145.

Net cash used in operating activities amounted to $258,573 for the three months ended March 31, 2021. This reflected the effect of changes in operating assets and liabilities including decreases of accounts receivable in the amount of $303,302.

Net cash used by financing activities

Net cash used by financing activities amounted to $3,353 for the three months ended March 31, 2022, which was repayment of bank loans and issuance of common stock.

Net cash used by financing activities amounted to $144,233 for the three months ended March 31, 2021, which was repayment of bank loans.

Since we plan to build our land-based fish farming demo sites in the US, Taiwan, Brazil, Japan, and Thailand to promote our fish farming systems to the global market, we expect that we will require additional capital, which includes construction costs, marketing costs, operation costs, etc., to meet our long-term operating requirements. We expect to obtain financing from stockholders or raise additional capital through, among other things, the sale of equity or debt securities. The stockholders are committed to provide additional financing required when we try to raise additional capital from third party investors or banks. However, there can be no assurance that we will be successful in raising this additional capital.

	For the years ended December 31,
	2021	2020

Net cash provided by (used in) provided by operating activities	$251,729	$(129,824)
Net cash (used in) provided by investing activities	(25,067)	770,943
Net cash (used in) provided by financing activities	1,203,833	217,479
Effect of the exchange rate change on cash and cash equivalents	(10,017)	136,394
Increase in cash and cash equivalents	$1,430,495	$994,992

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Fiscal Year Ended December 31, 2021 and 2020

Net cash provided by (used in) operating activities

Net cash provided by operating activities amounted to $251,729 for the year ended December 31, 2021. This reflected a net loss of $9,619,079, as adjusted for non-cash items primarily including share-based compensation of $6,638,371, consultancy services settled by equities of $3,045,150 and offset by effect of changes in working capital including decreases of accounts receivable in the amount of $252,338.

Net cash used in operating activities amounted to $129,824 for the year ended December 31, 2020. This reflected a net loss of $639,070, as adjusted for non-cash items primarily including impairment of GZ WFH of $522,291, depreciation of $74,958 and share-based compensation of $265,758, and offset by effect of changes in working capital including an increase of $ 268,285 of inventories.

Net cash (used in) provided by financing activities

Net cash provided by financing activities amounted to $1,203,833 for the year ended December 31, 2021, which were primarily arising from proceeds from issuance of common stock and preferred stock during the year.

Net cash used in financing activities amounted to $486,271 for the year ended December 31, 2021, which was repayment of bank loans.

Net cash provided by financing activities amounted to $217,479 for the year ended December 31, 2020, which was attributable to the proceeds from our stockholders primarily for our daily operation. See “Note 14 to the consolidated financial statements included herewith.”

Business Combinations

We account for business acquisitions in accordance with ASC 805, Business Combinations. We measure the cost of an acquisition as the aggregate of the acquisition date fair values of the assets transferred and liabilities assumed and equity instruments issued. Transaction costs directly attributable to the acquisition are expensed as incurred. We record goodwill for the excess of (i) the total costs of acquisition, fair value of any non-controlling interests and acquisition date fair value of any previously held equity interest in the acquired business over (ii) the fair value of the identifiable net assets of the acquired business.

The acquisition method of accounting requires us to exercise judgment and make estimates and assumptions based on available information regarding the fair values of the elements of a business combination as of the date of acquisition, including the fair values of identifiable intangible assets, deferred tax asset valuation allowances, liabilities related to uncertain tax positions and contingencies. We must also refine these estimates over a one-year measurement period, to reflect any new information obtained about facts and circumstances that existed as of the acquisition date that, if known, would have affected the measurement of the amounts recognized as of that date. If we are required to retroactively adjust provisional amounts that we have recorded for the fair value of assets and liabilities in connection with an acquisition, these adjustments could materially impact our results of operations and financial position. Estimates and assumptions that we must make in estimating the fair value of future acquired technology, user lists and other identifiable intangible assets include future cash flows that we expect to generate from the acquired assets. If the subsequent actual results and updated projections of the underlying business activity change compared with the assumptions and projections used to develop these values, we could record impairment charges. In addition, we have estimated the economic lives of certain acquired assets and these lives are used to calculate depreciation and amortization expense. If our estimates of the economic lives change, depreciation or amortization expenses could be accelerated or slowed, which could materially impact our results of operations.

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Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Recently Issued Accounting Pronouncements

Please refer to the Note 3 to the Consolidated Financial Statements included herewith.

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BUSINESS

Overview

Nocera is a United States public company headquartered in Taiwan engaged in the manufacturing of aquaculture equipment, construction of aquaculture facilities, managing and operating aquaculture facilities and consulting for third party operators of aquaculture facilities. We provide Land-Based Recirculation Aquaculture Systems (“RASs”) for fish farming. Our primary business operations consist of the design, development and production of RAS large scale fish tank systems, for fish farms along with expert consulting, technology transfer, and aquaculture project management services to new and existing aquaculture management business services.

Corporate Structure

We conduct our operations through (i) Xin Feng Construction Co., Ltd, a Taiwan limited liability company (“XFC”); and (ii) Nocera Taiwan Branch, an unincorporated division of the Company (“NTB”). The Company’s other subsidiaries, Grand Smooth Inc. Limited, a Hong Kong limited company (“GSI”), which wholly-owns Guizhou Grand Smooth Technology Ltd., a People’s Republic of China (PRC) corporation (“GZ GST”), are dormant and do not have any operations. The Company intends to keep such entities dormant and not conduct any operations in the PRC or Hong Kong.

We acquired GSI, a limited company established under the laws and regulations of Hong Kong on August 1, 2014, in a reverse merger on December 31, 2018. Prior to the merger, we were a “shell company” as defined under Rule 12b-2 of the Exchange Act. GSI is the parent holding company of GZ GST, which was incorporated on November 13, 2018, as a wholly foreign-owned enterprise established in the PRC. Both GSI and GZ GZT are currently dormant and do not conduct any operations. The Company currently does not conduct any operations in China or Hong Kong.

In December 2020, Nocera added Xin-Feng Construction Co. Ltd, a variable interest entity (“VIE”). Under the laws of Taiwan, foreign investments are typically restricted or prohibited with respect to the operation of certain businesses in Taiwan (e.g., construction). As a result, it was necessary for us to add XFC as a VIE in order to obtain a Class A construction license to construct indoor RASs and solar sharing fish farms. XFC has obtained a Class A construction license in Taiwan and we plan to use XFC for the investment in, and the construction of, indoor RASs and solar sharing fish farms. The Company is now looking for opportunities to expand into the U.S. by building fish farms or transforming existing ones into high-tech and solar sharing enterprises.

NTB was established on January 14, 2021 in Taiwan. In October 2021, Nocera began its eel trading business in response to domestic demands created by the COVID-19 lockdown. NTB currently procures and sells eel in Taiwan and plans to trade other types of seafood, such as tilapia and milkfish, in the near future.

Corporate History

Nocera, Inc. was incorporated in the State of Nevada on February 1, 2002, and is based in New Taipei City, Taiwan.

Reverse Merger

Effective December 31, 2018, Nocera completed a reverse merger transaction pursuant to an Agreement and Plan of Merger with (i) GSI, (ii) GSI’s stockholders, Yin-Chieh (Jeff) Cheng and Zhang Bi, who together owned shares constituting 100% of the issued and outstanding ordinary shares of GSI (the “GSI Shares”) and (iii) GSI Acquisition Corp. Under the terms of the Agreement, the GSI Stockholders transferred to Nocera all of the GSI Shares in exchange for the issuance of 6,666,667 shares of Nocera’s common stock. As a result of the reverse merger, GSI became Nocera’s wholly-owned subsidiary and Mr. Cheng and Zhang Bi, the former stockholders of GSI, became Nocera’s controlling stockholders. The share exchange transaction with GSI was treated as a reverse merger, with GSI as the accounting acquirer and Nocera as the acquired party. GSI is a limited company established under the laws and regulations of Hong Kong on August 1, 2014 and is a holding company without any assets or operations.

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In anticipation of the reverse merger, GSI undertook a reorganization and became the 100% holding company of Guizhou Grand Smooth Technology Ltd (“GZ GST”) and GSI Guizhou Wan Feng Hu Intelligent Aquatic Technology Co. Limited (“GZ WFH”), which were all controlled by the same stockholders before and after the reorganization, pursuant to a series of contractual agreements (the “GZ WFH VIE Agreements”). As a result, GSI, through GZ GST, was determined to be the primary beneficiary of GZ WFH and GZ WFH became a variable interest entity of GSI. Accordingly, GSI consolidated GZ WFH’s operations, assets and liabilities.

GZ WFH was incorporated in Xingyi City, Guizhou Province, People’s Republic of China (“PRC”) on October 25, 2017, and was engaged in providing fish farming containers service, which integrated sales, installments, and maintenance of aquaculture equipment.

Divestiture of GZ WFH

On September 21, 2020, Nocera terminated its relationship with GZ WFH and its management, and the GZ WFH Agreements between the parties were terminated as well.

Subsequently on October 8, 2020, Zhang Bi and GZ WFH entered into a Settlement Agreement and Release with the Company wherein all claims as to GZ WFH’s debt (claim to shares in Nocera or GZ GST) were compromised, settled, and otherwise resolved as to any and all claims or causes of action whatsoever against Nocera for any matter, action, or representation as to Nocera, and any debt to ownership of Nocera or GZ GST up to the date of the settlement agreement. The consideration for the settlement agreement was mutual waiver of any and all claims against each other and GZ GST, and GZ WFH (including Zhang Bi) waived any claims to Nocera stock, and the 3,166,667 shares of common stock of Nocera owned by Zhang Bi were cancelled.

The VIE Agreements with XFC

On December 31, 2020, Nocera exchanged 466,667 shares of the Company’s restricted common stock to stockholders of XFC in exchange for 100% controlling interest in XFC.

On December 31, 2020, Nocera and XFC, a domestic funded limited liability company registered in Taiwan (R.O.C.), entered into a series of contractual agreements whereby Nocera agreed to provide technical consulting and related services to XFC. As a result, Nocera has been determined to be the primary beneficiary of XFC, and XFC became a VIE of Nocera.

The VIE structure was adopted mainly because we engage in business in an industry that prohibits foreign investment (e.g., construction) and of which requires special licenses in Taiwan. We are not currently planning to engage in business in mainland China or Hong Kong, and as a result, we are not currently required to obtain any special licenses in mainland China or Hong Kong. Nocera has entered into the following contractual arrangements with a stockholder of XFC, that enable the Company to (1) have the power to direct the activities that most significantly affects the economic performance of XFC, and (2) receive the economic benefits of XFC that could be significant to XFC. The Company is fully and exclusively responsible for the management of XFC, assumes all of the risk of losses of XFC and has the exclusive right to exercise all voting rights of XFC’s stockholder. Therefore, in accordance with ASC 810 “Consolidation,” the Company is considered the primary beneficiary of XFC and has consolidated XFC’s assets, liabilities, results of operations, and cash flows in the accompanying consolidated financial statements.

XFC will shift focus to support the construction activities of RAS fish farms of our clients and the development of the Company-owned and operated fish farms.

Reverse Stock Split

On [•], 2022, we effected a 2-for-3 reverse stock split of our outstanding common stock. All share amounts and dollar amounts have been adjusted for the reverse stock split.

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Significant Products & Services

The Company manufactures, sells, and installs RASs for land-based fish farms. Originally, our systems were designed and constructed from used marine shipping containers. The Company then developed its next generation of RASs, a cylindrical shaped tank that holds approximately 15,000 U.S. gallons of water, which the Company believes make them among the largest systems in the market.

There are several significant benefits to our RASs:

•	the system provides a controlled and “traceable” environment;

•	the recirculating aquaculture system can be installed almost anywhere and requires minimal site preparation; and

•	it benefits local economies by providing fresher and, therefore, generally healthier fish.

Nocera’s RASs include the fish tank, circulation and filtration systems.

Nocera Land-based RASs Overview
Height / width	1.5m/10m
Main composition of our tank	Environmental-friendly PE
Yield per growing season (Tilapia)	11,000 lbs.
Fish farming density	100-109 lb./m3
Price per RASs Total Solution	$35,000 USD

The Company’s RASs can raise both freshwater and saltwater fish, as well as a variety of crustaceans.

Nocera Recirculating Aquaculture System

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The Company also provides consulting services to aquaculture projects, where we offer design innovation and RAS expertise to increase revenue, while decreasing operating expenses, allowing clients to operate more efficiently while increasing production. Additionally, we show clients how to operate more strategically by diversifying the species of fish raised to meet market demands. Our equipment enhances the management of fish farms by reducing the incidence of disease among the fish populations, while reducing water pollution from inland fish farms.

Market Potential

Global fish consumption has long been on the rise at a rate higher than any other source of animal protein, and the trend is expected to continue. With overfishing already threatening the earth’s marine ecosystem, it is anticipated that a significantly larger proportion of fish consumption would be farm-raised instead of wild-caught in the future.

The trade conflict between the U.S. and China has led to a greater demand for non-Chinese originated seafood products from the U.S. and other markets. The global supply chain disruption caused by COVID-19 also has made shipping costs and shipping arrangements highly unstable and unpredictable, which further contributes to a greater demand for domestically produced seafood products.

On a broader perspective, as the world begins a transition towards net zero in response to the ever-more pressing threat of climate change, it is reasonably foreseeable that solar energy will be the a go-to option for many countries as a new and principal source of green energy. In 2020, the Taiwanese government instituted a green power policy that requires all solar companies using farmland or fish farmland to have actual operating fish farms as a prerequisite for a solar license grant.

RASs, with its advantage in producing more fish in a more cost-effective and environmentally friendly manner, while offering greater location flexibility and the potential for a “solar-fish sharing mode” is the perfect solution to the issues highlighted above.

Market Analysis

According to the Food and Agriculture Organization’s (FAO) latest report “The State of World Fisheries and Aquaculture 2020,” also referred to as “SOFIA 2020,” per capita food fish consumption grew from 9 kilograms (live weight equivalent) in 1961 to 20.5 kilograms in 2018, equating to around 1.5% growth each year. At the same time, since 1961, the average annual rise in global food fish consumption of 3.1 percent has outpaced the population growth of 1.6 percent, and exceeded the consumption escalation of all other animal protein foods (like beef, poultry, and milk), which increased by 2.1 percent per annum (Food and Agriculture Organization of the United Nations, 2020, p. 2-3).

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Over the past three decades, fish production from aquaculture has grown by over 450%, significantly contributing to the increase in global fish production over the period, as shown in the table below:

In 2018, 52% of the fish consumed as food globally were produced by the aquaculture sector, and the FAO estimated that the percentage will grow to 59% by 2030.

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The fast growth in the species of fish produced through aquaculture is expected to be tilapia, carp, and pangasius/catfish. Currently, tilapia accounts for approximately 7% of all fish raised in fish farms. Carp currently accounts for 20% of all fish raised in fish farms and is expected to rise to 21%. Pangasius/catfish is expected to remain consistent at 5%. Other species expected to maintain a high share of production through aquaculture methods are shrimp at 9%, and mollusks at 24%.

Projected Species Shares in Aquaculture Production

Market Demand

The escalation of trade tension between the US-China trade war has caused the global fish market to become slightly uncertain. The higher trading volume of fish such as tilapia and lobster were added to the tariff list in both China and the United States. However, not only these two regions were affected; trade volume has decreased around the world since 2019. Undoubtedly, the COVID-19 pandemic plays an important role, bringing adverse effects to global trade.

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China mostly imports Pacific salmon, cod, pollock, flatfish, lobster, and crab from the U.S., and in 2017, these imports reached $1.3 billion (see “US-China seafood trade flows (2010-2017)” table). Of the U.S. seafood exports, crustaceans are consumed locally in China, but most of the whitefish and salmon are exported from the U.S. to China for processing and re-exporting. The seafood trade flow from China to the U.S. is even bigger – having reached $2.7 billion in 2017. The majority of these trade flows consist of tilapia, shrimp, squid, as well as re-exports of salmon and whitefish.

US-China seafood trade flows (2010-2017) table

In April 2020, the U.S. and the Chinese government signed the Phase One agreement. This agreement stipulated the removal of tariffs on some of the seafood products in which “tilapia, frozen, each weighing not more than 115 grams” was included and exempted until August 7, 2020. During this period, exports to the U.S. have regained momentum and reached a high in July with 46,0000 metric tons. However, in August 2020, the U.S. Trade Representative (USTR) released the list of products that will receive a further extension on tariffs exclusions and tilapia is no longer on the list and it is now under the 25% tariffs once again, and exports have already subsided in August and September. Accordingly, Nocera intends to take advantage of this opportunity and enter the U.S. market in 2022. We only intend to meet U.S. local demands, but also to create job opportunities in the U.S.

RASs and Solar Panels

In 2020, the Taiwanese government instituted a green power policy that requires all solar companies using farmland or fish farmland to have actual operating fish farms as a prerequisite before a solar license will be granted. These local solar companies cannot obtain bank financing unless there is proof of fish farming operations or harvest guarantees of fish. In addition to generating power, solar companies must operate a fish farm with production of no less than 70% of the last three years’ average within the township. Accordingly, all of these solar companies must have fish farms located beneath their solar panels. This has resulted in a tremendous opportunity for Nocera to meet the demand of solar sharing fish farms. We currently estimate that there will be a need for approximately 5,000 tank-based systems in Taiwan over the course of the next couple of years.

Feed-in tariff schemes are increasingly common internationally as an incentive for adopting renewable energy. Nocera foresees global opportunities like those in Taiwan, as countries around the world start setting net zero emissions targets and significant limiting or phasing out carbon-emitting energy sources.

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Business Model

•	RAS Sales - Manufacturing of equipment and providing services to land-based fish farms.

•	Construction and management of solar sharing fish farms with expansion into the U.S. and Brazil.

•	Investment and management of solar sharing fish farms.

•	Procurement and sales of eel and other fish.

Nocera provides tank-based recirculation aquaculture systems for both fresh and saltwater fish and invests in fish farms by building high-tech RASs. The main business operation consists of the design, development, and production of large-scale RAS fish tank systems, (aquaculture) for fish farms along with expert consulting, technology transfer, and aquaculture project management services to new and existing aquaculture facilities and operators.

Revenue Streams

Our revenues for the three months ended March 31, 2022 and 2021 were approximately $2,919,045 and $1,579,486, respectively. There were three customers who represented 97% of the Company’s total revenue for the three months ended March 31, 2022, and two customers who represented 98% of the Company’s total revenue for the three months ended March 31, 2021. These customers are not located in mainland China or Hong Kong.

Our revenues for the year ended December 31, 2021 and for the year ended December 31, 2020 were approximately $9.9 million and $1.2 million, respectively. There was one customer, The Fifth District Management Office of Taiwan Water Corporation, who represented approximately 58% of the Company’s total revenue for the year ended December 31, 2021, and two customers (JC Development Co., Ltd (“JCD”) and Pan Li) who represented 96% of the Company’s total revenue for the prior year period. These customers are not located in mainland China or Hong Kong.

Our future plan of operations is to shift away from general construction services to the construction of fish and solar power farms, and we intend to enter into the United States market in 2022.

Construction Services

Nocera is the only provider of RAS solar power energy sharing and construction services in Taiwan. In 2021, Nocera acquired Xin-Feng Construction Co. Ltd (“XFC”) to support the construction activities for the clients of Nocera and develop Taiwan fish farm segmentation.

Eel Procurement and Sales

In October 2021, Nocera began its eel trading business in response to domestic demands created by the COVID-19 lockdown. NTB currently procures and sells eel in Taiwan and plans to trade other types of seafood, such as tilapia and milkfish, in Taiwan the near future.

In 2022, in light of current industry and global market trends, Nocera believes the U.S. is a potentially lucrative market to penetrate. The Company is actively looking to acquire land in the U.S. that would be suitable to establish one or more fish farms using its RASs.

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Sales & Marketing Model

In January 2021, the Company moved its focus from China to Taiwan and employed a sales and marketing strategy targeting government-supported solar fish farms. We further expanded our marketing efforts through networking contacts.

We currently sell and develop fish farms in Taiwan and, in the near-term, expand our sales and development efforts to the United States and Brazil. Nocera expects to sell over 5,000 tanks in the next five years. Nocera’s production facility is to be established in Taiwan and plans to sell the systems in North and South America and European countries as well.

The Company plans on expanding its sales and marketing model through online marketing, data intelligence, and the establishment of a distributor network. The use of online marketing and data intelligence is designed to generate sales leads internationally so that we can direct to our sales department to follow-up and close sales worldwide.

We also have built a fish farming demo site in Taiwan and intend to build fish farming demo sites in the United States in 2022, Brazil in 2023, Japan in 2023 or 2024 and Thailand in 2023 or 2024, to promote our fish farming systems to the global market.

Project Potential

RASs offer a variety of important advantages over traditional fish farming methods. RASs maximize production with a limited supply of water and land, allow nearly complete environmental control, while also providing a higher level of location flexibility. on top of more efficient harvest and disease control.

The traditional natural water body fish farming method, where low densities of fish are reared in ponds, is vulnerable to disease, pollutants, and seasonally sub-optimal growing conditions. By comparison, RASs require relatively small areas of land and use a smaller volumes of water that is recirculated and filtered to prevent disease spread and minimize pollutants. Nocera’s RASs can produce over 20,000 kilograms of fish annually in spaces as little as 1,900 square feet. Traditional fish farming methods would require 2.5 acres of outdoor water ponds to produce the same amount of fish. With a smaller footprint, RASs harvesting should be more efficient than traditional fish farming methods.

Approximately 90% of the recirculating water from RASs is processed through the main filtering system. Nocera offers promising solutions with regards to water quality and waste control. We believe these concerns will continue to magnify in the future as water demand keeps escalating. RASs also provide a highly controllable environment that can be tailored for a wide range of fish species in both fresh water and salt water.

Competition

The market for aquaculture projects and services is highly competitive. Many of the producers and sellers are large entities that have significantly greater resources than we have. Therefore, we signed the XFC VIE Agreements to use XFC’s local resources in Taisi township, Taiwan to develop land-based RASs fish farms in Taiwan and hopefully gain a competitive advantage. We also compete with small suppliers which provide smaller alternative aquaculture solutions regionally, but due to the size of our projects, we believe that we should be able to offer a better price point.

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Nocera’s Competitive Edge

Based on the Company’s research, all other players in the RAS market offer significantly smaller tank systems that we believe are more costly to operate and, therefore, result in higher fish production costs. Nocera’s cost-effective tanks offer customers an economic incentive to use our systems and provide us with a significant competitive edge vis-a-vis competitors. Advantages of using our systems include:

•	inexpensive and simple design and construction, as compared to other RASs tanks made in the EU and the U.S.;

•	mobility and flexibility, where our systems can be relocated and reused relatively; and

•	ease of installation, requiring only 3-5 hours to fully assemble a system.

Sales and Marketing

Nocera intends to create a brand and by its creation of the brand, offer unique and better incentives to the consumers. Our target market is not only limited to the direct processing plants; instead, consumers will be informed about the uniqueness of the fish product, and the important health benefits of fish protein.

Further, Nocera plans to increase the species selection and product form through the investment of the additional 500 tanks; among all we plan to build a hatchery system by collaborating with professionals to promote and maintain healthy, self-sustaining populations of fish and other aquatic species. We are aiming for the direct wholesale option, including live hauling, restaurants, supermarkets and specialty stores. More importantly, the distribution channel will move towards online marketing as well to achieve a greater market share.

Manufacturing Operations

Currently, the Company manufactures RASs through its branch office in Taiwan. Additionally, Nocera provides consulting services regarding RAS technology transfer and aquaculture project management services to the customers in Taiwan.

Government Regulation

We are subject to many varying laws and regulations in Taiwan and throughout the world, including, without limitation, those related to privacy, data protection, intellectual property, consumer protection, e-commerce, marketing, advertising, messaging, rights of publicity, health and safety, employment and labor, product liability, accessibility, competition, and taxation. These laws and regulations are constantly evolving and may be interpreted, applied, created, or amended in a manner that could harm our current or future business and operations. In addition, it is possible that certain governments may seek to block or limit our products and services or otherwise impose other restrictions that may affect the accessibility or usability of any or all of our products and services for an extended period of time or indefinitely.

Our properties and operations are subject to a number of environmental, health and safety laws and regulations in each of the jurisdictions in which we operate. Under certain of these laws and regulations, we may be subject to joint and several liability for environmental investigations and cleanups, including at properties that we currently or previously owned or operated, or at sites at which waste we generated was disposed, even if the contamination was not caused by us or was legal at the time it occurred.

We are also subject to laws regulating consumer products in the jurisdictions in which we sell our products. In the United States for instance, certain of our products are subject to the U.S. Consumer Product Safety Act, under which the U.S. Consumer Product Safety Commission may exclude products from the market that are found to be unsafe or hazardous, require repair, replacement or refund of products, impose fines for noncompliance with requirements and impose fines for failure to timely notify them of potential safety hazards.

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Also, with respect to the potential sale of eel and any other seafood into the United States, we are subject to extensive regulation, including, among other things, the Food, Drug and Cosmetic Act, as amended by the Food Safety Modernization Act (“FSMA”), the Public Health Security and Bioterrorism Preparedness and Response Act of 2002, and the rules and regulations promulgated thereunder by the U.S. Food and Drug Administration (the “FDA”). The FSMA was enacted in order to aid the effective prevention of food safety issues in the food supply. This comprehensive and evolving regulatory program impacts how food is grown, packed, processed, shipped and imported into the United States and it governs compliance with Good Manufacturing Practices regulations (“GMPs”). The FDA has finalized seven major rules to implement FSMA, recognizing that ensuring the safety of the food supply is a shared responsibility among many different points in the global supply chain. The FSMA rules are designed to make clear specific actions that must be taken at each of these points to prevent contamination. Some aspects of these laws use a strict liability standard for imposing sanctions on corporate behavior. If we fail to comply with applicable laws and regulations, we may be subject to civil remedies, including fines, injunctions, recalls, or seizures, and criminal sanctions, any of which could impact our results of operations.

In addition, the Nutrition Labeling and Education Act of 1990 prescribes the format and content of certain information required to appear on the labels of food products.

Our operations and products are also subject to state and local regulation, including the registration and licensing of plants, enforcement by state health agencies of various state standards, and the registration and inspection of facilities. Compliance with federal, state and local regulation is costly and time-consuming. Enforcement actions for violations of federal, state, and local regulations may include seizure and condemnation of products, cease and desist orders, injunctions or monetary penalties. We believe that our practices are sufficient to maintain compliance with applicable government regulations.

We are subject to certain regulations by the U.S. Federal Trade Commission. Advertising of our products is subject to such regulation pursuant to the Federal Trade Commission Act and the regulations promulgated thereunder.

We are also subject to certain health and safety regulations, including regulations issued pursuant to the Occupational Safety and Health Act. These regulations require us to comply with certain manufacturing, health, and safety standards to protect our employees from accidents.

Our business depends in part on environmental regulations and programs of Taiwan that promote cleaner water sources to restore clean water back to people. Our customers may be encouraged with incentives by the local governments relating to aquaculture investment. The approvals of land, licenses or permits, are required from relevant central and local government authorities. In addition, from time to time, relevant government authorities may impose new regulations at a local level regulating fish farming. We believe that we have skills to help our customers obtain all necessary licenses, registrations and permits to comply with all requirements necessary to allow our customers and investors to conduct aquaculture business in Taiwan.

Seasonality

Since the global growing demand for aquaculture production along with the decreasing production from wild fisheries, our fish farming systems provide a controlled and traceable environment for fish species, and therefore our business rarely suffers a seasonal impact.

Employees

As of March 31, 2022, we have a total of 10 employees, all of whom are full-time. We are compliant with local prevailing wage and contractor licensing and have good relations with our employees.

Trademarks and Patents

We do not own any trademarks or patents.

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DESCRIPTION OF PROPERTY

The Company’s corporate headquarters are located at 3F (Building B), No. 185, Sec. 1, Datong Rd., Xizhi Dist., New Taipei City 221, Taiwan. This is the location from which our Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer are based.

We do not own any real property.

LEGAL PROCEEDINGS

We are currently not a party to any legal or administrative proceedings and are not aware of any pending or threatened legal or administrative proceedings against us in all material aspects. We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business.

DIRECTORS, EXECUTIVE OFFICERS & CORPORATE GOVERNANCE

The following are our executive officers and directors and their respective ages and positions as of [•], 2022.

Name	Age	Position	Director Since
Yin-Chieh (Jeff) Cheng	43	Chairman of the Board, CEO, President, Director (Principal Executive Officer)	December 31, 2018
Shun-Chih (Jimmy) Chuang	33	Chief Financial Officer (Principal Financial and Accounting Officer)	–
Hsien-Wen (Stan) Yu	29	Chief Operating Officer	–
Gerald H. Lindberg	73	Secretary, Director	December 31, 2021
David Yu-Lung Kou	51	Director	December 19, 2019
Thomas A. Steele	73	Director	December 19, 2019
Hui-Ying Zhuang	48	Director	December 19, 2019

Professional Backgrounds

Yin-Chieh (Jeff) Cheng serves as Chairman of the Board, Chief Executive Officer, President and Director of the Company. Mr. Cheng served as our Chief Financial Officer and Treasurer from December 27, 2018 until October 28, 2019. Prior to that role, from December 1, 2014 to present, Mr. Yin-Chieh Cheng acted as a director of Shengbo Accounting Firm in Shanghai. In that role, he was in charge of international tax consulting and cross border transactions. Mr. Yin-Chieh Cheng holds a bachelor’s degree in Accounting from George Mason University in Virginia. Mr. Cheng is qualified to serve as a director of the Company due to the valuable expertise and perspective he brings in his capacity as the Company’s Chief Executive Officer and because of his extensive experience and knowledge of our industry.

Shun-Chih (Jimmy) Chuang was appointed as Chief Financial Officer of the Company on October 28, 2019. Prior to that role, from October 1, 2016 to June 30, 2019, Mr. Chuang was a project manager at Deloitte & Touche Financial Advisory Corporation in Taiwan where he was part of the Transaction Support practice. In that role, he worked in Mergers and Acquisitions and Valuation services. Prior to that role, from September 2014 to September 2016, Mr. Chuang was a semi-senior at Deloitte & Touche in Taiwan where he was part of the Audit Function practice. In that role, he performed audit services to various Taiwanese conglomerate companies. Mr. Chuang has a marketing degree from UC-Berkeley Extension, and a BS in Accounting from Soochow University, Taiwan. He currently holds Certified Public Accounting licenses from the United States and Taiwan.

Hsien-Wen (Stan) Yu was appointed as Chief Operating Officer of the Company on March 2, 2020. Prior to that role, Mr. Yu was the operations manager of the Company since 2019, where he managed SEC filings, operations of subsidiaries, and other back-office matters for Nocera. From February 1, 2019 to present, Mr. Yu founded and served as the chairman of VRTX Sports, Inc. In that role, he listened to the operation reports from his subordinates and was the person in charge of corporate finance. Prior to that role, Mr. Yu was the founder and chairman of Recovery, Corp., a fitness accessory company from July 1, 2014 to October 30, 2017, and an inventor of a self-myofascial release kit for shoulder injuries, RC Release, since 2014.

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Gerald H. Lindberg was appointed as Secretary and Director of the Company on December 31, 2021. In the past five years, working for Handover International, Mr. Lindberg has provided substantial expertise and guidance as a consultant, has served as board member and CFO of publicly traded companies, business adviser, capital acquisition director, and operations officer to real world and Internet start-ups and helped raise capital for start-ups, small cap, micro-cap, and nano-cap businesses in both the public and private sectors. Earlier in his career he was Section Chief, Litigation Assistance Systems Section, Justice Management Division, United States Department of Justice, attorney-advisor with the United States Department of Justice (1979-1982). Over the past 25 years, he has been responsible for business plan preparation, early stage advising for corporate development and positioning for capital raising including crowd funding, private placement memoranda, investor presentation development, equity, debt and hybrid funding, form preparation and filing, offering syndicate coordination, sales/marketing strategy along with investment community relations and investor relations, business development, licensing management, and assuring compliance with Federal and state regulations and fraud prevention software development. His areas of specialty include technology and intellectual property management, digital entertainment, media and marketing, e-Commerce, m-Commerce, and search engine design, database systems software design and development. Mr. Lindberg earned his law degree from Western New England University, School of Law, Springfield, MA. Mr. Lindberg is qualified to serve as a director of the Company due to substantial board and financial consulting experience.

David Yu-Lung Kou was appointed as Director of the Company on December 19, 2019. Mr. Kou is an executive with diversified experience in global business operations, product management, sales, marketing, and branding - including regional distribution and retail sales. He is experienced in (business) localization, product (roadmap) planning, business and operation establishment, restructuring and crisis recovery. Mr. Kou has experiences in turn-around situations to achieve positive cash flow, strategic business planning and execution and innovative product creation and launch planning. Mr. Kou is currently the Chief of Strategy and Planning for Wistron Corp. His former employment positions include General Manager of TP Vision from 2015-2018, Vice President – Branded Business Operations at TPV from 2015-2018, a Business Advisor/Consultant of HokangTek from 2014-2018, Business and Operations Advisor of Top Innovation from 2014-2018, and an Executive Director, Global Sales of HTC Corp. from 2012-2014. He attended the University of Southern California earning a MSc. Electrical Engineering in 1991. Mr. Kou is qualified to serve as a director of the Company due to his ability in sales and marketing and experience in international business.

Thomas A. Steele was appointed as Director of the Company on December 19, 2019. Mr. Steele is currently retired. He was registered as a court interpreter Japanese to English and Japan marketing consultant from 2010-2019. Mr. Steele served as a Foreign Service Officer with the U.S. Department of State, Washington, DC for more than 21 years (1980-2001). After retiring from the State Department, he also served as secretary for Anbusa USA, at the 2005 and 2010 World’s Fair. He obtained a BA in Political Science, Music, Radio & TV Broadcasting from the University of California, Los Angeles while attending from 1965-1969. Mr. Steele is qualified to serve as a director of the Company due to Japanese Language Skills and experience in International Business.

Hui-Ying Zhuang was appointed as a Director of the Company on December 19, 2019. Mr. Zhuang works as Vice President of Sales at Clyde Bergemann Power Group (2018-current) with experience in technology and sales management, especially in solution-based consultative selling. Other positions he has held at Clyde Bergemann Power Group include Vice President, Product and Sales Support, Air Pollution Control Products (2013-2018), Director of Technology and Product Management, Air Pollution Control Product Division (2012-2013), Regional Sales Manager from 2006-2012 and a Boiler Process Engineer from 2004-2006. He is experienced in product management, sales, plant operations and contract negotiation. Mr. Zhuang has leadership experience in building and developing management teams and extensive international business working experience. He attended the University of South Carolina earning an MBA in 2005. Mr. Zhuang is qualified to serve as a director of the Company due to his technical experience in power generation and ability in Sales and Marketing functions.

Family Relationships

There are no family relationships among any of our executive officers or directors.

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Significant Employees

None.

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past ten (10) years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he or she was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his or her involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

Our Board adopted a written code of ethics (“Code”) that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We intend to post on our website a current copy of the Code and all disclosures that are required by law in regard to any amendments to, or waivers from, any provision of the Code.

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Board Leadership Structure and Risk Oversight

Our Board has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our Board to understand our risk identification, risk management, and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, cybersecurity, strategic, and reputational risk.

Board of Directors

Our business and affairs are managed under the direction of our Board and committees of the Board. Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve until serve at the pleasure of the Board, subject to all rights, if any, of such officer under any contract of employment.

Director Independence

Our Board is composed of a majority of “independent directors” as defined under the rules of Nasdaq. We use the definition of “independence” applied by Nasdaq to make this determination. Nasdaq Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq listing rules provide that a director cannot be considered independent if:

•	the director is, or at any time during the past three (3) years was, an employee of the Company;

•	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of twelve (12) consecutive months within the three (3) years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for Board or Board committee service);

•	the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions);

•	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three (3) years, any of the executive officers of the company served on the compensation committee of such other entity; or

•	the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three (3) years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Under such definitions, our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our Board has determined that David Yu-Lung Kou, Thomas A. Steele, and Hui-Ying Zhuang are independent directors of the Company.

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Committees of the Board of Directors

Our Board has established an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”) and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). Our Board has not yet adopted procedures by which stockholders may recommend nominees to the Board. The composition and responsibilities of each of the committees of our Board is described below. Members serve on these committees until their resignation or until as otherwise determined by our Board.

Audit Committee

Our Board has established an Audit Committee. David Yu-Lung Kou, Thomas A. Steele, and Hui-Ying Zhuang serve as members of our Audit Committee. David Yu-Lung Kou serves as the Audit Committee Chairman. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the Audit Committee, all of whom must be independent and financially literate, and one member of the Audit Committee must qualify as an “audit committee financial expert” as defined in applicable SEC rules. Each member of the Audit Committee is independent and David Yu-Lung Kou, qualifies as an “audit committee financial expert” under the SEC rules.

The Audit Committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the Board whether the audited financial statements should be included in our annual disclosure report;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related-party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

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Compensation Committee

Our Board has established a Compensation Committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least two members of the Compensation Committee, all of whom must be independent. Thomas A. Steele and Hui-Ying Zhuang, each of whom is an independent director, serves as members of the Compensation Committee with Thomas A. Steele, serving as the Compensation Committee’s chairman. The Compensation Committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

•	reviews, approves and determines, or makes recommendations to our Board regarding, the compensation of our executive officers;

•	administers our equity compensation plans;

•	reviews and approves, or makes recommendations to our Board, regarding incentive compensation and equity compensation plans; and

•	establishes and reviews general policies relating to compensation and benefits of our employees.

The Compensation Committee charter permits the committee to retain or receive advice from a compensation consultant and outlines certain requirements to ensure the consultants independence or certain circumstances under which the consultant need not be independent. However, as of the date hereof, the Company has not retained such a consultant.

Nominating and Corporate Governance Committee

Our Board has established a Nominating and Corporate Governance Committee of which David Yu-Lung Kou and Hui-Ying Zhuang serve as members with Hui-Ying Zhuang also serving as the Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s duties, which are specified in its charter, include, but are not limited to:

•	identifying, reviewing and evaluating candidates to serve on our Board consistent with criteria approved by our Board;

•	evaluating director performance on our Board and applicable committees of our Board and determining whether continued service on our Board is appropriate;

•	evaluating nominations by stockholders of candidates for election to our Board; and

•	corporate governance matters.

Meetings of the Board of Directors

During its fiscal year ended December 31, 2021, the Board met five times and acted by written consent on numerous occasions.

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Indemnification and Limitation on Liability of Directors

Our Articles of Incorporation limit the liability of our directors to the fullest extent permitted by Nevada law. Nothing contained in the provisions will be construed to deprive any director of his right to all defenses ordinarily available to the director nor will anything herein be construed to deprive any director of any right he may have for contribution from any other director or other person.

At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Equity Incentive Plans

In 2018, the Board and stockholders adopted the Company’s 2018 Stock Option and Award Incentive Plan, effective December 31, 2018 (the “2018 Plan”). The 2018 Plan provides for the grant of the following types of stock awards: (i) incentive stock options, (ii) no statutory stock options, and (iii) stock purchase rights. The 2018 Plan is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any affiliate and provide a means by which the eligible recipients may benefit from increases in value of the common stock. The 2018 Plan is administered by the Compensation Committee. The Board reserved 10,000,000 shares of common stock under the 2018 Plan. The number of shares of common stock reserved under the 2018 Plan was subsequently reduced to 6,666,667 as a result of the Company’s 2-for-3 reverse stock split on [•], 2022. As of [•], 2022, the total amount of shares of common stock authorized and reserved for issuance under the 2018 Plan is 6,666,667. No awards have been granted to any of our officers or directors pursuant to the 2018 Plan.

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EXECUTIVE COMPENSATION

The following table illustrates the compensation paid by the Company to its executive officers. The disclosure is provided for the fiscal years ended December 31, 2021 and December 31, 2020.

Name and Principal Position	Fiscal Year	Salary($)	Equity Awards($) (1)	Total($)
Yin-Chieh (Jeff) Cheng (2)	2021	–	11,053,267	11,053,267
Chairman of the Board, President, CEO, Director	2020	–	60,831	60,831

Shun-Chih (Jimmy) Chuang (3)	2021	42,000	655,073	697,073
Chief Financial Officer	2020	42,000	39,558	81,558

Hsien-Wen (Stan) Yu (4)	2021	20,000	619,377	639,377
Chief Operating Officer	2020	20,000	47,469	67,469

(1)	The amounts shown represent the aggregate grant date fair value of these warrant awards granted during each fiscal year shown, computed in accordance with FASB ASC Topic 718.
(2)	Pursuant to the Cheng Consulting Agreement, dated December 27, 2018, the Company agreed to issue Mr. Cheng 250,000 Series A Warrants per quarter for 20 quarters (i.e., 5 years) for a total amount of 5,000,000 Series A Warrants, subject to his continued services as the Chairman of the Board and Director of the Company. Each Series A Warrant is exercisable to purchase one share of common stock for $0.50 per share from the date of vesting until April 23, 2026. This award was valued at a total amount of $11,114,098 for the year ended December 31, 2021 using the Black Scholes methodology. The values of the award granted each year were $60,831 and $11,053,267 separately for the years ended December 31, 2020 and 2021 using the Black-Scholes methodology. Due to the 2-for-3 reverse stock split of the Company’s common stock on [•], 2022, the amount of shares issuable upon the unexercised warrants was adjusted to 2,666,667 and the exercise price was adjusted to $0.75 per share.
(3)	On June 1, 2020, the Company issued Mr. Chuang 50,000 Class A Warrants. The total value of the award was $39,558 for the year ended December 31, 2020. On December 1, 2021, the Company issued Mr. Chuang 75,000 Class A Warrants, and on December 31, 2021, the Company extended the termination date of Class A Warrant to April 23, 2026. The total value of the award granted to Mr. Chuang in 2021 was $655,073 for the year ended December 31, 2021 using the Black-Scholes methodology. Due to the 2-for-3 reverse stock split of the Company’s common stock on [•], 2022, the amount of shares issuable upon the unexercised warrants was adjusted to 83,334 and the exercise price was adjusted to $0.75 per share.
(4)	On June 1, 2020, the Company issued Mr. Yu 60,000 Class A Warrants. The total value of the award was $47,469 for the year ended December 31, 2020. On December 1, 2021, the Company issued Mr. Yu 60,000 Class A Warrants, and on December 31, 2021, the Company extended the termination date of Class A Warrant to April 23, 2026. The total value of the award granted to Mr. Yu in 2021 was $619,377 for the year ended December 31, 2021 using the Black-Scholes methodology. Due to the 2-for-3 reverse stock split of the Company’s common stock on [•], 2022, the amount of shares issuable upon the unexercised warrants was adjusted to 80,000 and the exercise price was adjusted to $0.75 per share.

Employment Agreements

Chuang Employment Agreement. Shun-Chih Chuang, our Chief Financial Officer, and the Company entered into an Employment Agreement dated as of August 16, 2019, as amended by that certain Addendum dated as of December 31, 2021 (the “Chuang Employment Agreement”). The term of the Chuang Employment Agreement is for 5 years and at the end of such term, is automatically renewable on a month-to-month basis unless either party provides notice to terminate to the other within 30 days of the end of the term. During the term and one year after the end of the term, Mr. Chuang shall not solicit any person employed or engaged by the Company. Mr. Chuang’s employment may be terminated by the Company immediately upon the occurrence of the following events: (i) the commission of any act by Mr. Chuang which, if prosecuted, would constitute a felony; (ii) any material act or omission involving malfeasance or negligence in the performance of employment duties which has a materially adverse effect on the Company and which has not been corrected in 30 days after written notice from the Company; (iii) failure or refusal by Mr. Chuang to comply with the policies of the Company contained in any Company handbook or with the provisions of the Chuang Employment Agreement if not cured within 10 days after the receipt of written notice from the Board; (iv) Mr. Chuang’s prolonged absence without the consent of the Company; (v) Mr. Chuang’s gross neglect of his duties or willful insubordination to the Board or his superior officers; (vi) the death of Mr. Chuang; or (vii) delivery of written notice of termination by the Company after Mr. Chuang has become unable to perform his services by reason of illness or incapacity, which illness or incapacity results in Mr. Chuang’s failure to discharge his duties under the Chuang Employment Agreement for an aggregate total of 60 days (whether consecutive or nonconsecutive) during any 180 day period. The Company pays Mr. Chuang $54,000 per year.

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Yu Employment Agreement. Hsien-Wen Yu, our Chief Operating Officer, and the Company entered into an Employment Agreement dated as of August 16, 2019, as amended by that certain Addendum dated as of December 31, 2021 (the “Yu Employment Agreement”). The term of the Yu Employment Agreement is for 5 years and at the end of such term, is automatically renewable on a month-to-month basis unless either party provides notice to terminate to the other within 30 days of the end of the term. During the term and one year after the end of the term, Mr. Yu shall not solicit any person employed or engaged by the Company. Mr. Yu’s employment may be terminated by the Company immediately upon the occurrence of the following events: (i) the commission of any act by Mr. Yu which, if prosecuted, would constitute a felony; (ii) any material act or omission involving malfeasance or negligence in the performance of employment duties which has a materially adverse effect on the Company and which has not been corrected in 30 days after written notice from the Company; (iii) failure or refusal by Mr. Yu to comply with the policies of the Company contained in any Company handbook or with the provisions of the Yu Employment Agreement if not cured within 10 days after the receipt of written notice from the Board; (iv) Mr. Yu’s prolonged absence without the consent of the Company; (v) Mr. Yu’s gross neglect of his duties or willful insubordination to the Board or his superior officers; (vi) the death of Mr. Yu; or (vii) delivery of written notice of termination by the Company after Mr. Yu has become unable to perform his services by reason of illness or incapacity, which illness or incapacity results in Mr. Yu’s failure to discharge his duties under the Yu Employment Agreement for an aggregate total of 60 days (whether consecutive or nonconsecutive) during any 180 day period. The Company pays Mr. Yu $36,000 per year.

Lindberg Employment Agreement. Gerald H. Lindberg, our Secretary and Director, and the Company entered into an Employment Agreement dated as of January 3, 2022 (the “Lindberg Employment Agreement”). The term of the Lindberg Employment Agreement is for two years and at the end of such term, is automatically renewable on a month-to-month basis unless either party provides notice to terminate to the other within 30 days of the end of the term. During the term and one year after the end of the term, Mr. Lindberg shall not solicit any person employed or engaged by the Company. Mr. Lindberg’s employment may be terminated by the Company immediately upon the occurrence of the following events: (i) the commission of any act by Mr. Lindberg which, if prosecuted, would constitute a felony; (ii) any material act or omission involving malfeasance or negligence in the performance of employment duties which has a materially adverse effect on the Company and which has not been corrected in 30 days after written notice from the Company; (iii) failure or refusal by Mr. Lindberg to comply with the policies of the Company contained in any Company handbook or with the provisions of the Lindberg Employment Agreement if not cured within 10 days after the receipt of written notice from the Board; (iv) Mr. Lindberg’s prolonged absence without the consent of the Company; (v) Mr. Lindberg’s gross neglect of his duties or willful insubordination to the Board or his superior officers; (vi) the death of Mr. Lindberg; or (vii) delivery of written notice of termination by the Company after Mr. Lindberg has become unable to perform his services by reason of illness or incapacity, which illness or incapacity results in Mr. Lindberg’s failure to discharge his duties under the Lindberg Employment Agreement for an aggregate total of 60 days (whether consecutive or nonconsecutive) during any 180 day period. The Company also granted Mr. Lindberg 60,000 Class C Warrants consisting of the right to purchase a total of 40,000 shares of common stock of the Company for $3.75 per share from the date of issuance, of which 20,000 Class C Warrants shall vest annually over a total period of three years.

Board Compensation

Cheng Consulting Agreement. Yin-Chieh (Jeff) Cheng, our Chairman of the Board, President, Chief Executive Officer and Director, and the Company entered into the Cheng Consulting Agreement on December 27, 2018 (the “Cheng Consulting Agreement”). The Cheng Consulting Agreement appoints Mr. Cheng as the Chairman of the Board and Director of the Company. The term of Mr. Cheng’s appointment of such positions is for the period between December 27, 2018 and December 27, 2023. The Company or Mr. Chang may immediately terminate the Cheng Consulting Agreement upon a material breach by the other party that has not been cured to the terminating party’s satisfaction within 30 days following written notice of said breach. Mr. Cheng may terminate on 30 days’ written notice for the Company’s uncured failure to meet its payment obligations within 30 days of receiving written notice of such failure from Mr. Cheng. The Company does not pay Mr. Cheng any cash compensation for his roles as Chairman of the Board and a Director of the Company. The Company, however, agreed to issue Mr. Cheng quarterly 250,000 Series A Warrants per quarter for 20 quarters (i.e., 5 years) for a total amount of 5,000,000 Series A Warrants, subject to his continued services as the Chairman of the Board and Director of the Company. The Series A Warrants are exercisable to purchase a total amount of 3,333,334 shares of common stock, with each Series A Warrant being exercisable from the date of vesting until April 23, 2026.

Our directors are reimbursed for expenses incurred by them in connection with attending Board meetings. However, our directors, other than Mr. Cheng, do not receive any other compensation for serving on the Board.

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Outstanding Equity Awards

The following table sets forth information regarding equity awards held by the named executive officers as of December 31, 2021:

	Warrant awards
Name	Number of securities underlying unexercised warrant awards (#) exercisable	Number of securities underlying unexercised warrant awards (#) unexercisable	Warrant award exercise price ($)	Warrant award expiration date
Yin-Chieh (Jeff) Cheng (1) Chairman of the Board, President, CEO, Director	1,333,334	1,333,334	$0.75	April 23, 2026
Shun-Chih (Jimmy) Chuang Chief Financial Officer (2)	83,334	–	$0.75	April 23, 2026
Hsien-Wen (Stan) Yu Chief Operating Officer (3)	80,000	–	$0.75	April 23, 2026

(1)	Pursuant to the Cheng Consulting Agreement, the Company agreed to issue Mr. Cheng 250,000 Series A Warrants per quarter for 20 quarters (i.e., 5 years) for a total amount of 5,000,000 Series A Warrants. Quarterly issuances are subject to Mr. Cheng’s continued services as the Chairman of the Board and Director of the Company. On December 31, 2021, the Company extended the expiration date of Series A Warrants to April 23, 2026. On May 29, 2020, Mr. Cheng exercised 1,000,000 Series A Warrants and received an aggregate of 551,724 shares of common stock. The unexercised warrants were valued at $11,114,098 for the year ended December 31, 2021 using the Black Scholes methodology. The values of the warrants granted each year were $60,831 and $11,053,267 for the years ended December 31, 2020 and 2021, respectively, using Black-Scholes methodology. The Series A Warrants originally consisted of the right to purchase one share of common stock of the Company for $0.50 per share. Due to the 2-for-3 reverse stock split of the Company’s common stock on [•], 2022, however, the amount of shares issuable upon the unexercised warrants was adjusted to 2,666,667 and the exercise price was adjusted to $0.75 per share.
(2)	On June 1, 2020 and December 1, 2021, the Company issued Shun-Chih Chuang 50,000 and 75,000 Class A Warrants, respectively. On December 31, 2021, the Company extended the termination date of Class A Warrant to April 23, 2026. The total value of the award was $694,631 for the year ended December 31, 2021 using Black Scholes methodology. The Class A Warrants originally consisted of the right to purchase one share of common stock of the Company for $0.50 per share. Due to the 2-for-3 reverse stock split of the Company’s common stock on [•], 2022, however, the amount of shares issuable upon the unexercised warrants was adjusted to 83,334 and the exercise price was adjusted to $0.75 per share.
(3)	On each of June 1, 2020 and December 1, 2021, the Company issued Hsien-Wen Yu 60,000 Class A Warrants. On December 31, 2021, the Company extended the termination date of the Class A Warrants to April 23, 2026. The total value of the award was $666,846 for the year ended December 31, 2020 using Black Scholes methodology. The Class A Warrants originally consisted of the right to purchase one share of common stock of the Company for $0.50 per share. Due to the 2-for-3 reverse stock split of the Company’s common stock on [•], 2022, however, the amount of shares issuable upon the unexercised warrants was adjusted to 80,000 and the exercise price was adjusted to $0.75 per share.

Severance and Change in Control Benefits

None of the employment agreements with our named executive officers provide severance benefits; however, the Cheng Consulting Agreement does provide certain change in control-related benefits to our principal executive officer, including vesting acceleration upon the occurrence of certain defined events.

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Other Benefits

We provide vacation and other paid holidays to all employees, including our executive officers, which are comparable to those provided at peer companies. When offered, our executive officers will be eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, disability and accidental death and dismemberment insurance, our Equity Incentive Plan and our 401(k) plan, in each case on the same basis as other employees, subject to applicable law, should such benefits exist. At this time, we do not provide special benefits or other perquisites to our executive officers.

Indemnification

The Company shall indemnify any and all of its directors, officers, former directors, former officers and any person who may have served at its request as a director or officer of another company in which it owns shares or of which it is a creditor, who were or are made a party or are threatened to be made a party to or are involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (each a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, against any and all liabilities, damages, reasonable and documented expenses (including reasonably incurred and substantiated attorneys’ fees), financial effects of judgments, fines, penalties (including excise and similar taxes and punitive damages) and amounts paid in settlement in connection with such Proceeding by any of them. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled otherwise.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of May 19, 2022 with respect to the holdings of (1) each person who is the beneficial owner of more than 5% of Company voting stock, (2) each of our directors, (3) each executive officer and (4) all of our current directors and executive officers as a group.

Beneficial ownership of the voting stock is determined in accordance with the rules of the SEC and includes any shares of company voting stock over which a person exercises sole or shared voting or investment power, or of which a person has a right to acquire ownership at any time within 60 days of May 19, 2022. Except as otherwise indicated, we believe that the persons named in this table have sole voting and investment power with respect to all shares of voting stock held by them. Applicable percentage ownership in the following table is based on 7,138,100 shares of common stock issued and outstanding on May 19, 2022, and after the offering assuming a unit offering consisting of shares of common stock (excluding shares of common stock which may be sold upon exercise of the underwriters’ over-allotment option), plus, for each individual, any securities that individual has the right to acquire within 60 days of May 19, 2022.

To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Name and Address of Beneficial Owner (1)	Title	Beneficially owned		Percent of Class Before Offering(2)	Percent of Class After Offering(3)
Officers and Directors
Yin-Chieh (Jeff) Cheng	Chairman of the Board, President, Chief Executive Officer, Director	5,195,058	(4)	59.00%	48.08%
Shun-Chih (Jimmy) Chuang	Chief Financial Officer	583,334	(5)	8.08%	6.33%
Hsien-Wen (Stan) Yu	Chief Operating Officer	80,000	(6)	1.11%	*
Gerald H. Lindberg	Secretary, Director	--		--	--
David Yu-Lung Kou	Director	--		--	--
Thomas A. Steele	Director	--		--	--
Hui-Ying Zhuang	Director	--		--	--
Officers and Directors as a Group (total of 7 persons)		5,858,392		65.32%	53.41%

5% Stockholders
Erik S. Nelson		768,401	(7)	10.76%	9.99%	(8)
Marina S. Fiorino		362,000	(9)	5.07%	4.06%

(1)	Unless otherwise indicated, the principal address of the named officers and directors c/o Nocera, Inc., 3F (Building B), No. 185, Sec. 1, Datong Rd., Xizhi Dist., New Taipei City 221, Taiwan.
(2)	Based on 7,138,100 shares of common stock issued and outstanding as of [•], 2022. Any shares of common stock not outstanding which are issuable upon the exercise or conversion of other securities held by a person within the next 60 days are considered to be outstanding when computing such person’s ownership percentage of common stock but are not when computing anyone else’s ownership percentage.
(3)	Based on 9,138,100 shares of common stock to be outstanding upon the consummation of the offering, assuming the warrants underlying the Units, and the underwriters’ over-allotment option are not exercised.
(4)	Includes (i) 3,528,391 shares of common stock; and (ii) 1,666,667 shares of common stock issuable upon the exercise for Series A Warrants at a price of $0.75 per share until April 23, 2026.

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(5)	Includes (i) 500,000 shares of common stock; and (ii) 83,334 shares of common stock issuable upon the exercise of Class A Warrants at a price of $0.75 per share until April 23, 2026.
(6)	Includes 80,000 shares of common stock issuable upon the exercise of Class A Warrants for $0.75 per share until April 23, 2026.
(7)	Includes (i) 666,667 shares held by Nelson Fiorino Holdings, LLC, an entity of which Mr. Nelson has sole voting and dispositive control; (ii) 100,000 shares held by Coral Investment Partners, LP, an entity of which Erik Nelson is deemed to have voting and dispositive control; and (iii) 1,734 shares personally held by Mr. Nelson. This does not include 433,334 shares of common stock issuable upon the exercise of Class A Warrants for $0.75 per share until April 23, 2026 and 433,334 shares of common stock issuable upon the exercise of Class B Warrants for $1.50 per share until April 23, 2026 since such Class A Warrants and Class B Warrants contain blockers that prohibit Mr. Nelson from exercising warrants if such exercise will result in the beneficial ownership of more than 4.99% (or if Mr. Nelson elects, 9.99%) of the Company’s outstanding stock. Mr. Nelson was the former Secretary and Director of the Company and resigned on December 31, 2021. Mr. Nelson’s business address is 2030 Powers Ferry Road SE, Suite 212, Atlanta, GA 30339.
(8)	If Mr. Nelson elects, he can exercise his Class A Warrants and Class B Warrants to purchase shares of common stock up to an amount that will result in the beneficial ownership of not more than 9.99%, which would be 161,000 shares. If Mr. Nelson does not elect to do so, he will own 8.41% after the offering.
(9)	The address for Ms. Fiorino is 1 San Marzano sul Sarno, Italy 84010.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than the compensation agreements and other arrangements described under “Executive Compensation” and “Director Compensation” in this prospectus, since January 1, 2019, there has not been any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, the lesser of (i) $120,000 or (ii) one percent of the average of our total assets for the last two completed fiscal years, and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest except for loans in the aggregate amount of $1,615,217 from XFC to our main contractor in Taiwan, a company owned by a relative of a director of XFC, which bids on projects for XFC and provides a performance bond for the projects.

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DESCRIPTION OF SECURITIES

We are offering units in this offering at an assumed public offering price of $4.50 per unit (the midpoint of the price range per unit). Each unit consists of one share of our common stock and one warrant to purchase two shares of our common stock at an exercise price equal to $4.95, which is 110% of the assumed public offering price per unit. Our units will not be certificated and the shares of our common stock and the warrants part of such units are immediately separable and will be issued separately in this offering. We are also registering the shares of common stock issuable upon exercise of the warrants. These securities are being issued pursuant to an underwriting agreement between us and the underwriters. You should review the underwriting agreement and the form of warrant, each filed as exhibits to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The following description of our securities is only a summary and is qualified in its entirety by reference to the actual terms and provisions of the capital stock contained in our Articles of Incorporation and our Bylaws.

General

The Company is authorized to issue two classes of stock. The total number of shares of stock which the Company is authorized to issue is 210,000,000 shares of capital stock, 200,000,000 of which are common stock, $0.001 par value per share, of which 7,138,100 shares are outstanding, and 10,000,000 shares of which are preferred stock, of which 2,000,000 shares are designated Series A Preferred Stock, par value $0.001, of which 80,000 shares are outstanding. As of May 19, 2022, there were approximately 478 holders of record of our common stock.

Common Stock

The holders of our common stock are entitled to the following rights:

Voting Rights. Each share of our common stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders.

Dividend Rights. Subject to limitations under Nevada law, holders of our common stock are entitled to receive ratably such dividends or other distributions, if any, as may be declared by our Board out of funds legally available therefor.

Liquidation Rights. In the event of the liquidation, dissolution or winding up of our business, the holders of our common stock are entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities.

Other Matters. The holders of our common stock that did not obtain such common stock through the exercise of Class A or Class B Warrants are not entitled to subscription, redemption, registration or preemptive rights, with the exception that the holders of our common stock that obtained such common stock pursuant to the Merger Agreement are entitled to registration rights. All of the outstanding shares of our common stock are fully paid and non-assessable. The holders of our common stock that obtained such common stock through the exercise of Class A and Class B Warrants are waiving their registration rights in connection with this offering in consideration for extending the expiration date of the warrants for one year to April 23, 2026.

Preferred Stock

Our Board has the authority to issue up to 10,000,000 shares of preferred stock, 2,000,000 of which have been designated as “Series A Preferred Stock,” and 8,000,000 of which have not been designated. Our Board may designate the undesignated preferred stock in one or more classes or series and fix the designations, powers, preferences, and rights, and the qualifications, limitations or restrictions thereof including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders.

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As of May 19, 2022, we have issued 80,000 shares of Series A Preferred Stock. The Series A Preferred Stock has the following features:

•	the Series A Preferred Stock shall bear dividends, at 8% annually, cumulative, based upon a purchase price of $2.50 per share, computed as (0.08 x $2.50 =0.20 per share dividend per annum), payable in cash or common stock at market value, at the discretion of the Board, on or about December 31st of each year, from the date of issue;

•	each holder of shares of the Series A Preferred Stock may, at any time and from time to time, convert each of its shares of Series A Preferred Stock into fully paid and nonassessable shares of common stock at a rate equal to one share of Series A Preferred Stock for .6667 share of common stock;

•	automatic conversion of the Series A Preferred Stock shall occur 24 months after any approved stock exchange listing approval and the registration effectiveness of common stock underlying the conversion rights. The automatic conversion to common from Series A Preferred Stock shall be on a one-for-one basis, which shall be post-reverse split as may be necessary for any exchange listing;

•	each holder of shares of the Series A Preferred Stock has liquidation rights, up to $2.50 per share, pro rata based on the number of shares held by each holder, plus any accrued unpaid dividends. The Company has redemption rights for the first year following the issuance date to redeem all or part of the principal amount of the Series A Preferred Stock between 115% and 140%; and

•	each holder of shares of the Series A Preferred Stock has registration rights for common stock underlying conversion rights in the event the Company files any other registration statement. The Company will file, and pursue to effectiveness, a registration statement or offering statement for common stock underlying the automatic conversion event triggered by an exchange listing impairing the liquidation rights of the common stock.

Warrants Issued in this Offering

Overview

The following summary of certain terms and provisions of the warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrant Agent Agreement and the form of warrant, both of which are filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the Warrant Agent Agreement, including the annexes thereto, and form of warrant.

The warrants issued in this offering entitle the registered holder to purchase two shares of our common stock at an assumed exercise price of $4.95 per share, 110% of the assumed public offering price of $4.50 per unit, the midpoint of the offering price per unit, subject to adjustment as discussed below, immediately following the issuance of such warrant and terminating at 5:00 p.m., New York City time, on the fifth anniversary of the date of issuance. We will not apply to have the warrants underlying the units listed on any exchange or market.

The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation or applicable subsequent offerings. The warrants will be adjusted for issuances of common stock at prices below its exercise price provided that the adjustment will not result in the exercise price being lower than $2.25, which is 50% of the assumed public offering price of $4.50 per unit.

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Exercisability

The warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, by utilizing the exercise form on the reverse side of the warrant certificate completing and executing as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. Under the terms of the Warrant Agent Agreement, we must use our best efforts to maintain the effectiveness of the registration statement and current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. If we fail to maintain the effectiveness of the registration statement and current prospectus relating to the common stock issuable upon exercise of the warrants, the holders of the warrants shall have the right to exercise the warrants solely via a cashless exercise feature provided for in the warrants, until such time as there is an effective registration statement and current prospectus relating to common stock issuable upon exercise of the warrants.

Exercise Limitation

A holder may not exercise any portion of a warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding common stock after exercise, as such percentage ownership is determined in accordance with the terms of the warrant, except that upon prior notice from the holder to us, the holder may waive such limitation up to a percentage not in excess of 9.99%.

Exercise Price

The exercise price per whole share of common stock purchasable upon exercise of the warrants is $4.95 per share (based on an assumed public offering price of $4.50 per unit) or 110% of the public offering price of the common stock. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Reset Price

If, on the date that is 90 calendar days immediately following the initial exercise date, the reset price, which means the greater of (i) 50% of the exercise price and (ii) 100% of the last volume weighted average price immediately preceding the 90th calendar day following the initial exercise date, is less than the exercise price at such time, the exercise price shall be decreased to the reset price.

Voluntary Adjustment

Subject to the rules and regulations of the trading market, the Company may at any time during the term of the warrants, subject to the prior written consent of the holder, reduce the then current exercise price to any amount and for any period of time deemed appropriate by the Board.

Fractional Shares

No fractional warrant shares or scrip representing fractional warrant shares shall be issued upon the exercise of the warrant. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole warrant share.

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Transferability

Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Warrant Agent; Global Certificate

The warrants will be issued in registered form under a Warrant Agent Agreement between the warrant agent and us. The warrants shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of CEDE, a nominee of DTC, or as otherwise directed by DTC. Our transfer agent, Mountain Share Transfer, LLC, will serve as the warrant agent.

Fundamental Transactions

In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Callable

The Company reserves the right to redeem all or a portion, on a pro rata basis, the outstanding warrants, at any time and from time to time prior to their exercise, with a notice of redemption in writing to the holders (the “Redemption Notice”), giving not less than thirty (30) days’ notice of such redemption at any time during which the warrants are exercisable (the “Notice Period”) if the ten (10)-day average volume weighted average price (“VWAP”) of the common stock is at or above 250% of the exercise price, as adjusted pursuant to the terms of the warrant, and the shares of common stock issuable upon exercise of the warrant have been registered pursuant to an effective registration statement with the SEC. The redemption price of the warrant shall be equal to 250% of the exercise price.

Participation Rights

Neither the Company nor any of its subsidiaries shall, directly or indirectly, issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the Securities Act)), any convertible securities, any debt, any preferred shares or any purchase rights unless the Company shall have first delivered to each holder that beneficially owns at least [•] warrants as of the time the Company engaged in a Subsequent Placement a written notice notifying the holder of his, her or its rights to participate in the Subsequent Placement pursuant to the terms of the warrant.

Rights as a Stockholder

The warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Governing Law

The warrants and the Warrant Agent Agreement are governed by New York law.

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Representative Warrants

The registration statement of which this prospectus is a part also registers for sale the Representative Warrants, as a portion of the underwriting compensation in connection with this offering. The Representative Warrants will be exercisable for a five-year period commencing 180 days following the commencement of sales pursuant to the registration statement of which this prospectus is a part at an exercise price of $4.95 (110% of the assumed public offering price per unit). See “Underwriting” for a description of the Representative Warrants.

Series A Warrants and Class A Warrants

The Series A Warrants and Class A Warrants are exercisable into shares of the Company’s common stock at a price of $0.75 per share at any time and from time to time from the date of grant until April 23, 2026. The exercise price and number of shares issuable upon exercise of the Series A Warrants and Class A Warrants shall be subject to adjustment from time to time upon the occurrence of certain events, including, without limitation, subdividing outstanding shares of common stock or being acquired by another person or entity. The Series A Warrants and Class A Warrants contain either (i) “piggyback” and demand registration rights regarding the warrants and the shares of common stock issuable upon the exercise of the warrants and redemption rights, or (ii) a combination of preemptive, “piggyback” registration and redemption rights for shares underlying the warrants. The Series A Warrant and Class A Warrant holders have waived their preemptive and registration rights in connection with this offering in exchange for the Company extending the expiration date of the Series A Warrants and Class A Warrants for one year to April 23, 2026.

Class B Warrants

The Class B Warrants are exercisable into shares of the Company’s common stock at a price of $1.50 per warrant at any time and from time to time from the date of grant until April 23, 2026. The exercise price and number of shares issuable upon exercise of the Class B Warrants shall be subject to adjustment from time to time upon the occurrence of certain events, including, without limitation, subdividing outstanding shares of common stock or being acquired by another person or entity. The Class B Warrants contain “piggyback” registration rights regarding the Class B Warrants and the shares of common stock issuable upon the exercise of the Class B Warrants. The Class B Warrant holders have waived their registration rights in connection with this offering in exchange for the Company extending the expiration date of the Class B Warrants for one year to April 23, 2026.

Class C Warrants

Each Class C Warrant is exercisable to purchase one share of common stock for $3.75 per share from the date of vesting in each installment until the third anniversary date of the date of vesting. The exercise price and number of shares issuable upon exercise of the Class C Warrants shall be subject to adjustment from time to time upon the occurrence of certain events, including, without limitation, subdividing outstanding shares of common stock or being acquired by another person or entity.

Class D Warrants

Each Class D Warrant is exercisable to purchase one share of common stock for $7.50 from the date of vesting in each installment until the third anniversary date of the date of vesting. The exercise price and number of shares issuable upon exercise of the Class D Warrants shall be subject to adjustment from time to time upon the occurrence of certain events, including, without limitation, subdividing outstanding shares of common stock or being acquired by another person or entity.

2018 Award Plan

On December 31, 2018, the Board adopted the 2018 Nocera, Inc. Stock Option and Award Incentive Plan (the “2018 Plan”), pursuant to which 10,000,000 shares of our common stock are reserved for issuance as awards to our employees, directors, consultants and other service providers. The number of shares of common stock reserved under the 2018 Plan was subsequently reduced to 6,666,667 as a result of the Company’s 2-for-3 reverse stock split on [•], 2022. Under the 2018 Plan, we are authorized to issue incentive stock options, non-qualified stock options, stock appreciation rights, performance shares, restricted stock, and stock awards. The incentive stock options may only be granted to employees. Non-statutory stock options, stock appreciation rights, performance shares, restricted stock, and stock awards may be granted to employees, directors and consultants. The 2018 Plan is administered by the Compensation Committee. The 2018 Plan was ratified by our stockholders in 2018. As of [•], 2022, the total amount of shares of common stock authorized and reserved for issuance under the 2018 Plan is 6,666,667. No awards have been granted to any of our officers or directors pursuant to the 2018 Plan.

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Options

As of March 31, 2022, the Company had not issued any stock options.

Nevada Business Combination Statutes

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, (the “NRS”), generally prohibit a Nevada corporation with at least 200 stockholders of record from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the Board prior to the date the interested stockholder obtained such status or the combination is approved by the Board and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

•	the combination was approved by the Board prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the Board before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or

•	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding voting shares of the corporation, (c) more than 10% of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within two years, did own) 10% or more of the voting power of the outstanding voting shares of a corporation. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Nevada Control Share Acquisition Statutes

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders of record, including at least 100 stockholders of record who are Nevada residents, and that conduct business in Nevada directly or through an affiliated corporation. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third or more but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

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The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of us.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock will be Mountain Share Transfer, LLC located at 2030 Powers Ferry Rd SE Ste 212, Atlanta, GA 30339. Our transfer agent will also be the warrant agent.

Nasdaq Capital Market Listing Application

We have applied to have our common stock listed on the Nasdaq Capital Market under the symbol “NCRA,” which listing is a condition to this offering. There can be no assurances Nasdaq will approve our listing application. We do not intend to apply for listing of the warrants on any exchange or market. We will not proceed with this offering if the common stock is not approved for listing on Nasdaq or another securities exchange.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than Five Dollars ($5.00) per share or an exercise price of less than Five Dollars ($5.00) per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As our common stock immediately following this offering may be subject to such penny stock rules, purchasers in this offering will in all likelihood find it more difficult to sell their common stock shares in the secondary market.

Dividend Policy

To date we have never declared a dividend for our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business and for general corporate purposes. We cannot assure you that we will distribute any cash in the future. Our cash distribution policy is within the discretion of our Board and will depend upon various factors, including our results of operations, financial condition, capital requirements and investment opportunities.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, only a limited public market for our common stock existed on the OTC pink sheets. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock, including shares issued upon exercise of outstanding warrants, in the public market after this offering, could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

Upon the closing of this offering, we will have 9,138,100 shares of our common stock outstanding pursuant to this offering (assuming no exercise of the underwriter’s option to purchase additional shares of common stock and warrants).

All previously issued shares of common stock that were not offered and sold as part of the units in this offering, are or will be upon issuance, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if such public resale is registered under the Securities Act or if the resale qualifies for an exemption from registration under Rule 144 under the Securities Act, which are summarized below.

In general, a person who has beneficially owned restricted shares of our common stock for at least six months in the event we have been a reporting company under the Exchange Act for at least ninety (90) days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the ninety (90) days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our common stock then outstanding; or

•	1% of the average weekly trading volume of our common stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Historically, the SEC has taken the position that Rule 144 under the Securities Act is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies to their promoters or affiliates despite technical compliance with the requirements of Rule 144. The SEC has codified and expanded this position in its amendments effective on February 15, 2008, which applies to securities acquired both before and after that date by prohibiting the use of Rule 144 for resale of securities issued by shell companies (other than business transaction related shell companies) or issuers that have been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

In addition, for proposed sales under Rule 144(i), there must be adequate current publicly available information about the issuing company before the sale can be made. For reporting companies, this generally means that the companies have complied with the periodic reporting requirements of the Exchange Act. As such, due to the fact that we were a shell company until the effective time of the reverse merger, holders of “restricted securities” within the meaning of Rule 144 will be subject to the above conditions.

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UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement between us and the underwriters named below, for which Spartan Capital Securities, LLC (“Spartan Capital”) and Revere Securities LLC (“Revere Securities”) are acting as representatives (the “Representatives”), each underwriter named below has severally agreed to purchase, and we have agreed to sell to the underwriters, the following respective number of shares of common stock and warrants listed next to the underwriter’s name in the following table.

Underwriters	Number of Shares	Number of Warrants
Spartan Capital Securities, LLC	[ •]	[ •]
Revere Securities LLC	[ •]	[ •]

Total	[ •]	[ •]

Under the terms of the underwriting agreement, the underwriters are committed to purchase all of the units offered by this prospectus if the underwriters buy any of such units. The underwriters’ obligation to purchase the units is subject to satisfaction of certain conditions, including, among others, the continued accuracy of representations and warranties made by us in the underwriting agreement, delivery of legal opinions and the absence of any material changes in our assets, business or prospects after the date of this prospectus.

The underwriters initially propose to offer our units directly to the public at the public offering price set forth on the front cover page of this prospectus and to certain dealers at such offering price less a concession not to exceed $[•] per unit. After the initial public offering of the units, the offering price and other selling terms may be changed by the underwriters. Sales of units made outside the United States may be made by affiliates of certain of the underwriters.

Over-Allotment Option

We have granted the underwriters an option exercisable one or more times in whole or in part, not later than 45 days after the date of this prospectus, to purchase from us up to an aggregate of 300,000 additional shares of our common stock and 300,000 warrants, in each case, less the underwriting discounts and commissions set forth on the cover of this prospectus in any combination thereof to cover over-allotments, if any. To the extent that the Representatives exercise this option, each of the underwriters will become obligated, subject to conditions, to purchase approximately the same percentage of these additional shares of common stock and warrants as the number of units to be purchased by it in the above table bears to the total number of units offered by this prospectus. We will be obligated, pursuant to the option, to sell these additional shares of common stock and warrants to the underwriters to the extent the option is exercised. If any additional shares of common stock and warrants are purchased, the underwriters will offer the additional shares of common stock and warrants on the same terms as those on which the other units are being offered hereunder. If this option is exercised in full, the total offering price to the public will be approximately $10,350,000 and the total net proceeds, before expenses and after the credit to the underwriting commissions described below, to us will be approximately $9,105,000.

Underwriting Discount

The following table shows the per unit and total underwriting discount we will pay to the underwriters assuming both no exercise and full exercise of the underwriters’ over-allotment option.

		No Exercise of Over-Allotment Option		Full Exercise of Over-Allotment Option
Public offering price	$		$
Underwriting discount to be paid by us (1)
Proceeds, before expenses, to us	$		$

(1) Represents a blended underwriting discount for all units. The underwriters will receive an underwriting discount equal to 8.0% on units sold in this offering.

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We have also agreed to reimburse the Representatives for certain fees and expenses incurred by the Representatives in connection with the offering, and any amounts not actually incurred will be reimbursed to us. We have paid an expense deposit of $10,000 to the Representatives, which will be applied against the actual accountable expenses that will be payable by us to the Representatives in connection with this offering. We will pay a maximum of $150,000 for fees and expenses including “road show,” diligence, and legal fees and disbursements incurred by the Representatives in connection with the offering, and other out-of-pocket expenses, plus the costs associated with the use of a third-party electronic road show service.

We estimate that the total expenses of the offering payable by us, not including the underwriting discount, will be approximately $375,000.

Stabilization

In accordance with Regulation M under the Exchange Act, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our common stock, including short sales and purchases to cover positions created by short positions, stabilizing transactions, syndicate covering transactions, penalty bids and passive market making.

•	Short positions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising their option to purchase additional shares or purchasing shares in the open market.

•	Stabilizing transactions permit bids to purchase the underlying security as long as the stabilizing bids do not exceed a specific maximum price.

•	Syndicate covering transactions involve purchases of our common stock in the open market after the distribution has been completed to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares. If the underwriters sell more shares than could be covered by the underwriters’ option to purchase additional shares, thereby creating a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the Representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

•	In passive market making, market makers in our common stock who are underwriters or prospective underwriters may, subject to limitations, make bids for or purchase shares of our common stock until the time, if any, at which a stabilizing bid is made.

These activities may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result of these activities, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on The Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the Representatives will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Indemnification

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of such liabilities.

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Discretionary Accounts

The underwriters have informed us that they do not expect to make sales to accounts over which they exercise discretionary authority in excess of 5% of the units being offered in this offering.

Determination of Offering Price

Prior to this offering, there has been a limited public market for our common stock. Our common stock currently trades on the OTC, where it is quoted under the symbol “NCRA.” The public offering price of the units, including the exercise price of the warrants, will be negotiated between us and the Representatives. In determining the public offering price, the following factors to be considered included the following:

•	the information set forth in this prospectus and otherwise available to the Representatives;

•	the history and prospects for our Company and the industry in which we compete;

•	our management, its past and present operations, and the prospects for, and timing of, our future revenues;

•	our financial and operating information;

•	our present state of development;

•	valuation multiples of publicly traded companies that the Representatives believe comparable to ours; and

•	the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

Neither we nor the Representatives can assure investors that an active trading market will continue to exist for shares of our common stock or the warrants, or that the common stock will trade in the public market at or above the public offering price.

Representative Warrants

In addition, as additional compensation, we agreed to issue warrants to Spartan Capital and Revere Securities or its designees to purchase a number of shares of our common stock equal to a total of 5% of the aggregate number of shares of our common stock and warrants sold in this offering (including shares of common stock and warrants sold to cover over-allotments, if any) at an exercise price equal to 110% of the public offering price of the units sold in this offering. We are registering hereby the issuance of the Representative Warrants and the shares of common stock issuable upon exercise of such warrants. The Representative Warrants cannot be exercised, sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities for a period of 180 days beginning on the commencement of such sales in compliance with FINRA Rule 5110(g)(8)(A). The Representative Warrants will provide for unlimited “piggyback” registration rights for a period of seven years following the commencement of sales pursuant to the registration statement of which this prospectus is a part in compliance with FINRA Rule 5110(g)(8)(D), cashless exercise provisions, and customary anti-dilution provisions (for stock dividends and splits and recapitalizations) and anti-dilution protection (adjustment in the number and price of such warrants and the shares underlying such warrants) resulting from corporate events (which would include dividends, reorganizations, mergers, etc.) and future issuance of common stock or common stock equivalents at prices (or with exercise and/or conversion prices) below the offering price as permitted under FINRA Rule 5110(g)(8)(E).

Tail Financing

If, during the 12 month period following the closing of this offering, we consummate a financing with investors with whom Spartan Capital had contacted or introduced to us during the period in which we engaged Spartan Capital, we will pay Spartan Capital a fee equal to 8% of the proceeds of such financing and warrants to purchase a number of shares of our common stock equal to 5% of the aggregate number of shares of our common stock sold in such offering at an exercise price equal to 110% of the offering price of the shares of our common stock sold in such offering.

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Right of First Refusal

Until 12 months from the closing date of this offering, if the Company or any of its subsidiaries (a) decides to dispose of or acquire business units or acquire any of its outstanding securities or make any exchange or tender offer or enter into a merger, consolidation or other business combination or any recapitalization, reorganization, restructuring or other similar transaction, including, without limitation, an extraordinary dividend or distributions or a spin-off or split-off, and the Company decides to retain a financial advisor for such transaction, Spartan Capital shall have the right to act as the Company’s exclusive financial advisors for any such transaction; or (b) decides to finance or refinance any indebtedness using a manager or agent, Spartan Capital shall have the right to act as joint book-runners, joint managers, joint placement agents or joint agents with respect to such financing or refinancing; or (c) decides to raise funds by means of a public offering (including at-the-market facility) or a private placement or any other capital-raising financing of equity, equity-linked or debt securities using an underwriter or placement agent, Spartan Capital shall have the right to act as joint book-running managers, joint underwriters or joint placement agent for such financing, in any event on terms and conditions customary for such transactions of a similar size and nature.

Lock-Up Agreements

We have agreed that for a period of 18 months after the closing of this offering, we and any of our successors will not, without the prior written consent of Spartan Capital, which may be withheld or delayed in Spartan Capital’s sole discretion:

•	offer, issue, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly;

•	enter into any swap or other arrangement that transfers to another entity, in whole or in part, any of the economic consequences of ownership of any of our common stock or such other securities, whether any such transaction described above is to be settled by delivery of shares of our capital stock or such other securities, in cash or otherwise;

•	complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank; or

•	file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or any securities convertible into or exercisable or exchangeable for common stock.

The foregoing restrictions will not apply to (1) the shares of common stock to be sold under this prospectus, (2) the issuance of common stock upon the exercise of warrants or the conversion of outstanding preferred stock or other outstanding convertible securities disclosed as outstanding in the registration statement of which this prospectus is a part, the time of sale disclosure package, and the final prospectus, (3) the issuance of employee stock options not exercisable during the lock-up period and the grant of restricted stock awards or restricted stock units or shares of common stock pursuant to equity incentive plans described in the registration statement (excluding exhibits thereto), or the time of sale disclosure package and final prospectus, (4) the filing of a registration statement on Form S-8 or any successor form thereto, (5) the issuance of unregistered securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising more than $500,000 in capital or to an entity whose primary business is investing in securities, and (6) the issuance of unregistered securities in payment or settlement of trade payables, contractor fees, or legal proceedings.

Each of our directors, executive officers and substantially all holders of more than 5% of our outstanding common stock as of the effective date of this registration statement, has entered into lock-up agreements with the Representatives prior to the commencement of this offering pursuant to which each of these persons or entities has agreed that, for a period ending 18 months after the date of this prospectus (subject to the leak-out provisions, as applicable), none of them will, without the prior written consent of the Representatives (which may be withheld or delayed in the Representative sole discretion):

•	offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the SEC in respect of, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock (including without limitation, shares of common stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and the securities which may be issued upon exercise of a stock option or warrant);

94

•	enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of, whether any such transaction is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise;

•	make any demand for or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for shares of common stock; or

•	publicly announce an intention to effect any transaction specified above.

The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements do not apply, subject in certain cases to various conditions, to the following:

•	transfers as a bona fide gift or gifts, provided that the donee or donees agree to be bound in writing by the above restrictions;

•	transfers to any trust for the direct or indirect benefit of the locked-up person or the immediate family of the locked-up person, provided that the trustee of the trust agrees to be bound in writing by the above restrictions, and provided further that any such transfer will not involve a disposition for value; or

•	the acquisition or exercise of any stock option issued pursuant to the Company’s existing stock option plan, including any exercise effected by the delivery of shares of common stock of the Company held by the locked-up person, or (c) the purchase or sale of the Company’s securities pursuant to a plan, contract or instruction that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act.

Indemnification

We have agreed to indemnify the several underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Nasdaq Capital Market Listing Application

We have applied to have our common stock listed on the Nasdaq Capital Market under the symbol “NCRA,” which listing is a condition to this offering. We do not intend to apply for listing of the warrants on any exchange or market.

Electronic Distribution

A prospectus in electronic format may be made available on websites maintained by one or more of the underwriters of this offering, or by their affiliates. A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in the offering. The Representatives may allocate a number of shares to the underwriters and selling group members, if any, for sale to their online brokerage account holders. Any such allocations for online distributions will be made by the Representatives on the same basis as other allocations.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the units or the possession, circulation or distribution of this prospectus or any other material relating to us or the units in any jurisdiction where action for that purpose is required. Accordingly, the units may not be offered or sold, directly or indirectly, and neither this prospectus nor any other material or advertisements in connection with the units may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

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People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the units may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Taiwan. The units have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the units in Taiwan.

Canada. The units may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45 106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.

The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the underwriters are not required to comply with the disclosure requirements of NI 33 105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each, a Relevant Member State, an offer to the public of any units may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any units may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Representatives for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of units shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any units and the warrants in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any units to be offered so as to enable an investor to decide to purchase any units, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

96

United Kingdom. Each underwriter has represented and agreed that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or FSMA) received by it in connection with the issue or sale of the units in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the units in, from or otherwise involving the United Kingdom.

Switzerland. The units may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the units or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the units have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of units will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of units has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of units.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or the ASIC, in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the units may only be made to persons, the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the units without disclosure to investors under Chapter 6D of the Corporations Act.

The units applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring units must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

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EXPERTS

The consolidated financial statements as of and for the years ended December 31, 2021 and December 31, 2020 included in this registration statement have been audited by Centurion ZD CPA & Co., as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus will be passed upon by Carmel, Milazzo & Feil LLP, New York, New York. Carmel, Milazzo & Feil LLP owns 66,667 shares of the Company’s common stock. Lucosky Brookman LLP, Woodbridge, New Jersey, is acting as counsel for the representatives of the underwriters with respect to the offering.

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As previously reported by the Company on a Form 8-K filed with the SEC on June 1, 2020, on May 27, 2020, the Company dismissed its principal independent accountant, Marcum Bernstein & Pinchuk, LLP (“Marcum”) from its engagement with the Company, which dismissal was effective immediately. The decision to dismiss Marcum as the Company’s principal independent accountant was approved by the Board of Directors of the Company on May 27, 2020.

There were no disagreements between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, from the time of Marcum’s engagement up to the date of dismissal which disagreements that, if not resolved to Marcum’s satisfaction, would have caused Marcum to make reference to the subject matter of the disagreement in connection with its report issued in connection with the audit of the Company’s financial statements. None of the reportable events described under Item 304(a)(1)(v)(A)-(D) of Regulation S-K occurred within the two fiscal years of the Company ended December 31, 2019 and 2018 and subsequently up to the date of dismissal, and except for the material weaknesses in the Company’s internal control over financial reporting (the “Material Weaknesses”) as disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on May 14, 2020. The Audit Committee and Board of Directors of the Company discussed the Material Weaknesses with Marcum. The audit report of Marcum on the financial statements of the Company as of December 31, 2019 did not contain any adverse opinion or disclaimer of opinion, and such audit report was not qualified or modified as to uncertainty, audit scope or accounting principles. A letter from Marcum addressed to the SEC stating that it concurs with the statements made by the Company with respect to Marcum in the Current Report on Form 8-K was filed as Exhibit 16.1 thereto.

The Company has engaged Centurion ZD CPA & Co. (“CZD”) as the auditor to serve as its independent auditor. The decision to engage CZD as the Company’s principal independent accountant was approved by the Board of Directors of the Company on May 27, 2020. During the fiscal year of the Company ended December 31, 2019 and through the date of CZD’s engagement, the Company did not consult CZD regarding either: (ⅰ) the application of accounting principles to a specified transaction (either completed or proposed), or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a “disagreement” or “reportable event” within the meaning set forth in Regulation S-K, Item 304 (a)(1)(iv) or (a)(1)(v).

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1/A under the Securities Act with respect to the units offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our units, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document is not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. You may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is located at www.sec.gov.

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We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, are required to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at https://www.nocera.company/. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

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INDEX TO FINANCIAL STATEMENTS

NOCERA, INC.

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

AND FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of Nocera, Inc:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Nocera, Inc and its subsidiaries (the “Group”) as of December 31, 2021 and 2020, the related consolidated statements of operations, comprehensive income (loss), changes in equity, and cash flows, for the year then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Group at December 31, 2021 and 2020, and the results of its operations and its cash flows for the year then ended, in conformity with the U.S. generally accepted accounting principles.

Basis for Opinion

These consolidated financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on the Group's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current-period audit of the financial statements that was communicated or required to be communicated to the audit committee and that (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Critical Audit Matter Description

During the year ended December 31, 2021, the Company issued performance shares and warrants to employees including key management personnel as well as to consultants which were accounted for as share-based compensation. The Company’s valuation of share-based compensation is complex and subject to significant management estimates and judgement. The Company used black-scholes model to evaluate the fair value of the warrants issued which requires management to make significant assumptions related to input of the pricing model.

F-2

How the Critical Audit Matter Was Addressed in the Audit

Our audit procedures included but were not limited to:

•	Evaluating management’s assessment of the valuation and recognition of the options.
•	Obtaining an understanding of the key terms and conditions of the performance shares and options by inspecting relevant agreements.
•	Holding discussions with management to understand the share based payment arrangements in place
•	Recalculating the estimated fair value of the performance shares and options using the valuation methodology selected, including assessing the reasonableness of the methodology used and key inputs used in the Company’s valuation model.
•	Reviewing the adequacy of the Company’s disclosures in respect of the accounting treatment of share-based payments in the financial statements, including the significant judgments involved, and the accounting policy adopted.

/s/ Centurion ZD CPA & Co.

Centurion ZD CPA & Co.

We have served as the Group’s auditor since 2020.

Hong Kong, China

March 23, 2022

ID 2769

F-3

NOCERA, INC.

CONSOLIDATED BALANCE SHEETS

(Stated in US Dollars)

	December 31, 2021	December 31, 2020

ASSETS
Current assets
Cash and cash equivalents	$2,444,009	$1,023,531
Accounts receivable, net	699,555	432,309
Inventories, net	1,488,681	1,723,674
Advance to suppliers	42,969	1,732
Prepaid expenses and other assets, net	107,444	3,161
Due from related parties	1,615,217	896,876
Total current assets	6,397,875	4,081,283
Retention receivables	69,489	458,392
Deferred tax assets, net	–	2,300
Property and equipment, net	71,245	50,926
Goodwill	332,040	332,040
Total assets	6,870,649	4,924,941
LIABILITIES AND EQUITY
Liabilities
Current liabilities
Notes payable	92,112	187,447
Accounts payable	17,442	18,798
Other payables and accrued liabilities	142,426	56,836
Advance receipts	1,051,121	1,285,777
Due to related parties	39,341	7,681
Warrant liability	312,320	–
Dividend payable	6,312	–
Income tax payable	387,319	285,186
Bank borrowing	52,292	532,824
Total current liabilities	2,100,685	2,374,549
Deferred tax liabilities, net	–	–
Total liabilities	2,100,685	2,374,549
Commitments and contingencies	–	–
Equity
Common stock ($0.001 par value; authorized 200,000,000 shares; 10,607,150 shares and 9,131,786 shares issued and outstanding as of December 31, 2021 and 2020, respectively)	10,607	9,132
Preferred stock ($0.001 par value; authorized 10,000,000 shares; Series A Preferred Stock, 2,000,000 authorized, 80,000 shares and nil shares, issued and outstanding as of December 31, 2021 and 2020, respectively)	80	–
Additional paid-in capital	14,472,705	2,692,973
Statutory and other reserves	191,219	191,219
(Accumulated losses) retained earnings	(9,918,553)	(293,162)
Accumulated other comprehensive loss	13,906	(49,770)
Total Nocera, Inc.’s stockholders’ equity	4,769,964	2,550,392
Non-controlling interests	–	–
Total equity	4,769,964	2,550,392
Total liabilities and equity	$6,870,649	$4,924,941

See notes to the consolidated financial statements.

F-4

NOCERA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(Stated in US Dollars)

	For the years ended December 31,
	2021	2020

Net sales	$9,945,325	$1,170,156
Cost of sales	(9,000,733)	(526,343)
Gross profit	944,592	643,813
Operating expenses
General and administrative expenses	(10,419,684)	(1,325,696)
Total operating expenses	(10,419,684)	(1,325,696)
Loss from operations	(9,475,092)	(681,883)
Other income (expense)	(4,055)	36
Loss before income taxes	(9,479,147)	(681,847)
Income tax benefit	(139,932)	42,777
Net loss	(9,619,079)	(639,070)
Less: Net loss attributable to non-controlling interests	–	(6,705)
Net loss attributable to the company	(9,619,079)	(632,365)
Comprehensive loss
Net loss	(9,619,079)	(639,070)
Foreign currency translation loss	63,248	31,081
Total comprehensive loss	(9,555,831)	(607,989)
Less: Net loss attributable to non-controlling interest	–	(6,705)
Less: Foreign currency translation loss attributable to non-controlling interest	–	(499)
Comprehensive loss attributable to the Company	$(9,555,831)	$(600,785)
Loss per share
Basic	$(1.0500)	$(0.0538)
Diluted	$(1.0500)	$(0.0538)
Weighted average number of common shares outstanding
Basic	9,160,862	11,752,447
Diluted	9,160,862	11,752,447

See notes to the consolidated financial statements.

F-5

NOCERA, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(Stated in US Dollars)

	Common Stock		Preferred stock		Additional Paid-in	Statutory and other	Retained	Accumulated Other Comprehensive	Total Nocera Inc.’s Stockholders’ Equity	Non- controlling	Total Stockholders’ Equity
	Stock	Amount	Stock	Amount	Capital	Reserves	Earnings	Loss	(Deficit)	Interests	(Deficit)
		$		$	$	$	$	$	$	$	$
Balance, January 1, 2020	12,354,200	12,354	–	–	271,915	191,219	339,203	(81,350)	733,341	29,072	762,413
Termination of VIE agreements with GZWFH	(4,750,000)	(4,750)	–	–	–	–	–	–	(4,750)	(21,868)	(26,618)
Foreign currency translation adjustments	–	–	–	–	–	–	–	31,580	31,580	(499)	31,081
Issuance of new shares	1,527,586	1,528	–	–	2,154,472	–	–	–	2,156,000	–	2,156,000
Share-based compensation	–	–	–	–	266,586	–	–	–	266,586	–	266,586
Net loss	–	–	–	–	–	–	(632,365)	–	(632,365)	(6,705)	(639,070)
Balance, December 31, 2020	9,131,786	9,132	–	–	2,692,973	191,219	(293,162)	(49,770)	2,550,392	–	2,550,392

Common stock and warrant issuance	48,000	48	–	–	2,832	–	–	–	2,880	–	2,880
Preferred stock and warrant issuance	–	–	80,000	80	29,520	–	–	–	29,600	–	29,600
Changes in fair value of warranty liabilities	–	–	–	–	(24,800)	–	–	–	(24,800)	–	(24,800)
Issuance of new shares upon private placement	836,000	836	–	–	2,089,164	–	–	–	2,090,000	–	2,090,000
Consultancy services settled by equities	505,000	505	–	–	3,044,645	–	–	–	3,045,150	–	3,045,150
Share-based compensation	86,364	86	–	–	6,638,371	–	–	–	6,638,457	–	6,638,457
Foreign currency translation Adjustments	–	–	–	–	–	–	–	63,676	63,676	–	63,676
Preferred stock dividend	–	–	–	–	–	–	(6,312)	–	(6,312)	–	(6,312)
Net loss	–	–	–	–	–	–	(9,619,079)	–	(9,619,079)	–	(9,619,079)
Balance, December 31, 2021	10,607,150	10,607	80,000	80	14,472,705	191,219	(9,918,553)	13,906	4,769,964	–	4,769,964

See notes to the consolidated financial statements

F-6

NOCERA, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Stated in US Dollars)

	December 31, 2021	December 31, 2020
	$	$
Cash flows from operating activities:
Net loss	(9,619,079)	(639,070)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation expenses	6,127	74,958
Amortization	–	53,156
Impairment of GZWFH	–	522,291
Deferred income tax	2,258	73,150
Changes in fair value of warranty liabilities	24,800	–
Consultancy services settled by equities	3,045,150	–
Share-based compensation	6,638,371	265,758
Changes in operating assets and liabilities:
Accounts receivable, net	(252,338)	1,406,867
Inventories	278,100	268,285
Advance to suppliers	(40,563)	824
Prepaid expenses and other assets, net	(66,232)	61,987
Retention receivables	395,579	24,894
Notes payable	(99,106)	(10,180)
Accounts payable	10,092	(236,137)
Advance from customers	–	(395,751)
Other payables and accrued liabilities	103,599	(299,345)
Income tax payable	92,346	(629,676)
Deferred revenue	–	(593,445)
Operating lease liability	–	(8,563)
Advance receipts	(267,375)	(69,827)
Net cash provided by (used in) operating activities	251,729	(129,824)

Cash flows from investing activities
Purchase of property and equipment	(25,067)	(57,153)
Purchase of intangible assets	–	(25,360)
Disposal of GZ WFH	–	(4,099)
Cash acquired from merger	–	857,555
Net cash (used in) provided by investing activities	(25,067)	770,943

Cash flows from financing activities:
Proceeds from related parties	(718,341)	664,454
Repayment to related parties	–	(402,531)
Proceeds from common stock and warrant issuance	120,000	–
Proceeds from preferred stock and warrant issuance	200,000	–
Proceeds from issuance of common stock	2,090,000	–
Repayment of short-term bank loan	(487,826)	(44,444)
Net cash provided by financing activities	1,203,833	217,479

Effect of exchange rate changes on cash and cash equivalents	(10,017)	136,394
Net increase in cash and cash equivalents	1,420,478	994,992
Cash and cash equivalents at beginning of year	1,023,531	28,539
Cash and cash equivalents at end of year	2,444,009	1,023,531

Supplemental disclosures of cash flow information
Cash paid for interest expenses	–	–
Cash paid for Income taxes	–	–

See notes to the consolidated financial statements.

F-7

NOCERA, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1     PRINCIPAL ACTIVITIES AND ORGANIZATION

The consolidated financial statements include the financial statements of Nocera, Inc. (“Nocera” or the “Company”) and its subsidiaries, Grand Smooth Inc. Limited (“GSI”) and Guizhou Grand Smooth Technology Ltd. (“GZ GST” or “WFOE”), and Xin Feng Construction Co., Ltd. (“XFC”) that is controlled through contractual arrangements. The Company, GSI, GZ GST and XFC are collectively referred to as the “Company”.

Nocera was incorporated in the State of Nevada on February 1, 2002 and is based in New Taipei City, Taiwan (R.O.C.). It did not engage in any operations and was dormant from its inception until its reverse merger of GSI on December 31, 2018.

Reverse merger

Effective December 31, 2018, Nocera completed a reverse merger transaction (the “Transaction”) pursuant to an Agreement and Plan of Merger (the “Agreement”), with (i) GSI, (ii) GSI’s stockholders, Yin-Chieh Cheng and Zhang Bi, who together owned shares constituting 100% of the issued and outstanding ordinary shares of GSI (the “GSI Shares”) and (iii) GSI Acquisition Corp. Under the terms of the Agreement, the GSI Stockholders transferred to Nocera all of the GSI Shares in exchange for the issuance of 10,000,000 shares (the “Shares”) of Nocera’s common stock (the “Share Exchange”). As a result of the reverse merger, GSI became Nocera’s wholly-owned subsidiary and Yin-Chieh Cheng and Zhang Bi, the former stockholders of GSI, became Nocera’s controlling stockholders. The share exchange transaction with GSI was treated as a reverse merger, with GSI as the accounting acquirer and Nocera as the acquired party.

GSI is a limited company established under the laws and regulations of Hong Kong on August 1, 2014, and is a holding company without any operation.

GZ WFH was incorporated in Xingyi City, Guizhou Province, People’s Republic of China (PRC) on October 25, 2017, and is engaged in providing fish farming containers service, which integrates sales, installments, and maintenance of aquaculture equipment. The registered capital of GZ WFH is RMB$5,000,000 (equal to US$733,138).

On November 13, 2018, GSI incorporated GZ GST in PRC with registered capital of US$15,000.

Divestiture

On September 21, 2020, the Company filed a Current Report on Form 8-K outlining the lack of communication that led to the termination by Nocera, Inc. of its relationship with Guizhou Wan Feng Hu Intelligent Aquatic Technology Co. Limited (“GZ WFH”) and its management, and termination of the Variable Interest Entity agreements between the parties.

Subsequently on October 8, 2020, Zhang Bi and GZ WFH entered into a Settlement Agreement and Release with Nocera, Inc. wherein all claims as to GZ WFH’s debt (claim to shares in Nocera, Inc. or GZ GST) were compromised, settled, and otherwise resolved as to any and all claims or causes of action whatsoever against Nocera for any matter, action, or representation as to Nocera, and any debt to ownership of Nocera or GZ GST up to the date of the agreement. The consideration for the agreement was mutual waiver of any and all claims against each other and GZ GST, and GZ WFH (including Zhang Bi) waives any claims to Nocera stock, meaning the 4,750,000 shares of common stock of Nocera owned by Zhang Bi were cancelled as part of the agreement. The Settlement Agreement and Release is attached hereto as Exhibit 10.8.

The VIE Agreements

On December 31, 2020, Nocera and XFC, a domestic funded limited liability company registered in Taiwan (R.O.C), entered into a series of contractual agreements (“VIE Agreements”) whereby Nocera, Inc. agreed to provide technical consulting and related services to XFC. As a result, Nocera has been determined to be the primary beneficiary of XFC and XFC became a VIE (Variable Interest Entity) of Nocera.

F-8

On December 31, 2020, Nocera exchanged 700,000 shares of the Company’s restricted common stock to Shareholders of XFC in exchange for 100% controlling interest in XFC.

The VIE structure was adopted mainly because we engage in business in an industry that prohibits foreign investment (e.g., construction) and of which requires special licenses in Taiwan. We are not currently planning to engage in business in mainland China or Hong Kong, and as a result, we are not currently required to obtain any special licenses in mainland China or Hong Kong. The Company has entered into the following contractual arrangements with a stockholders of XFC, that enable the Company to (1) have the power to direct the activities that most significantly affects the economic performance of XFC, and (2) receive the economic benefits of XFC that could be significant to XFC. The Company is fully and exclusively responsible for the management of XFC, assumes all of the risk of losses of XFC and has the exclusive right to exercise all voting rights of XFC’s stockholders. Therefore, in accordance with ASC 810 “Consolidation”, the Company is considered the primary beneficiary of XFC and has consolidated XFC’s assets, liabilities, results of operations, and cash flows in the accompanying consolidated financial statements.

(1) Voting Rights Proxy Agreement & Power of Attorney. Mr. Tsai, Wen-Chih, Ms. Tu, Hui-Min, Mr. Tsai, Chin-Yao, and Mr. Tsai, Chin-Chao (Existing Stockholders) hereby irrevocably undertake that they authorize Nocera or the individual then designated by Nocera (“Attorney”) to exercise, on his behalf, the following rights available to them in their capacity as a stockholder of the XFC under the then effective articles of association of the XFC (collectively, “Powers”): (a) to propose the convening of, and attend, stockholders’ meetings in accordance with the articles of association of the XFC on behalf of the Existing Stockholder; (b) to exercise voting rights on behalf of the Existing Stockholder on all matters required to be deliberated and resolved by the stockholders’ meeting, including without limitation the appointment and election of the directors and other executives to be appointed and removed by the stockholders, of the XFC the sale or transfer of all or part of the equity held by stockholders in the XFC; (c) to exercise other stockholders’ voting rights under the articles of association of the XFC (including any other stockholders’ voting rights stipulated upon an amendment to such articles of association); (d) other voting rights that stockholders shall enjoy under the Taiwan (R.O.C.) laws, as amended, revised, supplemented and re-enacted, no matter whether they take effect before or after the conclusion of this Agreement. The Existing Stockholders shall not revoke the authorization and entrustment accorded to the Attorney other than in the case where Nocera gives the Existing Stockholders a written notice requesting the replacement of the Attorney, in which event the Existing Stockholders shall immediately appoint such other person as then designated by Nocera to exercise the foregoing Powers and such new authorization and entrustment shall supersede, immediately upon its grant, the original authorization, and entrustment.

(2) Exclusive Business Cooperation Agreement. Nocera agrees to provide technical consulting and services including management consulting services, general and financial advisory service and various general and administrative service, for the specific content thereof (hereinafter referred to as the “Target Business”) to the XFC as the technical consulting and service provider of the XFC in accordance with the conditions set forth herein during the term of this Agreement. XFC agrees to accept the technical consulting and services provided by Nocera. XFC further agrees that, without the prior written consent of Nocera, during the term of this Agreement, it shall not accept any technical consulting and services identical or similar to Target Business that are provided by any third party.

(3) Equity Pledge Agreement. Under the Equity Interest Pledge Agreement between Nocera and Mr. Tsai, Wen-Chih, Ms. Tu, Hui-Min, Mr. Tsai, Chin-Yao, and Mr. Tsai, Chin-Chao, the stockholder of XFC, stockholder pledged all of his equity interests in XFC to Nocera to guarantee the performance of XFC’s obligations under the Exclusive Business Cooperation Agreement. Under the terms of the agreement, in the event that XFC or stockholders breach their respective contractual obligations under the Exclusive Business Cooperation Agreement, Nocera, as pledge, will be entitled to certain rights, including, but not limited to, the right to collect dividends generated by the pledged equity interests. Zhang Bi also agreed that upon the occurrence of any event of default, as set forth in the Equity Interest Pledge Agreement, Nocera is entitled to claim indemnity.

(4) Exclusive Call Option Agreement. XFC and its stockholders, Mr. Tsai, Wen-Chih, Ms. Tu, Hui-Min, Mr. Tsai, Chin-Yao, and Mr. Tsai, Chin-Chao, have entered into an Exclusive Call Option Agreement with Nocera. Under the Exclusive Call Option Agreement, the XFC stockholders irrevocably granted Nocera (or its designee) an exclusive option to purchase, to the extent permitted under Taiwan (R.O.C.) law, part or all of their equity interests in XFC. According to the Exclusive Call Option Agreement, the purchase price shall be the minimum price permitted by applicable Taiwan (R.O.C.) Law at the time when such share transfer occurs.

Note 2      GOING CONCERN

The Company had net loss of $9.6 million for the year ended December 31, 2021, which raise substantial doubt as to the Company’s ability to continue as a going concern. Management believes that it has developed a liquidity plan, as summarized below, that, if executed successfully, would enable to meet presently anticipated cash needs for at least the next 12 months after the date that the financial statements are issued and it has prepared the consolidated financial statements on a going concern basis.

F-9

a)	The Company started its business operation in 2018 and is continuing to focus on its business development and ultimately to attain profitable operations. XFC, the Company’s VIE in Taiwan, continuously receives orders from its customers. The Company expects XFC to generate $5 million of revenue in the coming twelve months. Moreover, NTB, the Company’s Taiwan branch, will keep engaged in the fish brokerage business, which is expected to generate $5 million of revenue in the coming twelve months.

b)	The Company obtained a financial support letter from Mr. Yin-Chieh Cheng, the chief executive officer, also the Chairman of the Board and a principal shareholder of the Company.

However, the Company continues to have ongoing obligations and it expects that it will require additional capital in order to execute its longer-term business plan. If the Company encounters unforeseen circumstances that place constraints on its capital resources, management will be required to take various measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing the Company’s business development activities, suspending the pursuit of its business plan, controlling overhead expenses and seeking to further dispose of non-core assets. Management cannot provide any assurance that the Company will raise additional capital if needed.

Note 3      SUMMARY OF SIGNIFICANT ACCOUNTING POLICY

Change of Reporting Entity and Basis of Presentation

As a result of the Share Exchange on December 31, 2018, GSI became a wholly owned subsidiary of Nocera, Inc. The former GSI’s stockholders owned a majority of the common stock of the Company. The Transaction was regarded as a reverse merger whereby GSI was considered to be the accounting acquirer as its stockholders retained control of the Company after the Share Exchange, although Nocera, Inc. is the legal parent company. The Share Exchange was treated as a recapitalization of the Company.

As a result, the assets and liabilities and the historical operations that will be reflected in the Nocera’s financial statements after consummation of the Transaction will be those of GSI and will be recorded at the historical cost basis of GSI. Nocera’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of GSI upon consummation of the Transaction. As such, GSI is the continuing entity for financial reporting purpose. In a reverse merger, the historical stockholder’s equity of the accounting acquirer prior to the merger is retroactively reclassified (a recapitalization) for the equivalent number of shares received in the merger after giving effect to any difference in par value of the registrant’s and the accounting acquirer’s stock by an offset in paid-in-capital. Therefore, the financial statements have been prepared as if GSI had always been the reporting company and then on the share exchange date, had changed its name and reorganized its capital stock.

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”) for interim financial information.

The consolidated financial statements included the financial statements of all subsidiaries and the VIE of the Company. All transactions and balances between the Company and its subsidiary and VIE have been eliminated in consolidation.

Reclassification

Certain prior period amounts have been reclassified to conform with current year presentation.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Significant items subject to such estimates and assumptions include, but are not limited to, the allowance for doubtful receivables; the useful lives of property and equipment and intangible assets; impairment of long-lived assets; recoverability of the carrying amount of inventory; fair value of financial instruments; provisional amounts based on reasonable estimates for certain income tax effects of the Tax Act and the assessment of deferred tax assets or liabilities. These estimates are often based on complex judgments and assumptions that management believes to be reasonable but are inherently uncertain and unpredictable. Actual results could differ from these estimates.

F-10

Concentrations of Credit Risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of accounts receivable. The Company conducts credit evaluations of its customers and suppliers, and generally does not require collateral or other security from them. The Company evaluates its collection experience and long outstanding balances to determine the need for an allowance for doubtful accounts. The Company conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

There was one customer who represented 58.22% of the Company's total revenue during the years ended December 31, 2021. There were two customers who represented 96.44% of the Company's total revenue during the years ended December 31, 2020.

The following table sets forth a summary of single customers who represent 10% or more of the Company’s total accounts receivable, net:

	December 31, 2021	December 31, 2020

Percentage of the Company’s accounts receivable
Customer A	16.37%	26.33%
Customer B	59.53%	73.67%
Customer C	16.30%	–
	92.20%	100.00%

The following table sets forth a summary of single suppliers who represent 10% or more of the Company’s total purchase:

	For the years ended December 31,
	2021	2020

Percentage of the Company’s purchase
Supplier A	48.76%	100%
Supplier B	15.14%	–
Supplier C	14.26%	–
	78.16%	100%

Fair Value Measurement

The Company applies ASC Topic 820, Fair Value Measurements and Disclosures which defines fair value, establishes a framework for measuring fair value and expands financial statement disclosure requirements for fair value measurements.

ASC Topic 820 defines fair value as the price that would be received from the sale of an asset or paid to transfer a liability (an exit price) on the measurement date in an orderly transaction between market participants in the principal or most advantageous market for the asset or liability.

ASC Topic 820 specifies a hierarchy of valuation techniques, which is based on whether the inputs into the valuation technique are observable or unobservable. The hierarchy is as follows:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value. Unobservable inputs are valuation technique inputs that reflect the Company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

F-11

Management of the Company is responsible for determining the assets acquired, liabilities assumed and intangibles identified as of the acquisition date and considered a number of factors including valuations from an independent appraiser.

When available, the Company uses quoted market prices to determine the fair value of an asset or liability. If quoted market prices are not available, the Company measures fair value using valuation techniques that use, when possible, current market-based or independently sourced market parameters, such as interest rates and currency rates.

As of December 31, 2021 and 2020, there are no assets or liabilities that are measured and reported at fair value on a recurring basis.

Cash and Cash Equivalents

Cash and cash equivalents include all cash on hand and cash in bank with no restrictions. The balance of cash as of December 31, 2021 and 2020 were $2,444,009 and $1,023,531, respectively.

Accounts Receivable, Net

Accounts receivable are stated at the original amount less an allowance for doubtful accounts, if any, based on a review of all outstanding amounts at period end. An allowance is also made when there is objective evidence that the Company will not be able to collect all amounts due according to the original terms of the receivables. The Company analyzes the aging of the customer accounts, coverage of credit insurance, customer concentrations, customer credit-worthiness, historical and current economic trends and changes in its customer payment patterns when evaluating the adequacy of the allowance for doubtful accounts.

Prepaid Expenses and Other Assets, Net

Prepaid expense and other assets, net consist of receivable from investment, prepaid rent and etc. Management reviews its receivable balance each reporting period to determine if an allowance for doubtful accounts is required. An allowance for doubtful account is recorded in the period in which loss is determined to be probable based on an assessment of specific evidence indicating doubtful collection, historical experience, account balance aging, and prevailing economic conditions. Bad debts are written off against the allowance after all collection efforts have ceased.

Inventories, net

Inventories are stated at lower of cost or net realizable value. Cost is determined using the weighted average method. Inventories include raw materials, work in progress and finished goods. The variable production overhead is allocated to each unit of product on the basis of the actual use of the production facilities. The allocation of fixed production overhead to the costs of conversion is based on the normal capacity of the production facilities.

Where there is evidence that the utility of inventories, in their disposal in the ordinary course of business, will be less than cost, whether due to physical deterioration, obsolescence, changes in price levels, or other causes, the inventories are written down to net realizable value.

Property and Equipment, Net

Property and equipment are stated at cost less accumulated depreciation. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Maintenance, repairs, and betterments, including replacement of minor items, are charged to expense; major additions to physical properties are capitalized.

Depreciation of property and equipment is provided using the straight-line method over their estimated useful lives, which are shown as follows.

Useful life
Leasehold improvements	Shorter of the remaining lease terms and estimated useful lives
Furniture and fixture	5 years
Equipment	3 years
Vehicle	5 years

F-12

Upon sale or disposal, the applicable amounts of asset cost and accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal is charged or credited to income.

Goodwill and Intangible Assets

We recognize goodwill in accordance with ASC 350, Intangibles—Goodwill and Other. Goodwill is the excess of cost of an acquired entity over the amounts assigned to assets acquired and liabilities assumed in a business combination. Goodwill is not amortized. Goodwill is tested for impairment annually as of October 1st of each year, and is tested for impairment between annual tests if an event occurs or circumstances change that would indicate the carrying amount may be impaired. An impairment charge for goodwill is recognized only when the estimated fair value of a reporting unit, including goodwill, is less than its carrying amount.

We recognize intangibles assets in accordance with ASC 350, Intangibles—Goodwill and Other. Acquired intangible assets subject to amortization are stated at cost and are amortized using the straight-line method over the estimated useful lives of the assets. Intangible assets that are subject to amortization are reviewed for potential impairment whenever events or circumstances indicate that carrying amounts may not be recoverable. Assets not subject to amortization are tested for impairment at least annually.

The estimates of fair value are based on the best information available as of the date of the assessment, which primarily incorporates management assumptions about expected future cash flows. Although these assets are not currently impaired, there can be no assurance that future impairments will not occur.

Share-Based Compensation

We determine our share-based compensation in accordance with ASC 718, Compensation—Stock Compensation (ASC 718), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees based on the grant date fair value of the award.

Determining the appropriate fair value model and calculating the fair value of phantom award grants requires the input of subjective assumptions. We use the Black-Scholes pricing model to value our phantom awards. Share-based compensation expense is calculated using our best estimates, which involve inherent uncertainties and the application of management’s judgment. Significant estimates include our expected volatility. If different estimates and assumptions had been used, our phantom unit valuations could be significantly different and related share-based compensation expense may be materially impacted.

The Black-Scholes pricing model requires inputs such as the risk-free interest rate, expected term, expected volatility and expected dividend yield. We base the risk-free interest rate that we use in the Black-Scholes pricing model on zero coupon U.S. Treasury instruments with maturities similar to the expected term of the award being valued. The expected term of phantom awards is estimated from the vesting period of the award and represents the weighted average period that our phantom awards are expected to be outstanding. We estimated the volatility based on the historic volatility of our guideline companies, which we feel best represent our Company. We have never paid and do not anticipate paying any cash dividends in the foreseeable future and, therefore, we use an expected dividend yield of zero in the pricing model. We account for forfeitures as they occur.

Impairment of Long-lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of its business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

F-13

Revenue Recognition

The Company has early adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606) and all subsequent ASUs that modified ASC 606 on January 1, 2017.

The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, the Company applies the following steps:

•	Step 1: Identify the contract (s) with a customer

•	Step 2: Identify the performance obligations in the contract

•	Step 3: Determine the transaction price

•	Step 4: Allocate the transaction price to the performance obligation in the contract

•	Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation

The Company considered revenue is recognized when (or as) the Company satisfies performance obligations by transferring a promised goods and provide maintenance service to a customer. Revenue is measured at the transaction price which is based on the amount of consideration that the Company expects to receive in exchange for transferring the promised goods and providing maintenance service to the customer. Contracts with customers are comprised of invoices and written contracts.

The Company does not have arrangements for returns from customers and does not have any future obligations directly or indirectly related to services resale by customers. The Company has no sales incentive programs.

The Company provides goods, maintenance service warranties for the goods sold with a period varying from 18 months to 72 months, which majority are 18 months, and exclusive sales agency license to its customers. For performance obligation related to providing products, the Company expects to recognize the revenue according to the delivery of products. For performance obligation related to maintenance service warranties, the Company expects to recognize the revenue on a ratable basis using a time-based output method. The performance obligations are typically satisfied as services are rendered on a straight-line basis over the contract term, which is generally for 18 months as majority of the maintenance service warranties periods provided are 18 months. For performance obligation related to exclusive agency license, the Company recognizes the revenue ratably upon the satisfaction over the estimated economic life of the license.

The Company does not have amounts of contract assets since revenue is recognized as control of goods is transferred. The contract liabilities consist of advance payments from customers and deferred revenue. Advance payments from customer are expected to be recognized as revenue within 12 months. Deferred revenue is expected to be recognized as revenue within 12 months.

Cost of Sales

Cost of sales consists primarily of material costs, labor costs, depreciation, and related expenses, which are directly attributable to the production of the product. Write-down of inventories to lower of cost or net realizable value is also recorded in cost of sales.

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

F-14

Leases

In February 2016, the FASB issued ASU 2016-12, Leases (ASC Topic 842), which amends the leases requirements in ASC Topic 840, Leases. Under the new lease accounting standard, a lessee will be required to recognize a right-of-use asset and lease liability for most leases on the balance sheet. The new standard also modifies the classification criteria and accounting for sales-type and direct financing leases, and enhances the disclosure requirements. Leases will continue to be classified as either finance or operating leases.

The Company adopted ASC Topic 842 using the modified retrospective transition method effective January 1, 2019. There was no cumulative effect of initially applying ASC Topic 842 that required an adjustment to the opening retained earnings on the adoption date nor revision of the balances in comparative periods. As a result of the adoption, The Company recognized a lease liability and right-of-use asset for each of our existing lease arrangement. The adoption of the new lease standard does not have a material impact on our consolidated income statement or our consolidated statement of cash flow.

Uncertain Tax Positions

The Company accounts for uncertainty in income taxes using a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon settlement. Interest and penalties related to uncertain tax positions are recognized and recorded as necessary in the provision for income taxes. According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. The statute of limitations is extended to five years under special circumstances, where the underpayment of taxes is more than RMB 100,000. In the case of transfer pricing issues, the statute of limitation is ten years. There is no statute of limitation in the case of tax evasion. The Company records interest and penalties on uncertain tax provisions as income tax expense. There are no uncertain tax positions as of December 31, 2021 and 2020, and the Company has no accrued interest or penalties related to uncertain tax positions. The company does not believe that the unrecognized tax benefits will change over the next twelve months.

Comprehensive (Loss) Income

Comprehensive income or loss is comprised of the Company’s net (loss) income and other comprehensive income or loss. The component of other comprehensive income or loss consists solely of foreign currency translation adjustments, net of the income tax effect.

Foreign Currency Translation and Transactions

The Company’s reporting currency is the U.S. dollar (“US$”). The functional currency of the Company’s subsidiary and the consolidated VIE is RMB. In the consolidated financial statements, the financial information of the Company’s subsidiary and the consolidated VIE has been translated into US$. Assets and liabilities are translated at the exchange rates on the balance sheet date, equity amounts are translated at historical exchange rates, except for changes in accumulated deficit during the year which is the result of income statement translation process, and revenue, expense, gains or losses are translated using the average exchange rate during the year. Translation adjustments are reported as foreign currency translation adjustments and are shown as a separate component of other comprehensive income or loss in the consolidated statements of changes in equity and comprehensive (loss) income. The exchange rates as of December 31, 2021 and 2020 are 6.4854 and 6.5249, respectively. The annual average exchange rates for the year ended December 31, 2021 and 2020 are 6.3700 and 6.8996, respectively.

(Loss) Earnings per Share

Basic (loss) earnings per share is computed by dividing net (loss) income attributable to holders of common stock by the weighted average number of common shares outstanding during the year. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue common shares were exercised or converted into common shares.

F-15

Recent Accounting Pronouncements

Recently Adopted Accounting Standards

Adoption of ASC Topic 606, “Revenue from Contracts with Customers

ASU 2018-13. In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement”. The amendments in this update is to improve the effectiveness of disclosures in the notes to the financial statements by facilitating clear communication of the information required by GAAP that is most important to users of each entity’s financial statements. The amendments in this update apply to all entities that are required, under existing GAAP, to make disclosures about recurring or nonrecurring fair value measurements. The amendments in this update are effective for all entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. There was no impact of the standard on the Company’s consolidated financial statements.

Accounting Pronouncements Issued But Not Yet Adopted

ASU 2019-12. On December 18, 2019, the FASB issued ASU No. 2019-12, Income taxes (Topic 740), Simplifying the Accounting for Income Taxes. This guidance amends ASC Topic 740 and addresses several aspects including 1) evaluation of step-up tax basis of goodwill when there is not a business combination, 2) policy election to not allocate consolidated taxes on a separate entity basis to entities not subject to income tax, 3) accounting for tax law changes or rates during interim periods, 4) ownership changes from equity method investment to subsidiary or vice versa, 5) elimination of exception to intraperiod allocation when there is gain in discontinued operations and a loss from continuing operations, 6) treatment of franchise taxes that are partially based on income. The guidance is effective for calendar year-end public entities on January 1, 2021 and other entities on January 1, 2022. The Company is evaluating the impact of this guidance on its consolidated financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated financial position, statements of operations and cash flows.

Note 4     ACCOUNTS RECEIVABLE, NET

As of December 31, 2021 and 2020, accounts receivable consisted of the following:

	December 31, 2021	December 31, 2020
	$	$
Accounts receivable	699,555	432,309
Less: Allowance for doubtful accounts	–	–
Total	699,555	432,309

For the years ended December 31, 2021 and 2020, the Company has recorded provision for doubtful accounts of nil and nil, respectively.

Note 5     INVENTORIES, NET

As of December 31, 2021 and 2020, inventories consisted of the following:

	December 31, 2021	December 31, 2020
	$	$
Raw materials	97,163	115,373
Work in process	1,391,518	1,608,301
Total	1,488,681	1,723,674

The inventory write downs were $nil 0 and $nil 0 for the years ended December 31, 2021 and December 31, 2020, respectively.

Note 6     ADVANCE TO SUPPLIERS

Balances of advances to suppliers were $42,969 and $1,732 as of December 31, 2021 and 2020, respectively, which represented prepayments to suppliers for raw materials.

F-16

Note 7     PREPAID EXPENSES AND OTHER ASSETS, NET

	December 31, 2021	December 31, 2020
	$	$
Other receivables from third party	107,444	3,161
Others	–	–
	107,444	3,161
Less: Allowance for doubtful accounts	–	–
Prepaid expenses and other assets, net	107,444	3,161

Note 8     PROPERTY AND EQUIPMENT, NET

As of December 31, 2021 and December 31, 2020, property and equipment consisted of the following:

	December 31, 2021	December 31, 2020
	$	$
Furniture and fixtures	–	–
Equipment	78,802	51,287
Leasehold improvement	–	–
Vehicle	–	–
	78,802	51,287
Less: Accumulated depreciation	(7,557)	(361)
Property and equipment, net	71,245	50,926

Depreciation expenses for the years ended December 31, 2021 and 2020 were $6,127 and $74,958, respectively.

Note 9     Goodwill

As of December 31, 2021 and December 31, 2020, goodwill consisted of the followings:

	December 31, 2021	December 31, 2020
	$	$
Goodwill - XFC	332,040	332,040

Accumulated amortization	–	–
Balance at end of year	332,040	332,040

Note 10     WARRANTS

On April 1, 2021, the Company entered in a securities purchase agreement with certain investors for an aggregate of 80,000 shares of its preferred stock at a per share purchase price of $2.50. As part of the transaction, the investors received one Class C warrant and one Class D warrant for the subscription of each preferred share. The Class C warrants consist of the right to purchase up to 80,000 shares of the Company’s common stock at an exercise price of $2.50 per share exercisable for 36 months from the date of inception. The Class D warrants consist of the right to purchase up to 80,000 shares of the Company’s common stock at an exercise price of $5.00 per share exercisable for 36 months from the date of inception. The subscription was completed on August 10, 2021.

On September 27, 2021 the Company entered into another securities purchase agreement with the same investors, pursuant to which the Company issued in a registered direct offering, an aggregate of 48,000 shares of common stock of the Company at a per share purchase price of $2.50. In addition, the investors also received one Class C warrant and one Class D warrant for the subscription of each preferred share. The Class C warrants consist of the right to purchase up to 80,000 shares of the Company’s common stock at an exercise price of $2.50 per share exercisable for 36 months from the date of inception. The Class D warrants consist of the right to purchase up to 80,000 shares of the Company’s common stock at an exercise price of $5.00 per share exercisable for 36 months from the date of inception.

F-17

Appraisal Date (Inception Date)	C Warrant August 10, 2021	D Warrant August 10, 2021
(Unaudited)	(Unaudited)
	$	$
Market price per share (USD/share)	1.47	0.66
Exercise price (USD/price)	2.50	5.00
Risk free rate	0.14%	0.14%
Dividend yield	0.00%	0.00%
Expected term/ Contractual life (years)	1.39	1.39
Expected volatility	56.36%	56.36%

Appraisal Date (Inception Date)	C Warrant September 27, 2021	D Warrant September 27, 2021
(Unaudited)
	$	$
Market price per share (USD/share)	1.71	0.73
Exercise price (USD/price)	2.50	5.00
Risk free rate	0.15%	0.15%
Dividend yield	0.00%	0.00%
Expected term/ Contractual life (years)	1.26	1.26
Expected volatility	52.93%	52.93%

The following is a reconciliation of the beginning and ending balances of warrants liability measured at fair value on a recurring basis using Level 3 inputs:

	December 31, 2021	December 31, 2020
	$	$
Balance at the beginning of period	–	–
Warrants issued to investors	287,520	–
Warrants redeemed	–	–
Fair value change of warrants included in earnings	24,800	–
Total	312,320	–

The following is a summary of the warrant activity:

	Number of Warrants	Average Exercise Price	Weighted Average Remaining Contractual Term in Years

Outstanding at January 1, 2021	–	–	–
Exercisable at January 1, 2021	–	–	–
Granted	256,000	3.75	3.00
Exercised / surrendered	–	–	–
Expired	–	–	–
Outstanding at December 31, 2021	256,000	3.75	2.66
Exercisable at December 31, 2021	256,000	3.75	2.66

F-18

Note 11     LEASES

The Company has two non-cancelable lease agreements for certain office and accommodation as well as fish farming containers for research and develop advanced technology for water circulation applying in fishery with original lease periods expiring between 2022 and 2023. The lease terms may include options to extend or terminate the lease when it is reasonably certain the Company will exercise that option. The Company recognizes rental expense on a straight-line basis over the lease term.

The components of lease expenses for the year ended December 31, 2021 and December 31, 2020 were as follows:

	Statement of Income Location	For the year ended December 31, 2021	For the year ended December 31, 2020

		$	$
Lease Costs
Operating lease expense	General and administrative expenses	4,424	26,224
Total net lease costs		4,424	26,224

Maturity of lease liabilities under our non-cancelable operating leases as of December 31, 2021 and December 31, 2020 are US$ nil.

Note 12     OTHER PAYABLES AND ACCRUED LIABILITIES

	December 31, 2021	December 31, 2020
	$	$
VAT payable	40,023	12,235
Salary payable	89,775	920
Others	12,628	43,681
Total	142,426	56,836

Note 13     TAXATION

The Company and its subsidiary, and the consolidated VIE file tax returns separately.

1) Value-added tax (“VAT”)

PRC

Pursuant to the Provisional Regulation of the PRC on VAT and the related implementing rules, all entities and individuals (“taxpayers”) that are engaged in the sale of products in the PRC are generally required to pay VAT, at a rate of which was changed from 16% to 13% on April 1, 2019 of the gross sales proceeds received, less any deductible VAT already paid or borne by the taxpayers. GZ WFH also subjected to 10% for the installment service provided.

Taiwan

Pursuant to the Value-added and Non-value-added Business Tax Act and the related implementing rules, all entities and individuals ("taxpayers") that are engaged in the sale of products in the Taiwan are generally required to pay VAT, at a rate of 5%.

2) Income tax

F-19

United States

On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Act”) was signed into legislation. The 2017 Tax Act significantly revises the U.S. corporate income tax by, among other things, lowering the statutory corporate tax rate from 34% to 21%, imposing a mandatory one-time tax on accumulated earnings of foreign subsidiaries, introducing new tax regimes, and changing how foreign earnings are subject to U.S. tax.

On December 22, 2017, Staff Accounting Bulletin No. 118 (“SAB 118”) was issued to provide guidance on accounting for the tax effects of the Tax Act. SAB 118 provides a measurement period that should not extend beyond one year from the Tax Act enactment date for companies to complete the accounting under ASC 740. The Company has completed the assessment of the income tax effect of the Tax Act and there were no adjustments recorded to the provisional amounts.

The Coronavirus Aid, Relief and Economy Security (CARES) Act (the “CARES Act, H.R. 748”) was signed into law on 27 March 2020. The CARES Act temporarily eliminates the 80% taxable income limitation (as enacted under the Tax Cuts and Jobs Act of 2017) for NOL deductions for 2018-2020 tax years and reinstated NOL carrybacks for the 2018-2020 tax years. Moreover, the CARES Act also temporarily increases the business interest deduction limitations from 30% to 50% of adjusted taxable income for the 2019 and 2020 taxable year. Lastly, the Tax Act technical correction classifies qualified improvement property as 15-year recovery period, allowing the bonus depreciation deduction to be claimed for such property retroactively as if it was included in the Tax Act at the time of enactment. The Company does not anticipate a significant tax impact on its financial statements and will continue to examine the impact the CARES Act may have on its business.

The Company evaluated the Global Intangible Low Taxed Income (“GILTI”) inclusion on current earnings and profits of greater than 10% owned foreign controlled corporations. The Company has evaluated whether it has additional provision amount resulted by the GILTI inclusion on current earnings and profits of its foreign controlled corporations. The law also provides that corporate taxpayers may benefit from a 50% reduction in the GILTI inclusion, which effectively reduces the 21% U.S. corporate tax rate on the foreign income to an effective rate of 10.5%. The GILTI inclusion further provides for a foreign tax credit in connection with the foreign taxes paid. In 2019, the Company recorded a GILTI inclusion of $152,829. The Company has elected to treat the financial statement impact of GILTI as current period expenses.

The reverse merger was completed on December 31, 2018 and the tax losses of US subsidiary was not in the scope as of December 31, 2018. As of December 31, 2019, net operating loss carried forward which was available to offset future taxable income for the Company in the United States was $99,817. There is a full valuation allowance applied against these loss carry forward as management determined it was not more likely than not that these net operating losses would be utilized in the foreseeable future.

Taiwan

The Company’s loss before income taxes is primarily derived from the operations in Taiwan and income tax expense is primarily incurred in Taiwan.

As a result of amendments to the “Taiwan Income Tax Act” enacted by the Office of the President of Taiwan on February 7, 2018, the statutory income tax rate increased from 17% to 20% and the undistributed earning tax, or a surtax, decreased from 10% to 5% effective from January 1, 2018. As a result, the statutory income tax rate in Taiwan is 20% for the years ended August 31, 2021 and 2020. An additional surtax, of which rate was reduced from 10% to 5% being applied to the Company starting from September 1, 2018, is assessed on undistributed income for the entities in Taiwan, but only to the extent such income is not distributed or set aside as a legal reserve before the end of the following year. The 5% surtax is recorded in the period the income is earned, and the reduction in the surtax liability is recognized in the period the distribution to stockholders or the setting aside of legal reserve is finalized in the following year.

Hong Kong

The HK tax reform has introduced two-tiered profits tax rates for corporations. Under the two-tiered profits tax rates regime, the profits tax rate for the first HK$2 million (approximately $257,931) of assessable profits will be lowered to 8.25% (half of the rate specified in Schedule 8 to the Inland Revenue Ordinance (IRO)) for corporations. Assessable profits above HK$2 million (approximately $257,931) will continue to be subject to the rate of 16.5% for corporations. The Company assessed that the HK entity will not earn a profit greater than HK$2 million (approximately $257,931), it is subject to a corporate income tax rate of 8.25%.

F-20

As of December 31, 2021, The Company’s subsidiary in Hong Kong had net operating loss carry forwards available to offset future taxable income. The net operating losses will be carryforward indefinitely under Hong Kong Profits Tax regulation. There is a full valuation allowance applied against these loss carry forward as management determined it was not more likely than not that these net operating losses would be utilized in the foreseeable future.

PRC

WFOE and the consolidated VIE established in the PRC are subject to the PRC statutory income tax rate of 25%, according to the PRC Enterprise Income Tax (“EIT”) law.

In accordance with the relevant tax laws and regulations of the PRC, a company registered in the PRC is subject to income taxes within the PRC at the applicable tax rate on taxable income. All the PRC subsidiaries were subject to income tax at a rate of 25% for the year ended December 31, 2021 and 2020. According to PRC tax regulations, the PRC net operating loss can generally carry forward for no longer than five years starting from the year subsequent to the year in which the loss was incurred.

The components of the income tax (benefit) expense are:

	For the years ended December 31,
	2021	2020
	$	$
Current	139,932	–
Deferred	–	(42,777)
Total income tax expense (benefit)	139,932	(42,777)

The reconciliation of income taxes expenses computed at the TW statutory tax rate (2020: at PRC statutory tax rate) applicable to income tax expense is as follows:

	For the years ended December 31,
	2021		2020
Taiwan (2020 - PRC) income tax statutory rate	20.00%		25.00%
Tax effect of non-deductible expense	(6.78)		–
Tax effect of stock-based compensation	(14.71)		–
Tax effect of non-taxable income	–		–
Tax effect of different tax rates in other jurisdictions	1.07		–
GILTI Tax impact	–		–
Changes in valuation allowance	(1.01%	)	(18.73%	)
Effective tax rate	(1.43%	)	6.27%

3) Deferred tax assets (liabilities), net

The tax effects of temporary differences representing deferred income tax assets and liabilities result principally from the following:

	December 31, 2021	December 31, 2020
	$	$
Deferred tax assets
Tax loss carried forward	–	2,300
Allowance for doubtful receivables	–	–
Total deferred tax assets	–	2,300
Valuation allowance	–	–
Total deferred tax assets, net	–	2,300

Deferred tax liabilities
Property and equipment, difference in depreciation	–	–

Deferred tax liabilities, net	–	–

F-21

The valuation allowance as of December 31, 2021 and 2020 was primarily provided for the deferred income tax assets if it is more likely than not that these items will expire before the Company is able to realize its benefits, or that the future deductibility is uncertain. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible or utilizable. Management considers projected future taxable income and tax planning strategies in making this assessment. The movement for the valuation allowance is as following.

	December 31, 2021	December 31, 2020
	$	$
Balance at beginning of the year	–	(304,418)
Additions of valuation allowance	95,844	–
Reductions of valuation allowance	–	304,418
Balance at the end of the year	95,844	–

PRC Withholding Tax on Dividends

The current PRC Enterprise Income Tax Law imposes a 10% withholding income tax for dividends distributed by foreign-invested enterprises to their immediate holding companies outside the PRC. A lower withholding tax rate will be applied if there is a tax treaty arrangement between the PRC and the jurisdiction of the foreign holding company. Distributions to holding companies in Hong Kong that satisfy certain requirements specified by PRC tax authorities, for example, will be subject to a 5% withholding tax rate.

As of December 31, 2021 and 2020, the Company had not recorded any withholding tax on the retained earnings of its foreign-invested enterprises in the PRC, since the Company intends to reinvest its earnings to potentially continue its business in mainland China, namely the manufacturing of the RASs through GZ GST, and its foreign-invested enterprises do not intend to declare dividends to their immediate foreign holding companies.

Note 14     RELATED PARTY BALANCES AND TRANSACTIONS

Due to related parties

The balance due to related parties was as following:

	December 31, 2021	December 31, 2020
	$	$
Mountain Share Transfer, LLC (2)	39,341	7,681

Due from a related party

The balance due from a related party was as following:

	December 31, 2021	December 31, 2020
	$	$
Mr. Yin-Chieh Cheng (1)	–	19,067
Taisi Electrical & Plumbing Co. Pte Ltd. (3)	1,615,217	877,809
Total	1,615,217	896,876

Note:

(1)	Mr. Yin-Chieh Cheng (“Mr. Cheng”) is the chairman the Company, and he holds 42.5% shares of the Company. The balance due to Mr. Cheng as of December 31, 2020 mainly represented the amount paid by Mr. Cheng on behalf of the Company. In September 2019, Mr. Cheng took over the receivable amount of the concert the Company invested in November 2018, and assumed the liability of $551,457 related to such receivable to the Company. In September 2019, Mr. Cheng collected the payment of $1,000,000 from JCD, our exclusive sales agent in Asia Pacific, on behalf of the Company. As agreed between Mr. Cheng and the Company, the due from balance was netted off by due to balances.

F-22

(2)	Mountain Share Transfer, LLC is company 100% controlled by Erik S. Nelson, the corporate secretary and director of the Company. The balances represented the amount paid on behalf of the Company for its daily operation purpose.

(3)	Mr. Tsai Wen-Chih is the director of XFC and has control power over Taisi Electrical & Plumbing Co. Pte Ltd. The Company took over the receivable amount of $877,809 from acquisition of XFC in December 2020. None of the receivables have been impaired and it is expected that the full contractual amounts can be collected.

Related party transactions

The details of the related party transactions were as follows:

	For the years ended December 31,
	2021	2020
	$	$
Paid on behalf of the Company
Mr. Zhang Bi (1)	–	3,455
Mr. Yin-Chieh Cheng (1)	–	86,320
Mountain Share Transfer, LLC (1)	–	7,000

Repayment to related party
Mr. Yin-Chieh Cheng	–	665,000

Note:

(1)	The transactions represent the amount paid by Mr. Zhang Bi, Mr. Yin-Chieh Cheng, and Mountain Share Transfer, LLC on behalf of the Company for its daily operation.

Note 15     COMMON STOCK

The Company’s authorized number of common stock is 200,000,000 shares with par value of $0.001 each, and issued ordinary shares were 10,607,150 and 9,131,786 as of December 31, 2021 and 2020, respectively.

All number of shares, share amounts and per share data presented in the accompanying consolidated financial statements and related notes have been retroactively restated to reflect the reverse merger transaction and subsequent issuance of shares stated above, except for authorized common shares, which were not affected.

Note 16     SHARE-BASED COMPENSATION

On December 27, 2018, Nocera granted Mr. Yin-Chieh Cheng quarterly option awards of 250,000 Series “A” Warrants for 20 quarters (5 years) for a total of 5,000,000 Series “A” Warrants with exercise price of $0.50 per share, subject to continued employment for services as Chairman of the Board and a Director.

On June 1, 2020, Nocera granted Mr. Shun-Chih Chuang and Mr. Hsien-Wen Yu 50,000 shares of Class A warrants and 60,000 shares of Class A warrants separately, each with exercise price of $0.50 per share, for serving as the Company’s Chief Financial Officer and Chief Operating Officer. The Company also granted 2 employees 50,000 shares of Class A warrants with exercise price of $0.50 per share. The Class A warrants consist of the right to purchase one share for $0.50 per share from the date of issuance until April 23, 2026.

On June 1, 2020, Nocera granted Mr. Michael A. Littman 50,000 shares of Class A warrants with exercise price of $0.50 per share and 50,000 shares of Class B warrants with exercise price of $1.00 per share. Mr. Littman exercised 50,000 shares of Class A warrants and 50,000 shares of Class B warrants on August 11, 2021. The Class B warrants consist of the right to purchase one share for $1.00 per share separately from the date of issuance until April 23, 2026.

F-23

On December 1, 2021, Nocera granted Mr. Shun-Chih Chuang and Mr. Hsien-Wen Yu 75,000 shares of Class A warrants and 60,000 shares of Class A warrants separately, each with exercise price of $0.50 per share, for serving as the Company’s Chief Financial Officer and Chief Operating Officer. The Company also granted 2 employees 70,000 shares of Class A warrants with exercise price of $0.50 per share.

On December 31, 2021, the Company issued an aggregate of 505,000 shares of common stock to Mr. Shun-Chih Chuang and a total of five consultants in consideration for services rendered.

The estimated fair value of share-based compensation for employees is recognized as a charge against income on a ratable basis over the requisite service period, which is generally the vesting period of the award. The fair value of stock option grant was estimated on the date of grant using the Black-Scholes option pricing model under the following assumptions:

	December 31, 2021	December 31, 2020

Dividend yield	N/A	N/A
Risk-free interest rate	1.16%	0.20%
Expected term (in years)	4.31	2.88
Volatility	48.15%	407.00%

The Company estimated the grant date fair value of time-based stock option awards using the Black-Scholes option valuation model, which requires assumptions involving an estimate of the fair value of the underlying common stock on the date of grant, the expected term of the options, volatility, discount rate and dividend yield. The Company calculated expected option terms based on the “simplified” method for “plain vanilla” options due to the limited exercise information. The “simplified method” calculates the expected term as the average of the vesting term and the original contractual term of the options. The Company calculated volatility using the average adjusted volatility of quick companies feature of Capital IQ for a period of time reflective of the expected option term, while the discount rate was estimated using the interest rate for a treasury note with the same contractual term as the options granted. Dividend yield is estimated at our current dividend rate, which adjustments for any known future changes in the rate.

For the years ended December 31, 2021 and December 31, 2020, $6,638,371 and $266,586 share-based compensation expenses was recognized into additional paid-in capital of the Company, respectively.

As of December 31, 2021, total unrecognized compensation cost related to unvested share-based compensation awards was $11,114,097. This amount is expected to be recognized as stock-based compensation expense in the Company’s consolidated statements of operations and comprehensive income over the remaining vesting period of 1.99 years.

Note 17     PREFERRED STOCK

In August 2021, the Company issued 80,000 shares of preferred shares of $1.00 each at an issue price of $2.50 per share to certain investors credited as fully paid. The preferred shares are non-voting and non-redeemable. The holder of the preferred shares will have priority over the holders of ordinary shares of the Company on the assets and funds of the Company available for distribution in a distribution of assets on liquidation, winding up or dissolution of the Company. The holder of the preferred shares shall not have the right to attend or vote at any general meeting of the Company (except a general meeting for winding up of the Company or a resolution is to be proposed which if passed would vary or abrogate the rights or privileges of such holder).

F-24

Note 18     (LOSS) EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted (loss) earnings per common share for the years ended December 31, 2021 and 2020.

	For the years ended December 31,
	2021	2020
	$	$
Numerator:
Net loss attributable to the Company	(9,619,079)	(632,365)
Denominator:
Weighted-average shares outstanding
- Basic	9,160,862	11,752,447
- Diluted	9,160,862	11,752,447
Earnings (loss) per share:
- Basic	(1.0500)	(0.0538)
- Diluted	(1.0500)	(0.0538)

Basic net (loss) income per common share is computed using the weighted average number of the common shares outstanding during the period. Diluted (loss) income per share is computed using the weighted average number of ordinary shares and ordinary equivalent shares outstanding which include 5,473,636 warrants outstanding as of December 31, 2021.

Note 19     COMMITMENTS AND CONTINGENCIES

Capital commitments

As of December 31, 2021 and 2020, the Company’s capital commitments contracted but not yet reflected in the consolidated financial statements amounted to $nil.

Contingencies

In the ordinary course of business, the Company may be subject to legal proceeding regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims when a loss is assessed to be probable and the amount of the loss is reasonably estimable.

The Company has no significant pending litigation for the year ended December 31, 2021 and 2020.

NOTE 20       BUSINESS COMBINATION

Xin Feng Construction Co., Ltd.

On December 31, 2020, the Company acquired substantially all of the assets of XFC. The fair values of assets acquired and liabilities assumed were as follows:

Cash and bank balance	$857,555
Trade receivables	318,487
Inventory	1,608,301
Prepaid expenses and other current assets	877,809
Plant and equipment, net	50,567
Other non-current assets	458,392
Notes payable	(187,447)
Bank borrowing	(532,824)
Other payables and accrued liabilities	(55,917)
Income tax payable	(285,186)
Advance receipts	(1,285,777)
Goodwill	332,040
Net assets acquired	$2,156,000

F-25

Guizhou Wan Feng Hu Intelligent Aquatic Technology Co. Limited.

On October 8, 2020, the Company terminated the VIE agreements with and settled all debt claims as to GZ WFH. The fair values of assets and liabilities of GZ WFH were as follows:

Cash and bank balance	$3,974
Trade receivables	1,534,961
Inventory	295,960
Prepaid expenses and other current assets	143,819
Plant and equipment, net	703,412
Advance to suppliers	3,996
Deferred tax assets, net	121,675
Accounts payable	(264,622)
Other payables and accrued liabilities	(312,562)
Advance from customers	(637,455)
Income tax payable	(629,666)
Due to related parties	(414,583)
Net assets acquired	548,909
Consideration received	(4,750)
Non-controlling interest	(21,868)
Cumulative exchange difference from translation of foreign operations	(62,174)
Loss on disposal of subsidiary	$460,117

Note 21     SUBSEQUENT EVENT

Consulting Agreements

On January 3, 2022, the Company entered into a consulting agreement with a consultant. The term the consulting agreement is from January 3, 2022 to January 2, 2025. In consideration for services rendered under the consulting agreement, the Company agreed to issue the consultant 60,000 Class A warrants, vesting in three equal installments commencing on the first anniversary date of the consulting agreement. Each Class A warrant is exercisable to purchase one share of common stock for $0.50 per share from the date of vesting until April 23, 2026.

On January 3, 2022, the Company entered into two consulting agreements with two consultants. The term of each consulting agreement is from January 3, 2022 to January 2, 2025. In consideration for services rendered under the consulting agreements, the Company agreed to issue the consultants an aggregate of 90,000 Class C Warrants, vesting in three equal installments commencing on the first anniversary date of the consulting agreements. Each Class C Warrant is exercisable to purchase one share of common stock for $2.50 per share from the date of vesting in each installment until the third anniversary date of the date of vesting.

The foregoing securities were issued in reliance on the exclusion from registration provided by Rule 903 of Regulation S under the Securities Act due to the fact that such persons was a non-U.S. Person (as defined under Rule 902 Section (k)(2)(i) of Regulation S).

Gerald H. Lindberg’s Employment Agreement

On January 3, 2022, the Company agreed to issue 60,000 Class C Warrants to Gerald H. Lindberg in connection with the Employment Agreement, dated January 3, 2022, between the Company and Mr. Lindberg, as more fully described under Item 5.02 of the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on January 5, 2022. The Class C Warrants issued to Mr. Lindberg vest in three equal installments over a three-year period, commencing on the first-year anniversary date of Mr. Lindberg’s employment agreement. Each Class C Warrant will be exercisable to purchase one share of common stock for $2.50 per share from the vesting date until the third anniversary of such vesting date. The Company agreed to issue the foregoing Class C Warrants to Mr. Lindberg pursuant to the exemption from the registration requirements of the Securities Act of 1933 available under Section 4(a)(2) promulgated thereunder due to the fact that the issuance did not involve a public offering of securities.

Issuance of Common Stock to CARMEL, MILAZZO & FEIL LLP

On January 28, 2022, the Company issued 100,000 common shares as consideration to CARMEL, MILAZZO & FEIL LLP, which has served as the Company’s legal counsel since November 2021, according to the engagement letter signed by mutual parties.

F-26

NOCERA, INC.

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

(Stated in US Dollars except for Number of Shares)

	March 31, 2022	December 31, 2021
	(Unaudited)
	$	$
ASSETS
Current assets
Cash and cash equivalents	1,961,777	2,444,009
Accounts receivable, net	531,522	699,555
Inventories	1,618,264	1,488,681
Advances to suppliers	17,917	42,969
Prepaid expenses and other assets, net	23,015	107,444
Due from a related party	2,073,362	1,615,217
Total current assets	6,225,857	6,397,875

Non-current assets
Retention receivables	47,946	69,489
Deferred tax asset, net	–	–
Property and equipment, net	68,444	71,245
Goodwill	332,040	332,040
Total non-current assets	448,430	472,774

TOTAL ASSETS	6,674,287	6,870,649

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Current liabilities
Notes payable	–	92,112
Accounts payable	–	17,442
Other payables and accrued liabilities	69,387	142,426
Advance receipts	1,407,854	1,051,121
Due to related parties	15,334	39,341
Warrant liability	312,320	312,320
Dividend payable	6,312	6,312
Income tax payable	112,885	387,319
Bank borrowing	50,565	52,292
Total current liabilities	1,974,657	2,100,685

TOTAL LIABILITIES	1,974,657	2,100,685

Commitments and contingencies	–	–

EQUITY
Common stock ($0.001 par value; authorized 200,000,000 shares; 10,707,150 shares issued and outstanding as of March 31, 2022 and 10,607,150 shares issued and outstanding as of December 31, 2021, respectively)	10,707	10,607
Preferred stock ($0.001 par value; authorized 10,000,000 shares; Series A Preferred Stock, 2,000,000 authorized, 80,000 shares issued and outstanding as of March 31, 2022 and December 31, 2021)	80	80
Additional paid-in capital	15,078,760	14,472,705
Statutory and other reserves	191,219	191,219
(Accumulated losses) Retained earnings	(10,724,273)	(9,918,553)
Accumulated other comprehensive loss	143,137	13,906
TOTAL NOCERA, INC.’S STOCKHOLDERS’ EQUITY	4,699,630	4,769,964
Non-controlling interests	–	–
TOTAL STOCKHOLDER EQUITY	4,699,630	4,769,964
TOTAL LIABILITIES AND STOCKHOLDER EQUITY	6,674,287	6,870,649

See notes to the condensed consolidated financial statements.

F-27

NOCERA, INC.

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Stated in US Dollars except for Number of Shares)

(UNAUDITED)

	Three months ended March 31,
	2022	2021
	$	$
Net sales	2,919,045	1,579,486
Cost of sales	(2,863,803)	(1,230,842)
Gross profit	55,242	348,644

Operating expenses
General and administrative expenses	(860,953)	(235,235)
Total operating expenses	(860,953)	(235,235)

(Loss) Income from operations	(805,711)	113,409

Other expense	–	(1,759)
(Loss) Income before income taxes	(805,711)	111,650

Income tax expense	(9)	(62,160)
Net (loss) income	(805,720)	49,490

Less: Net loss attributable to non-controlling interests	–	–
Net (loss) income attributable to the company	(805,720)	49,490

Comprehensive Income
Net (loss) income	(805,720)	49,490
Foreign currency translation (loss) gain	(129,231)	1,669
Total comprehensive (loss) income	(934,951)	51,159

Less: comprehensive loss attributable to non-controlling interest	–	–
Comprehensive (loss) income attributable to the Company	(934,951)	51,159

(Loss) Income per share
Basic	(0.0755)	0.0054
Diluted	(0.0755)	0.0036

Weighted average number of common shares outstanding
Basic	10,677,150	9,131,786
Diluted	10,677,150	13,821,506

See notes to the condensed consolidated financial statements.

F-28

NOCERA, INC.

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(Stated in US Dollars except Number of Shares)

(UNAUDITED)

	Common Stock		Preferred stock		Additional Paid-in	Statutory and other	Retained	Accumulated Other Comprehensive	Total Nocera Inc.’s Stockholders’ Equity	Non- controlling	Total Stockholders’ Equity
	Stock	Amount	Stock	Amount	Capital	Reserves	Earnings	Loss	(Deficit)	Interests	(Deficit)
		$		$	$	$	$	$	$	$	$
Balance, January 1, 2021	9,131,786	9,132	–	–	2,692,973	191,219	(293,162)	(49,770)	2,550,392	–	2,550,392
Foreign currency translation adjustments	–	–	–	–	–	–	–	(1,669)	(1,669)	–	(1,669)
Share-based compensation	–	–	–	–	103,155	–	–	–	103,155	–	103,155
Net loss	–	–	–	–	–	–	49,490	–	49,490	–	49,490
Balance, March 31, 2021	9,131,786	9,132	–	–	2,796,128	191,219	(243,672)	(51,439)	2,701,368	–	2,701,368

Balance, January 1, 2022	10,607,150	10,607	80,000	80	14,472,705	191,219	(9,918,553)	13,906	4,769,964	–	4,769,964
Consultancy services settled by equities	100,000	100	–	–	502,900	–	–	–	503,000	–	503,000
Foreign currency translation Adjustments	–	–	–	–	–	–	–	129,231	129,231	–	129,231
Share-based compensation	–	–	–	–	103,155	–	–	–	103,155	–	103,155
Net loss	–	–	–	–	–	–	(805,720)	–	(805,720)	–	(805,720)
Balance, March 31, 2022	10,707,150	10,707	80,000	80	15,078,760	191,219	(10,724,273)	143,137	4,699,630	–	4,699,630

See notes to the condensed consolidated financial statements.

F-29

NOCERA, INC.

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Stated in US Dollars except for Number of Shares)

(UNAUDITED)

	Three months ended March 31,
	2022	2021
	$	$
Cash flows from operating activities:
Net (loss) income	(805,720)	49,490
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation expenses	787	1,218
Deferred income tax	–	2,332
Consultancy services settled by equities	503,000	–
Share-based compensation	103,155	103,155
Changes in operating assets and liabilities:
Accounts receivable, net	181,547	(303,302)
Inventories	(81,931)	(47,374)
Advance to suppliers	25,892	(89,647)
Prepaid expenses and other assets, net	149,262	(21,683)
Operating lease right-of-use asset	–	–
Goodwill	–	(4,950)
Other non-current assets	23,414	6,901
Notes payable	(93,194)	(51,688)
Accounts payable	(34,887)	8,129
Advance from customers	–	272,511
Other payables and accrued liabilities	(98,670)	26,133
Income tax payable	(281,200)	59,743
Deferred revenue	–	(8,332)
Advance Receipts	313,423	–
Amount due from a related party	(458,145)	(261,209)
Net cash used in operating activities	(553,267)	(258,573)

Cash flows from investing activities:
Purchase of property and equipment	–	(24,000)
Net cash used in investing activities	–	(24,000)

Cash flows from financing activities:
Bank borrowing	(3,453)	(144,233)
Net cash used in financing activities	(3,453)	(144,233)

Effect of exchange rate changes on cash and cash equivalents	74,488	10,727
Net increase in cash and cash equivalents	(482,232)	(416,079)
Cash and cash equivalents at beginning of period	2,444,009	1,023,531
Cash and cash equivalents at end of period	1,961,777	607,452

Supplemental disclosures of cash flow information
Cash paid for interest expenses	–	–
Cash paid for Income taxes	–	–

See notes to the condensed consolidated financial statements.

F-30

NOCERA, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 1      PRINCIPAL ACTIVITIES AND ORGANIZATION

The consolidated financial statements include the financial statements of Nocera, Inc., a Nevada corporation (“Nocera”), and its subsidiaries, Grand Smooth Inc Limited (“GSI”) and Guizhou Grand Smooth Technology Ltd. (“GZ GST” or “WFOE”), and Xin Feng Construction Co., Ltd. (“XFC”) that is controlled through contractual arrangements. Nocera, GSI, GZ GST and XFC are collectively referred to as the “Company.”

Nocera was incorporated in the State of Nevada on February 1, 2002 and is based in New Taipei City, Taiwan (R.O.C). It did not engage in any operations and was dormant from its inception until its reverse merger of GSI on December 31, 2018.

Reverse Merger

Effective December 31, 2018, Nocera completed a reverse merger transaction (the “Transaction”) pursuant to an Agreement and Plan of Merger (the “Agreement”), with (i) GSI, (ii) GSI’s shareholders, Yin-Chieh Cheng and Bi Zhang, who together owned shares constituting 100% of the issued and outstanding ordinary shares of GSI (the “GSI Shares”) and (iii) GSI Acquisition Corp. Under the terms of the Agreement, the GSI Shareholders transferred to Nocera all of the GSI Shares in exchange for the issuance of 10,000,000 shares (the “Shares”) of Nocera’s common stock (the “Share Exchange”). As a result of the reverse merger, GSI became Nocera’s wholly-owned subsidiary and Yin-Chieh Cheng and Bi Zhang, the former shareholders of GSI, became Nocera’s controlling shareholders. The share exchange transaction with GSI was treated as a reverse merger, with GSI as the accounting acquirer and Nocera as the acquired party.

GSI is a limited company established under the laws and regulations of Hong Kong on August 1, 2014, and is a holding company without any operation.

GZ WFH was incorporated in Xingyi City, Guizhou Province, People’s Republic of China (“PRC”) on October 25, 2017, and is engaged in providing fish farming containers service, which integrates sales, installments, and maintenance of aquaculture equipment. The registered capital of GZ WFH is RMB$5,000,000 (equal to US$733,138).

On November 13, 2018, GSI incorporated GZ GST in PRC with registered capital of US$15,000.

Divestiture

On September 21, 2020, the Company filed a Current Report on Form 8-K outlining the lack of communication that led to the termination by Nocera of its relationship with its former variable interest entity, Guizhou Wan Feng Hu Intelligent Aquatic Technology Co. Limited (“GZ WFH”) and its management, and termination of the variable interest entity agreements between the parties.

Subsequently on October 8, 2020, Zhang Bi and GZ WFH entered into a Settlement Agreement and Release with Nocera wherein all claims as to GZ WFH’s debt (claim to shares in Nocera or GZ GST) were compromised, settled, and otherwise resolved as to any and all claims or causes of action whatsoever against Nocera for any matter, action, or representation as to Nocera, and any debt to ownership of Nocera or GZ GST up to the date of the agreement. The consideration for the agreement was mutual waiver of any and all claims against each other and GZ GST, and GZ WFH (including Zhang Bi) waived any claims to Nocera stock, meaning the 4,750,000 shares of common stock of Nocera owned by Zhang Bi were cancelled as part of the agreement. The Settlement Agreement and Release is attached hereto as Exhibit 10.8.

F-31

The VIE Agreements

On December 31, 2020, Nocera and XFC, a domestic funded limited liability company registered in Taiwan (R.O.C), entered into a series of contractual agreements (“VIE Agreements”) whereby Nocera agreed to provide technical consulting and related services to XFC. As a result, Nocera has been determined to be the primary beneficiary of XFC and XFC became a variable interest entity (“VIE”) of Nocera.

On December 31, 2020, Nocera exchanged 700,000 shares of the Company’s restricted common stock to shareholders of XFC in exchange for 100% controlling interest in XFC.

The VIE structure was adopted mainly because the China and Taiwan (R.O.C.) operating company may in the future engage in business that may require special licenses in China and which can be in an industry that prohibits foreign investment. WFOE has entered into the following contractual arrangements with a stockholder of XFC, that enables the Company to (1) have the power to direct the activities that most significantly affects the economic performance of XFC, and (2) receive the economic benefits of XFC that could be significant to XFC. The Company is fully and exclusively responsible for the management of XFC, assumes all of the risk of losses of XFC and has the exclusive right to exercise all voting rights of XFC’s stockholder. Therefore, in accordance with ASC 810 “Consolidation,” the Company is considered the primary beneficiary of XFC and has consolidated XFC’s assets, liabilities, results of operations, and cash flows in the accompanying consolidated financial statements.

(1) Voting Rights Proxy Agreement & Power of Attorney. Mr. Tsai, Wen-Chih, Ms. Tu, Hui-Min, Mr. Tsai, Chin-Yao, and Mr. Tsai, Chin-Chao (“Existing Stockholders”) hereby irrevocably undertake that they authorize Nocera or the individual then designated by Nocera (“Attorney”) to exercise, on his or her behalf, the following rights available to them in their capacity as a stockholder of XFC under the then effective articles of association of XFC (collectively, “Powers”): (a) to propose the convening of, and attend, stockholders’ meetings in accordance with the articles of association of XFC on behalf of the Existing Stockholders; (b) to exercise voting rights on behalf of the Existing Stockholders on all matters required to be deliberated and resolved by the stockholders’ meeting, including without limitation the appointment and election of the directors and other executives to be appointed and removed by the stockholders of XFC and the sale or transfer of all or part of the equity held by stockholders of XFC; (c) to exercise other stockholders’ voting rights under the articles of association of XFC (including any other stockholders’ voting rights stipulated upon an amendment to such articles of association); (d) other voting rights that stockholders shall enjoy under Taiwan (R.O.C.) laws, as amended, revised, supplemented and re-enacted, no matter whether they take effect before or after the conclusion of the Voting Rights Proxy Agreement. The Existing Stockholders shall not revoke the authorization and entrustment accorded to the Attorney other than in the case where Nocera gives the Existing Stockholders a written notice requesting the replacement of the Attorney, in which event the Existing Stockholders shall immediately appoint such other person as then designated by Nocera to exercise the foregoing Powers and such new authorization and entrustment shall supersede, immediately upon its grant, the original authorization, and entrustment.

(2) Exclusive Business Cooperation Agreement. Nocera agrees to provide technical consulting and services including management consulting services, general and financial advisory service and various general and administrative service, for the specific content thereof (hereinafter referred to as the “Target Business”) to XFC as the technical consulting and service provider of XFC in accordance with the conditions set forth herein during the term of this Agreement. XFC agrees to accept the technical consulting and services provided by Nocera. XFC further agrees that, without the prior written consent of Nocera, during the term of the Exclusive Business Cooperation Agreement, it shall not accept any technical consulting and services identical or similar to the Target Business that are provided by any third party.

(3) Equity Pledge Agreement. Under the Equity Interest Pledge Agreement between Nocera and the Existing Stockholders, the Existing Stockholders pledged all of their equity interests in XFC to Nocera to guarantee the performance of XFC’s obligations under the Exclusive Business Cooperation Agreement. Under the terms of the Equity Pledge Agreement, in the event that XFC or the Existing Stockholders breach their respective contractual obligations under the Exclusive Business Cooperation Agreement, Nocera, as pledgor, will be entitled to certain rights, including, but not limited to, the right to collect dividends generated by the pledged equity interests. Zhang Bi also agreed that upon the occurrence of any event of default, as set forth in the Equity Pledge Agreement, Nocera is entitled to claim indemnity.

(4) Exclusive Call Option Agreement. XFC and the Existing Stockholders have entered into an Exclusive Call Option Agreement with Nocera. Under the Exclusive Call Option Agreement, the Existing Stockholders irrevocably granted Nocera (or its designee) an exclusive option to purchase, to the extent permitted under Taiwan (R.O.C.) law, part or all of their equity interests in XFC. According to the Exclusive Call Option Agreement, the purchase price shall be the minimum price permitted by applicable Taiwan (R.O.C.) law at the time when such share transfer occurs.

F-32

Note 2      SUMMARY OF SIGNIFICANT ACCOUNTING POLICY

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”) for interim financial information. Accordingly, these financial statements do not include all of the information and footnotes required for complete financial statements and should be read in conjunction with the audited consolidated financial statements and accompanying notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 23, 2022.

In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present a fair presentation of the Company’s unaudited condensed consolidated financial position as of March 31, 2022, its consolidated results of operations for the three months ended March 31, 2022, cash flows for the three months ended March 31, 2022 and change in equity for the three months ended March 31, 2022, as applicable, have been made. Operating results for the three months ended March 31, 2022 are not necessarily indicative of the operating results that may be expected for the year ending December 31, 2021 or any future periods.

Concentrations of Credit Risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of accounts receivable. The Company conducts credit evaluations of its customers and suppliers, and generally does not require collateral or other security from them. The Company evaluates its collection experience and long outstanding balances to determine the need for an allowance for doubtful accounts. The Company conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

There were two customers who represent 98% of the Company’s total revenue for the three months ended March 31, 2021. There were three customers who represent 97% of the Company’s total revenue for the three months ended March 31, 2022.

The following table sets forth a summary of single customers who represent 10% or more of the Company’s total accounts receivable, net:

	March 31, 2022	December 31, 2021

Percentage of the Company’s accounts receivable
Customer A	22.01%	16.37%
Customer B	56.98%	59.53%
Customer C	20.75%	16.30%
	99.74%	92.20%

F-33

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, “Revenue from Contracts with Customers.”

The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, the Company applies the following steps:

•	Step 1: Identify the contract(s) with a customer

•	Step 2: Identify the performance obligations in the contract

•	Step 3: Determine the transaction price

•	Step 4: Allocate the transaction price to the performance obligation in the contract

•	Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation

The Company considered revenue is recognized when (or as) the Company satisfies performance obligations by transferring promised goods or services to its customers. Revenue is measured at the transaction price which is based on the amount of consideration that the Company expects to receive in exchange for transferring the promised goods or services to its customers. Contracts with customers are comprised of invoices and written contracts.

The Company does not have arrangements for returns from customers and does not have any future obligations directly or indirectly related to services resale by customers. The Company has no sales incentive programs.

The Company provides goods, maintenance service warranties for the goods sold with a period varying from 18 months to 72 months, a majority of which are 18 months, and exclusive sales agency license to its customers. For performance obligation related to providing products, the Company expects to recognize the revenue according to the delivery of products. For performance obligation related to maintenance service warranties, the Company expects to recognize the revenue on a ratable basis using a time-based output method. The performance obligations are typically satisfied as services are rendered on a straight-line basis over the contract term, which is generally for 18 months as a majority of the maintenance service warranties periods provided are 18 months. For performance obligation related to exclusive agency license, the Company recognizes the revenue ratably upon the satisfaction over the estimated economic life of the license.

The Company does not have amounts of contract assets since revenue is recognized as control of goods is transferred. The contract liabilities consist of advance payments from customers and deferred revenue. Advance payments from customers are expected to be recognized as revenue within 12 months. Deferred revenue is expected to be recognized as revenue within 12 months.

Recent Accounting Pronouncements

The FASB issued several updates during the period, none of these standards are either applicable to the Company or require adoption at a future date and none are expected to have a material impact on the consolidated financial statements upon adoption.

F-34

Note 3     ACCOUNTS RECEIVABLE, NET

As of March 31, 2022 and December 31, 2021, accounts receivable consisted of the following:

	March 31, 2022	December 31, 2021
	(Unaudited)
	$	$
Accounts receivable	531,522	699,555
Less: Allowance for doubtful accounts	–	–
Total	531,522	699,555

For the three months ended March 31, 2022 and for the year ended December 31, 2021, the Company has recorded provision for doubtful accounts of nil.

Note 4      INVENTORIES

As of March 31, 2022 and December 31, 2021, inventories consisted of the following:

	March 31, 2022	December 31, 2021
	(Unaudited)
	$	$
Raw materials	99,263	97,163
Work in process	1,519,001	1,391,518
Total	1,618,264	1,488,681

Note 5      PREPAID EXPENSES AND OTHER ASSETS, NET

	March 31, 2022	December 31, 2021
	(Unaudited)
	$	$
Other receivables from third party	23,015	107,444
Others	–	–
Prepaid expenses and other assets, net	23,015	107,444

F-35

Note 6      PROPERTY AND EQUIPMENT, NET

As of March 31, 2022 and December 31, 2021, property and equipment consisted of the following:

	March 31, 2022	December 31, 2021
	(Unaudited)
	$	$
Furniture and fixtures	–	–
Equipment	77,031	78,802
Leasehold improvement	–	–
Vehicle	–	–
	77,031	78,802
Less: Accumulated depreciation	(8,587)	(7,557)
Property and equipment, net	68,444	71,245

Depreciation expenses for the three months ended March 31, 2022 and 2021 were $787 and $1,218, respectively.

Note 7     GOODWILL

As of March 31, 2022 and December 31, 2021, goodwill consisted of the following:

	March 31, 2022	December 31, 2021
	(Unaudited)
	$	$
Goodwill - XFC	332,040	332,040
Less: Accumulated amortization	–	–
Goodwill, net	332,040	332,040

Note 8     WARRANTS

On April 1, 2021, the Company entered into a securities purchase agreement with certain investors for an aggregate of 80,000 shares of its preferred stock at a per share purchase price of $2.50. As part of the transaction, the investors received one Class C warrant and one Class D warrant for the subscription of each preferred share. The Class C warrants consist of the right to purchase up to 80,000 shares of the Company’s common stock at an exercise price of $2.50 per share exercisable for 36 months from the date of inception. The Class D warrants consist of the right to purchase up to 80,000 shares of the Company’s common stock at an exercise price of $5.00 per share exercisable for 36 months from the date of inception. The subscription was completed on August 10, 2021.

F-36

On September 27, 2021, the Company entered into another securities purchase agreement with the same investors, pursuant to which the Company issued in a registered direct offering, an aggregate of 48,000 shares of common stock of the Company at a per share purchase price of $2.50. In addition, the investors also received one Class C warrant and one Class D warrant for the subscription of each preferred share. The Class C warrants consist of the right to purchase up to 80,000 shares of the Company’s common stock at an exercise price of $2.50 per share exercisable for 36 months from the date of inception. The Class D warrants consist of the right to purchase up to 80,000 shares of the Company’s common stock at an exercise price of $5.00 per share exercisable for 36 months from the date of inception.

Appraisal Date (Inception Date)	C Warrant August 10, 2021	D Warrant August 10, 2021
(Unaudited)
	$	$
Market price per share (USD/share)	1.47	0.66
Exercise price (USD/price)	2.50	5.00
Risk free rate	0.14%	0.14%
Dividend yield	0.00%	0.00%
Expected term/ Contractual life (years)	1.39	1.39
Expected volatility	56.36%	56.36%

Appraisal Date (Inception Date)	C Warrant September 27, 2021	D Warrant September 27, 2021
(Unaudited)
	$	$
Market price per share (USD/share)	1.71	0.73
Exercise price (USD/price)	2.50	5.00
Risk free rate	0.15%	0.15%
Dividend yield	0.00%	0.00%
Expected term/ Contractual life (years)	1.26	1.26
Expected volatility	52.93%	52.93%

F-37

The following is a reconciliation of the beginning and ending balances of warrants liability measured at fair value on a recurring basis using Level 3 inputs:

	March 31, 2022	December 31, 2021
	$	$
Balance at the beginning of period	312,320	–
Warrants issued to investors	–	287,520
Warrants redeemed	–	–
Fair value change of warrants included in earnings	–	24,800
Total	312,320	312,320

The following is a summary of the warrant activity:

	Number of Warrants	Average Exercise Price	Weighted Average Remaining Contractual Term in Years

Outstanding at January 1, 2022	256,000	3.75	2.66
Exercisable at January 1, 2022	256,000	3.75	2.66
Granted	–	–	–
Exercised / surrendered	–	–	–
Expired	–	–	–
Outstanding at March 31, 2022	256,000	3.75	2.66
Exercisable at March 31, 2022	256,000	3.75	2.66

F-38

Note 9      LEASES

The Company has two non-cancelable lease agreements for certain of the office and accommodation as well as fish farming containers for research and develop advanced technology for water circulation applying in fishery with original lease periods expiring between 2022 and 2023. The lease terms may include options to extend or terminate the lease when it is reasonably certain the Company will exercise that option. The Company recognizes rental expense on a straight-line basis over the lease term.

The components of lease expense for the three months ended March 31, 2022 and March 31, 2021 were as follows:

	Statement of Income Location	Three months ended March 31, 2022	Three months ended March 31, 2021
		(Unaudited)	(Unaudited)
		$	$
Lease Costs
Operating lease expense	General and administrative expenses	11,788	1,218
Total net lease costs		11,788	1,218

Maturity of lease liabilities under our non-cancelable operating leases as of December 31, 2021 and March 31, 2022 are US$ nil.

Note 10     OTHER PAYABLES AND ACCRUED LIABILITIES

	March 31, 2022	December 31, 2021
	$	$
VAT payable	7,742	40,023
Salary payable	31,255	89,775
Others	30,390	12,628
Total	69,387	142,426

F-39

Note 11      INCOME TAXES

The Company and its subsidiary, and the consolidated VIE file tax returns separately.

1) Value-added tax (“VAT”)

PRC

Pursuant to the Provisional Regulation of the PRC on VAT and the related implementing rules, all entities and individuals (“taxpayers”) that are engaged in the sale of products in the PRC are generally required to pay VAT, at a rate of which was changed from 16% to 13% on April 1, 2019 of the gross sales proceeds received, less any deductible VAT already paid or borne by the taxpayers. GZ WFH also subjected to 10% for the installment service provided.

Taiwan

Pursuant to the Value-added and Non-value-added Business Tax Act and the related implementing rules, all entities and individuals (“taxpayers”) that are engaged in the sale of products in the Taiwan are generally required to pay VAT, at a rate of 5%.

2) Income tax

United States

On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Act”) was signed into legislation. The Tax Act significantly revises the U.S. corporate income tax by, among other things, lowering the statutory corporate tax rate from 34% to 21%, imposing a mandatory one-time tax on accumulated earnings of foreign subsidiaries, introducing new tax regimes, and changing how foreign earnings are subject to U.S. tax.

On December 22, 2017, Staff Accounting Bulletin No. 118 (“SAB 118”) was issued to provide guidance on accounting for the tax effects of the Tax Act. SAB 118 provides a measurement period that should not extend beyond one year from the Tax Act enactment date for companies to complete the accounting under ASC 740. The Company has completed the assessment of the income tax effect of the Tax Act and there were no adjustments recorded to the provisional amounts.

The Coronavirus Aid, Relief and Economy Security Act (the “CARES Act”) was signed into law on 27 March 2020. The CARES Act temporarily eliminates the 80% taxable income limitation (as enacted under the Tax Cuts and Jobs Act of 2017) for NOL deductions for 2018-2020 tax years and reinstated NOL carrybacks for the 2018-2020 tax years. Moreover, the CARES Act also temporarily increases the business interest deduction limitations from 30% to 50% of adjusted taxable income for the 2019 and 2020 taxable year. Lastly, the Tax Act technical correction classifies qualified improvement property as 15-year recovery period, allowing the bonus depreciation deduction to be claimed for such property retroactively as if it was included in the Tax Act at the time of enactment. The Company does not anticipate a significant tax impact on its financial statements and will continue to examine the impact the CARES Act may have on its business.

The Company evaluated the Global Intangible Low Taxed Income (“GILTI”) inclusion on current earnings and profits of greater than 10% owned foreign controlled corporations. The Company has evaluated whether it has additional provision amount resulted by the GILTI inclusion on current earnings and profits of its foreign controlled corporations. The law also provides that corporate taxpayers may benefit from a 50% reduction in the GILTI inclusion, which effectively reduces the 21% U.S. corporate tax rate on the foreign income to an effective rate of 10.5%. The GILTI inclusion further provides for a foreign tax credit in connection with the foreign taxes paid. In 2019, the Company recorded a GILTI inclusion of $152,829. The Company has elected to treat the financial statement impact of GILTI as current period expenses.

F-40

The reverse merger was completed on December 31, 2018 and the tax losses of US subsidiary was not in the scope as of December 31, 2018. As of December 31, 2019, net operating loss carried forward which was available to offset future taxable income for the Company in the United States was $99,817. There is a full valuation allowance applied against these loss carry forward as management determined it was not more likely than not that these net operating losses would be utilized in the foreseeable future.

Hong Kong

The HK tax reform has introduced two-tiered profits tax rates for corporations. Under the two-tiered profits tax rates regime, the profits tax rate for the first HK$2 million (approximately $257,931) of assessable profits will be lowered to 8.25% (half of the rate specified in Schedule 8 to the Inland Revenue Ordinance (IRO)) for corporations. Assessable profits above HK$2 million (approximately $257,931) will continue to be subject to the rate of 16.5% for corporations. The Company assessed that the HK entity will not earn a profit greater than HK$2 million (approximately $257,931), it is subject to a corporate income tax rate of 8.25%.

As of December 31, 2021, the Company’s subsidiary in Hong Kong had net operating loss carry forwards available to offset future taxable income. The net operating losses will be carryforward indefinitely under Hong Kong Profits Tax regulation. There is a full valuation allowance applied against these loss carry forward as management determined it was not more likely than not that these net operating losses would be utilized in the foreseeable future.

PRC

WFOE and the consolidated VIE established in the PRC are subject to the PRC statutory income tax rate of 25%, according to the PRC Enterprise Income Tax (“EIT”) law.

In accordance with the relevant tax laws and regulations of the PRC, a company registered in the PRC is subject to income taxes within the PRC at the applicable tax rate on taxable income. All the PRC subsidiaries were subject to income tax at a rate of 25% for the year ended December 31, 2021. According to PRC tax regulations, the PRC net operating loss can generally carry forward for no longer than five years starting from the year subsequent to the year in which the loss was incurred.

Taiwan

The Company’s loss before income taxes is primarily derived from the operations in Taiwan and income tax expense is primarily incurred in Taiwan.

As a result of amendments to the “Taiwan Income Tax Act” enacted by the Office of the President of Taiwan on February 7, 2018, the statutory income tax rate increased from 17% to 20% and the undistributed earning tax, or a surtax, decreased from 10% to 5% effective from January 1, 2018. As a result, the statutory income tax rate in Taiwan is 20% for the years ended August 31, 2021 and 2020. An additional surtax, of which rate was reduced from 10% to 5% being applied to the Company starting from September 1, 2018, is assessed on undistributed income for the entities in Taiwan, but only to the extent such income is not distributed or set aside as a legal reserve before the end of the following year. The 5% surtax is recorded in the period the income is earned, and the reduction in the surtax liability is recognized in the period the distribution to stockholders or the setting aside of legal reserve is finalized in the following year.

F-41

The components of the income tax (benefit) expense are:

	Three months ended March 31,
	2022	2021
	$	$
Current	9	59,845
Deferred	–	2,315
Total income tax expense	9	62,160

The reconciliation of income taxes expenses computed at the Taiwan statutory tax rate (2021: at PRC statutory rate) applicable to income tax expense is as follows:

	Three months ended March 31,
	2022		2021
Taiwan (2021-PRC) income tax statutory rate	20.00%		25.00%
Impact of different tax rates in other jurisdictions	1.20%		(5.93%)
Tax effect of non-deductible expenses	(15.85%	)	0.00%
Utilization of tax losses	–		(2.07%)
Others	1.00%		-
Changes in valuation allowance	(5.35%	)	36.6%
Effective tax rate	1.00%		53.60%

3) Deferred tax assets (liabilities), net

The tax effects of temporary differences representing deferred income tax assets and liabilities result principally from the following:

	March 31, 2022	December 31, 2021
	$	$
Deferred tax assets
Tax loss carried forward	–	–
Allowance for doubtful receivables	–	–
	–	–
Valuation allowance	–	–
Total deferred tax assets, net	–	–

	March 31, 2022	December 31, 2021
	$	$
Deferred tax liabilities
Property and equipment, difference in depreciation	–	–

Deferred tax liabilities, net	–	–

F-42

The valuation allowance as of March 31, 2022 and December 31, 2021 was primarily provided for the deferred income tax assets if it is more likely than not that these items will expire before the Company is able to realize its benefits, or that the future deductibility is uncertain. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible or utilizable. Management considers projected future taxable income and tax planning strategies in making this assessment. The movement for the valuation allowance is as following.

	March 31, 2022	December 31, 2021
	$	$
Balance at beginning of the year	95,844	–
Additions of valuation allowance	43,102	95,844
Reductions of valuation allowance	–	–
Balance at the end of the year	138,946	95,844

PRC Withholding Tax on Dividends

The current PRC Enterprise Income Tax Law imposes a 10% withholding income tax for dividends distributed by foreign-invested enterprises to their immediate holding companies outside the PRC. A lower withholding tax rate will be applied if there is a tax treaty arrangement between the PRC and the jurisdiction of the foreign holding company. Distributions to holding companies in Hong Kong that satisfy certain requirements specified by PRC tax authorities, for example, will be subject to a 5% withholding tax rate.

As of December 31, 2021, the Company had not recorded any withholding tax on the retained earnings of its foreign-invested enterprises in the PRC, since the Company intended to reinvest its earnings to potentially continue its business in mainland China, namely the manufacturing of the RASs through GZ GST, and its foreign-invested enterprises do not intend to declare dividends to their immediate foreign holding companies.

As of March 31, 2022, the Company had not recorded any withholding tax on the retained earnings of its foreign-invested enterprises in the PRC, and the Company decided not to reinvest its earnings since it is not continuing its business in mainland China, and its foreign-invested enterprises do not intend to declare dividends to their immediate foreign holding companies.

Note 12      RELATED PARTY BALANCES AND TRANSACTIONS

Due to related parties

The balance due to related parties was as following:

	March 31, 2022	December 31, 2021
	$	$
Mr. Yin-Chieh Cheng (1)	7,653	–
Mountain Share Transfer, LLC (2)	7,681	39,341
Total	15,334	39,341

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Due from a related party

The balance due from a related party was as following:

	March 31, 2022	December 31, 2021
	$	$
Taisi Electrical & Plumbing Co. Pte Ltd. (3)	2,073,362	1,615,217

Note:

(1)	Mr. Yin-Chieh Cheng (“Mr. Cheng”) is the chairman the Company, and he holds 42.5% shares of the Company. The balance due to Mr. Cheng as of March 31, 2022 mainly represented the amount paid by Mr. Cheng on behalf of the Company.

(2)

Mountain Share Transfer, LLC is company 100% controlled by Erik S. Nelson, a greater than 5% stockholder of the Company. The balances represented the amount paid on behalf of the Company for its daily operation purpose.

(3)	Mr. Tsai Wen-Chih is the director of XFC and has control power over Taisi Electrical & Plumbing Co. Pte Ltd. The Company took over the receivable amount of $877,809 from acquisition of XFC in December 2020. None of the receivables have been impaired and it is expected that the full contractual amounts can be collected.

Note 13     COMMON STOCK

The Company’s authorized number of common stock is 200,000,000 shares with par value of $0.001 each, and issued ordinary shares were 10,707,150 shares and 9,131,786 as of March 31, 2022 and December 31, 2021, respectively.

All number of shares, share amounts and per share data presented in the accompanying consolidated financial statements and related notes have been retroactively restated to reflect the reverse merger transaction and subsequent issuance of shares stated above, except for authorized common shares, which were not affected.

Note 14    SHARE-BASED COMPENSATION

On December 27, 2018, Nocera granted Mr. Yin-Chieh Cheng quarterly option awards of 250,000 Series A warrants for 20 quarters (5 years) for a total of 5,000,000 Series A warrants with an exercise price of $0.50 per share, subject to continued employment for services as Chairman of the Board of Directors (“Board”) and a Director.

On June 1, 2020, Nocera granted Mr. Shun-Chih Chuang and Mr. Hsien-Wen Yu 50,000 shares of Class A warrants and 60,000 shares of Class A warrants separately, each with an exercise price of $0.50 per share, for serving as the Company’s Chief Financial Officer and Chief Operating Officer, respectively. The Company also granted 2 employees 50,000 shares of Class A warrants with an exercise price of $0.50 per share. The Class A warrants consist of the right to purchase one share for $0.50 per share from the date of issuance until April 23, 2026.

F-44

On June 1, 2020, Nocera granted Mr. Michael A. Littman 50,000 shares of Class A warrants with an exercise price of $0.50 per share and 50,000 shares of Class B warrants with exercise price of $1.00 per share. Mr. Littman exercised 50,000 shares of Class A warrants and 50,000 shares of Class B warrants on August 11, 2021. The Class B warrants consist of the right to purchase one share for $1.00 per share separately from the date of issuance until April 23, 2026.

On December 1, 2021, Nocera granted Mr. Shun-Chih Chuang and Mr. Hsien-Wen Yu 75,000 shares of Class A warrants and 60,000 shares of Class A warrants separately, each with an exercise price of $0.50 per share, for serving as the Company’s Chief Financial Officer and Chief Operating Officer, respectively. The Company also granted 2 employees 70,000 shares of Class A warrant with an exercise price of $0.50 per share.

On December 31, 2021, the Company issued an aggregate of 505,000 shares of common stock to Mr. Shun-Chih Chuang and a total of five consultants in consideration for services rendered.

The estimated fair value of share-based compensation for employees is recognized as a charge against income on a ratable basis over the requisite service period, which is generally the vesting period of the award. The fair value of stock option grant was estimated on the date of grant using the Black-Scholes option pricing model under the following assumptions:

	March 31, 2022	December 31, 2021

Dividend yield	N/A	N/A
Risk-free interest rate	1.16%	1.16%
Expected term (in years)	4.31	4.31
Volatility	48.15%	48.15%

The Company estimated the grant date fair value of time-based stock option awards using the Black-Scholes option valuation model, which requires assumptions involving an estimate of the fair value of the underlying common stock on the date of grant, the expected term of the options, volatility, discount rate and dividend yield. The Company calculated expected option terms based on the “simplified” method for “plain vanilla” options due to the limited exercise information. The “simplified method” calculates the expected term as the average of the vesting term and the original contractual term of the options. The Company calculated volatility using the average adjusted volatility of quick companies feature of Capital IQ for a period of time reflective of the expected option term, while the discount rate was estimated using the interest rate for a treasury note with the same contractual term as the options granted. Dividend yield is estimated at our current dividend rate, which adjusts for any known future changes in the rate.

For the three months ended March 31, 2022 and year ended December 31, 2021, $606,055 and $6,638,371 share-based compensation expenses was recognized into additional paid-in capital of the Company, respectively.

As of December 31, 2021, total unrecognized compensation cost related to unvested share-based compensation awards was $11,114,097. This amount is expected to be recognized as stock-based compensation expense in the Company’s consolidated statements of operations and comprehensive income over the remaining vesting period of 1.99 years.

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Note 15     PREFERRED STOCK

In August 2021, the Company issued 80,000 shares of preferred shares of $1.00 each at an issue price of $2.50 per share to certain investors credited as fully paid. The preferred shares are non-voting and non-redeemable. The holder of the preferred shares will have priority over the holders of ordinary shares of the Company on the assets and funds of the Company available for distribution in a distribution of assets on liquidation, winding up or dissolution of the Company. The holder of the preferred shares shall not have the right to attend or vote at any general meeting of the Company (except a general meeting for winding up of the Company or a resolution is to be proposed which if passed would vary or abrogate the rights or privileges of such holder).

Note 16      (LOSS) INCOME PER SHARE

The following table sets forth the computation of basic and diluted income (loss) per common share for the quarters ended March 31, 2022 and 2021.

	For three months ended March 31,
	2022	2021
	$	$
Numerator:
Net (loss) income attributable to the Company	(805,720)	49,490

Denominator:
Weighted-average shares outstanding
- Basic	10,677,150	9,131,786
- Diluted	10,677,150	13,821,506

(Loss) income per share:
- Basic	(0.0755)	0.0054
- Diluted	(0.0755)	0.0036

Basic net income per common share is computed using the weighted average number of the common shares outstanding during the period ended March 31, 2021. Diluted income per share is computed using the weighted average number of ordinary shares and ordinary equivalent shares outstanding which include 5,560,000 warrants outstanding as of March 31, 2021.

Note 17      SUBSEQUENT EVENT

The Company has evaluated subsequent events through the issuance of the unaudited condensed consolidated financial statements and except for the event discloses blow, no other subsequent event is identified that would have required adjustment or disclosure in the consolidated financial statements.

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1,788,889 Units

Each Consisting of

One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

PRELIMINARY PROSPECTUS

Through and including __________________, 2022, (the 25th day after the date of this prospectus), all dealers effecting transactions in the units whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission (“SEC”) registration fee and the Financial Industry Regulatory Authority, Inc., or FINRA filing.

	Amount
SEC registration fee	$1,720
FINRA filing fee	3,280
NASDAQ listing fee	75,000
Fees of transfer agent and warrant agent	10,000	*
Accountants’ fees and expenses	10,000
Legal fees and expenses	215,000
Printing and engraving expenses	30,000	*
Miscellaneous	30,000
Total expenses	$375,000

Item 14. Indemnification of Directors and Officers.

The Company’s Articles of Incorporation and Bylaws provide that, to the fullest extent permitted by the laws of the State of Nevada, any officer or director of the Company, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to serve at the request of the Company as a director, officer, employee or agent of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, partner or manager or similar capacity) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. For the avoidance of doubt, the foregoing indemnification obligation includes, without limitation, claims for monetary damages against Indemnitee to the fullest extent permitted under Section 78.7502 of the Nevada Revised Statutes as in existence on the date hereof.

The indemnification provided shall be from and against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee or on the indemnitee’s behalf in connection with such action, suit or proceeding and any appeal therefrom, but shall only be provided if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful.

In the case of any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, no indemnification shall be made in respect of any claim, issue or matter as to which the indemnitee shall have been adjudged to be liable to the Company unless, and only to the extent that, the Nevada courts or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Nevada courts or such other court shall deem proper.

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The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that he or she did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the indemnitee’s conduct was unlawful.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

In any underwriting agreement we enter into in connection with the sale of common stock or warrants being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act of 1933, as amended, or the Securities Act, against certain liabilities.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding shares of capital stock issued by us within the past three years which were not registered under the Securities Act.

(a) Issuance of Capital Stock.

•	On May 29, 2020, the Company issued 666,667 shares of common stock of the Company to Yin-Chieh Cheng.

•	On December 31, 2020, pursuant to the VIE Interest Merger Agreement, the Company issued a total of 466,667 shares of common stock of the Company to four individuals and a total of 200,000 shares of common stock of the Company to six individuals in exchange for all of the equity in XFC and SFC, respectively. Thereafter, the Company received no communication or information from SFC regarding its financial conditions or operations for the purpose of the annual audit and the closing of the acquisition of SFC. Therefore, on March 18, 2021, the Company rescinded the acquisition of SFC and as a result of the rescission, the 200,000 common shares previously issued to the stockholders of SFC per the SFC VIE Agreements have been cancelled by action of the Board.

•	On August 10, 2021, the Company issued 80,000 shares of preferred stock of the Company to a foreign investor.

•	On September 27, 2021, the Company issued an aggregate of 32,000 shares of common stock of the Company to a total of two foreign investors.

•	On December 31, 2021, the Company issued an aggregate of 336,667 shares of common stock to a total of six consultants in consideration for services rendered.

•	On December 31, 2021, the Company consummated a private offering of 418,000 units at a purchase price of $5.00 per unit to 28 investors for gross proceeds of $2,090,000. Each unit consisted of one share of the Company’s common stock and an “equity kicker” of one share of the Company’s common stock, for a total of 557,334 shares of common stock.

•	On January 28, 2022, the Company issued 66,667 shares of common stock of the Company to Carmel, Milazzo & Feil LLP in consideration for legal services rendered.

II-2

The foregoing securities were issued in reliance on the exclusion from registration provided by either (i) Rule 903 of Regulation S under the Securities Act of the Securities Act because the recipient was a non-U.S. Person (as defined under Rule 902 Section (k)(2)(i) of Regulation S), or (ii) Section 4(a)(2) of the Securities Act due to the fact the issuance did not involve a public offering of securities to a U.S. Person.

(b) Warrants.

•	On June 1, 2020, the Company issued an aggregate of 210,000 Class A warrants to a total of two executive officers of the Company, two foreign investors and a defined benefit plan. The Class A warrants consist of the right to purchase one share for $0.50 per share from the date of issuance until April 23, 2026.

•	On June 1, 2020, the Company issued 50,000 Class B warrants to a defined benefit plan. The Class B warrants consist of the right to purchase one share for $1.00 per share from the date of issuance until April 23, 2026.

•	On August 10, 2021, the Company issued 80,000 Class C warrants and 80,000 Class D warrants to a foreign investor. The Class C warrants consist of the right to purchase one share of common stock of the Company for $2.50 per share for three years from the date of issuance and the Class D warrants consist of the right to purchase one share of common stock of the Company for $5.00 for a period of three years from the date of issuance.

•	On September 27, 2021, the Company issued an aggregate of 48,000 Class C warrants and 48,000 Class D warrants to a total of two foreign investors. The Class C warrants consist of the right to purchase one share of common stock of the Company for $2.50 per share for three years from the date of issuance and the Class D warrants consist of the right to purchase one share of common stock of the Company for $5.00 for a period of three years from the date of issuance.

•	On December 1, 2021, the Company issued 205,000 Class A warrants to a total of two executive officers of the Company and two foreign investors. The Class A warrants consist of the right to purchase one share for $0.50 per share from the date of issuance until April 23, 2026.

•	On December 31, 2021, the Company issued an aggregate of 812,000 Class C warrants and 812,000 Class D warrants to a total of two contractors. The Class C warrants consist of the right to purchase one share of common stock of the Company for $2.50 per share from the date of issuance until December 31, 2024 and the Class D warrants consist of the right to purchase one share of common stock of the Company for $5.00 per share from the date of issuance until December 31, 2024.

•	On January 3, 2022, the Company agreed to issue 60,000 Class A Warrants, vesting in three equal installments commencing on the first anniversary date of the consulting agreement. Each Class A Warrant is exercisable to purchase one share of common stock for $0.50 per share from the date of vesting until April 23, 2026.

•	On January 3, 2022, the Company agreed to issue two consultants an aggregate of 90,000 Class C Warrants, vesting in three equal installments commencing on the first anniversary date of the consulting agreements. Each Class C Warrant is exercisable to purchase one share of common stock for $2.50 per share from the date of vesting in each installment until the third anniversary date of the date of vesting.

The foregoing securities were issued in reliance on the exclusion from registration provided by either (i) Rule 903 of Regulation S under the Securities Act of the Securities Act because the recipient was a non-U.S. Person (as defined under Rule 902 Section (k)(2)(i) of Regulation S), or (ii) Section 4(a)(2) of the Securities Act due to the fact the issuance did not involve a public offering of securities to a U.S. Person.

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(c) Option Grants.

None.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits: Reference is made to the Exhibit Index following the signature pages hereto, which Exhibit Index is hereby incorporated into this Item.

(b) Financial Statement Schedules: All schedules are omitted because the required information is inapplicable or the information is presented in the financial statements and the related notes.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

II-4

(B) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-5

EXHIBIT INDEX

Exhibit No.	Description	Previously Filed and Incorporated by Reference Herein
1.1	Form of Underwriting Agreement
3.1	Amended and Restated Articles of Incorporation of the Registrant	Filed as Exhibit 3.2 to Form 10-K filed on March 23, 2022
3.2	Certificate of Amendment of Amended and Restated Articles of Incorporation of the Registrant	Filed as Exhibit 3.6 to Form 10-K filed on March 23, 2022.
3.3	Certificate of Amendment of Articles of Incorporation of the Registrant	Filed as Exhibit 3.7 to Form 10-K filed on March 23, 2022.
3.4	Certificate of Change of the Registrant	Filed as Exhibit 3.3 to Form 10-12G filed on October 19, 2018.
3.5	Amended and Restated Bylaws of the Registrant	Filed as Exhibit 3.1 to Form 8-K filed on February 28, 2022.
3.6	Articles of Incorporation of GSI Acquisition Corp.	Filed as Exhibit 3.3 to Form 8-K12G3 filed on January 31, 2019.
3.7	Articles of Association of Grand Smooth Inc Limited	Filed as Exhibit 3.4 to Form 8-K12G3 filed on January 31, 2019.
3.8	Agreement and Plan of Merger, dated as of December 27, 2018, by and among the Registrant, Grand Smooth Inc Limited and GSI Acquisition Corp.	Filed as Exhibit 10.1 to Form 8-K filed on December 31, 2018.
3.9	Amended Agreement and Plan of Merger, dated as of December 27, 2018, and effective as of December 31, 2018, by and among the Registrant, Grand Smooth Inc Limited and GSI Acquisition Corp.	Filed as Exhibit 2.1 to Form 8-K12G3 filed on January 31, 2019.
3.10	Statement of Merger – GSI Acquisition Corp. and Grand Smooth Inc Limited	Filed as Exhibit 3.5 to Form 8-K12G3 filed on January 31, 2019.
4.1*	Specimen of Common Stock
4.2†	Form of Class A Warrant	Filed as Exhibit 4.2 to Form S-1 filed on April 1, 2022.
4.3†	Form of Class B Warrant	Filed as Exhibit 4.3 to Form S-1 filed on April 1, 2022.
4.4†	Form of Class C Warrant	Filed as Exhibit 4.4 to Form S-1 filed on April 1, 2022.
4.5†	Form of Class D Warrant	Filed as Exhibit 4.5 to Form S-1 filed on April 1, 2022.
4.6	Form of Warrant Underlying the Units
4.7*	Form of Warrant Agent Agreement
4.8	Form of Representative Warrant	Filed as Exhibit 4.8 to Form S-1 filed on April 1, 2022.
5.1	Opinion of Carmel, Milazzo & Feil LLP
10.1†	2018 Nocera, Inc. Stock Option and Award Incentive Plan	Filed as Exhibit 10.2 to Form 8-K12G3 filed on January 31, 2019.
10.2	Share Exchange Agreement	Filed as Exhibit 10.1 to Form 8-K12G3 filed on January 31, 2019.
10.3†	Consulting Agreement dated as of December 27, 2018, between the Registrant and Yin-Chieh Cheng	Filed as Exhibit 2.1 to Form 8-K12G3 filed on January 31, 2019.
10.4	Regional Agency Cooperation Agreement dated as of September 2019, by and between Grand Smooth Inc Ltd and Jie Hao Development Co., Ltd.	Filed as Exhibit 10.1 to Form 8-K filed on October 30, 2019.
10.5	Procare International Co., Limited Project Contract	Filed as Exhibit 10.1 to Form 8-K filed on January 10, 2020.
10.6	Regional Agency Cooperation Supplementary Agreement dated as of May 31, 2020, by and between Grand Smooth Inc Ltd and JC Development Co., Ltd.	Filed as Exhibit 10.1 to Form 8-K filed on June 19, 2020.
10.7	Consulting Agreement dated as of May 15, 2020, between the Registrant and Atlanta Capital Partners, LLC	Filed as Exhibit 10.2 to Form 8-K filed on June 19, 2020.
10.8	Settlement Agreement and Release dated as of October 8, 2020, by and between Guizhou Wan Feng Hu Zhi Shui Chan Company, Ltd. and the Registrant	Filed as Exhibit 10.4 to Form 10-Q filed on November 16, 2020.
10.9	Exchange Agreement, Consent, and Representations dated as of December 31, 2020 of the Registrant and Agreement and Plan of Share Exchange for VIE Interest dated as of December 31, 2020, by and between Nocera, Inc., Xin Feng Construction Co. Ltd., and Shunda Feed Co. Ltd	Filed as Exhibit 2.1 to Form 8-K filed on January 4, 2021.

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10.10	Voting Rights Proxy Agreement dated as of December 31, 2020, by and among Hui-Min Tu, Wen-Chih Tsai, Ching-Yao Tsai, Ching-Chao Tsai, the Registrant and Xin Feng Construction Co. Ltd.	Filed as Exhibit 10.1 to Form 8-K filed on January 4, 2021.
10.11	Exclusive Business Cooperation Agreement dated as of December 31, 2020, by and among the Registrant and Xin Feng Construction Co. Ltd.	Filed as Exhibit 10.2 to Form 8-K filed on January 4, 2021.
10.12	Equity Pledge Agreement dated as of December 31, 2020, by and among Hui-Min Tu, Wen-Chih Tsai, Ching-Yao Tsai, Ching-Chao Tsai, the Registrant and Xin Feng Construction Co. Ltd.	Filed as Exhibit 10.3 to Form 8-K filed on January 4, 2021.
10.13	Exclusive Call Option Agreement dated as of December 31, 2020, by and among the Registrant, Hui-Min Tu, Wen-Chih Tsai, Ching-Yao Tsai, Ching-Chao Tsai and Xin Feng Construction Co. Ltd.	Filed as Exhibit 10.4 to Form 8-K filed on January 4, 2021.
10.14	Subscription Agreement dated as of April 1, 2021, by and between the Registrant and Han-Chieh Shih	Filed as Exhibit 10.4 to Form 10-Q filed on May 12, 2021.
10.15	Consulting Agreement dated as of November 15, 2021, by and between the Registrant and Shih-Chung Lin	Filed as Exhibit 10.15 to Form 10-K filed on March 23, 2022.
10.16	Consulting Agreement dated as of November 15, 2021, by and between the Registrant and Han-Chieh Shih	Filed as Exhibit 10.16 to Form 10-K filed on March 23, 2022.
10.17†	Employment Agreement dated as of August 16, 2019, by and between the Registrant and Hsien-Wen Yu	Filed as Exhibit 10.17 to Form 10-K filed on March 23, 2022.
10.18†	Employment Agreement dated as of August 16, 2019, by and between the Registrant and Shun-Chih Chuang	Filed as Exhibit 10.18 to Form 10-K filed on March 23, 2022.
10.19†	Employment Agreement dated as of January 3, 2022, by and between the Registrant and Gerald H. Lindberg	Filed as Exhibit 10.11 to Form 8-K filed on January 6, 2022.
10.20†	Addendum, dated December 31, 2021, to that certain Employment Agreement, dated August 16, 2019, between Nocera, Inc. and Shun-Chih Chuang	Filed as Exhibit 10.2 to Form 8-K filed on January 6, 2022.
10.21†	Addendum, dated December 31, 2021, to that certain Employment Agreement, dated August 16, 2019, between Nocera, Inc. and Hsien-Wen Yu	Filed as Exhibit 10.3 to Form 8-K filed on January 6, 2022.
14.1	Code of Conduct	Filed as Exhibit 14.1 to Form S-1 filed on April 1, 2022.
21.1	List of Subsidiaries of the Registrant	Filed as Exhibit 21.1 to Form 10-K filed on March 23, 2022
23.1	Consent of Centurion ZD CPA & Co.
23.2	Consent of Carmel, Milazzo & Feil LLP (included in Exhibit 5.1)
24.1	Power of Attorney	Included on the Signature Page to the Form S-1 filed on April 1, 2022.
99.1	Audit Committee Charter	Filed as Exhibit 99.1 to Form S-1 filed on April 1, 2022.
99.2	Compensation Committee Charter	Filed as Exhibit 99.2 to Form S-1 filed on April 1, 2022.
99.3	Nominating and Corporate Governance Committee Charter	Filed as Exhibit 99.3 to Form S-1 filed on April 1, 2022.
107	Filing Fee Table

______________

*To be filed by amendment.

† Management contract or compensatory plan.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on May 19, 2022.

NOCERA, INC.

By:	/s/ Yin-Chieh Cheng
Yin-Chieh Cheng
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Yin-Chieh Cheng	Chief Executive Officer, President, Chairman of the Board and Director	May 19, 2022
Yin-Chieh Cheng	(Principal Executive Officer)

/s/ Shun-Chih Chuang	Chief Financial Officer	May 19, 2022
Shun-Chih Chuang	(Principal Financial and Accounting Officer)

*	Director	May 19, 2022
Gerald H. Lindberg

*	Director	May 19, 2022
David Yu-Lung Kou

*	Director	May 19, 2022
Thomas A. Steele

*	Director	May 19, 2022
Hui-Ying Zhuang

*By: /s/ Yin-Chieh Cheng

Yin-Chieh Cheng

Attorney-in-Fact

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